Exhibit 10.1

EXECUTION COPY

TWELFTH AMENDMENT AND WAIVER

TO SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENTS

TWELFTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS dated as of December 9, 2005 (this “Amendment”) among G-P Receivables, Inc., as the seller (the “Seller”), Georgia-Pacific Corporation, as the Collection Agent (the “Collection Agent”), Variable Funding Capital Company LLC (“VFCC”), as assignee of Blue Ridge Asset Funding Corporation (“Blue Ridge”), CRC Funding, LLC (“CRC”), Starbird Funding Corporation (“Starbird”), Three Pillars Funding LLC (“Three Pillars”) and Gotham Funding Corporation (“Gotham” and, together with VFCC, CRC, Starbird and Three Pillars, the “Purchasers”), Citibank, N.A. (“Citibank”), The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (“BTM”), BNP Paribas, acting through its New York Branch (“BNP Paribas”), SunTrust Bank (“SunTrust”) and Wachovia Bank, National Association (“Wachovia” and, together with Citibank, BTM, BNP Paribas and SunTrust, the “Secondary Purchasers”) and Citicorp North America, Inc. as administrative agent (the “Administrative Agent”).

WHEREAS, the Seller, the Collection Agent, the Purchasers and the Administrative Agent entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001, as amended (the “Primary Purchase Agreement”);

WHEREAS, the Seller, the Collection Agent, the Secondary Purchasers and the Administrative Agent entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001, as amended (the “Secondary Purchase Agreement” and together with the Primary Purchase Agreement, the “Agreements”);

WHEREAS, an Event of Termination has occurred under each Agreement as a result of the failure to establish the Agent’s Account and to deliver a lockbox agreement with respect thereto in accordance with Section 9 of the Tenth Amendment to Second Amended and Restated Receivables Purchase Agreements dated as of December 10, 2004 among the Seller, the Collection Agent, Blue Ridge, CRC, CAFCO, LLC, Gotham, Starbird, Three Pillars, the Secondary Purchasers and the Administrative Agent (the “Existing Event of Termination”);

WHEREAS, the Seller wishes to waive and the Seller and the Collection Agent have requested that the Administrative Agent, the Purchasers and the Secondary Purchasers waive the Existing Event of Termination;

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Secondary Purchaser and the Administrative Agent have agreed to amend the Agreements subject to the terms and conditions described herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Primary Purchase Agreement.

SECTION 2. Amendments to the Primary Purchase Agreement. Effective as of the date on which all of the conditions precedent set forth in Section 6 shall be satisfied (such date, the “Effective Date”):

2.1 The Primary Purchase Agreement is amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

2.2 Each of Exhibits A, C, D, E, F and G to the Primary Purchase Agreement is amended and restated to read in its entirety as set forth in Exhibits A, C, D, E, F and G, respectively, to this Amendment.

2.3 The Primary Purchase Agreement is amended to delete Exhibit H in its entirety.

2.4 Each of Schedules I through V and Schedule VII to the Primary Purchase Agreement is amended and restated to read in its entirety as set forth in Schedules I through V and Schedule VII, respectively, to this Amendment.

2.5 The Primary Purchase Agreement is amended to add Schedules VIII and IX as set forth in Schedules VIII and IX, respectively, to this Amendment.

SECTION 3. Amendments to the Secondary Purchase Agreement. Effective as of the Effective Date:

3.1 The Secondary Purchase Agreement is amended to incorporate the changes shown on the marked pages attached hereto as Annex B.

3.2 Each of Exhibits A and B to the Secondary Purchase Agreement is amended and restated to read in its entirety as set forth in Exhibits A-l and B-l, respectively, to this Amendment.

SECTION 4. Waiver. As of the Effective Date, the Administrative Agent, the Purchasers and the Secondary Purchasers hereby waive the Existing Event of Termination.

SECTION 5. No Other Waivers. Nothing contained herein shall be deemed to constitute a waiver of any other Event of Termination or Potential Termination Event which may now or hereafter exist under the Agreements other than the waiver set forth in Section 4 above.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date hereof at such time as (i) executed counterparts of this Amendment have been delivered by each

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party hereto to the other parties hereto and (ii) the Administrative Agent shall have received each of the following, each in form and substance satisfactory to the Administrative Agent:

6.1 Favorable opinions of counsel for the Seller and the Collection Agent, in each case in form and substance satisfactory to the Administrative Agent as to such matters as the Administrative Agent or the Purchasers or Secondary Purchasers may reasonably request.

6.2 An executed copy of the Third Omnibus Amendment to the Transfer Agreements and executed copies, in form and substance satisfactory to the Administrative Agent, of all documents listed therein as conditions precedent to the effectiveness of the Third Omnibus Amendment to the Transfer Agreements.

6.3 A certificate as to the good standing of each of the Seller and the Collection Agent from the Secretary of State or other appropriate official of the state of its organization, in each case, dated as of a recent date.

6.4 Certificates of the Secretary or Assistant Secretary of the Seller and the Collection Agent certifying the names and true signatures of their respective officers authorized to sign this Amendment and the other documents to be delivered by them hereunder, evidence of authorization of the transactions contemplated hereby and certifying that such entity’s certificate or articles of incorporation or constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to Section 6.3 above.

6.5 An executed amendment to the Fee Letter.

6.6 Evidence that the Seller has paid all fees, costs, expenses and other amounts due and owing by the Seller to the Administrative Agent, the Purchasers and the Secondary Purchasers.

SECTION 7. Representation and Warranties.

7.1 Each of the Seller and the Collection Agent makes each of the representations and warranties contained in Section 4.01 of the Agreements (after giving effect to this Amendment). This Amendment shall constitute a Sale Document for the purpose of making such representations and warranties.

7.2 The Seller and the Collection Agent each further represents and warrants that no Event of Termination or Potential Event of Termination exists under the Agreements (after giving effect to this Amendment).

SECTION 8. Expenses. The Seller and the Collection Agent jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered pursuant hereto, including, without limitation, rating agency costs incurred by the

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Purchasers in connection herewith and the reasonable fees and disbursements of one firm of outside counsel to represent the Purchasers, the Secondary Purchasers and the Administrative Agent.

SECTION 9. Understanding of the Parties. Reference is made to that certain Amended and Restated Commitment Letter dated November 13, 2005 from Citigroup Global Markets Inc. in favor of Koch Forest Products Holdings LLC and Koch Forest Products Inc. pursuant to which it is anticipated that a group of lenders will provide a senior secured credit facility to Koch Forest Products Inc, Georgia-Pacific Corporation and certain other borrowers (such senior secured credit facility, the “New Credit Agreement”). The parties hereto acknowledge that it is their intention that (a) certain provisions of the Primary Purchase Agreement and the Secondary Purchase Agreement (including, without limitation, the definition of Pricing Leverage Ratio and related definitions and the dollar amount set forth in Section 7.01(f) and (k) of the Primary Purchase Agreement) be conformed to the parallel provisions of the New Credit Agreement and, to the extent necessary to avoid a conflict with the terms of such New Credit Agreement or any intercreditor agreement referred to in clause (b) below, amended accordingly (including, without limitation, certain representations and warranties and covenants), if and when the New Credit Agreement (and/or intercreditor agreement) becomes effective, pursuant to an amendment agreement in form and substance satisfactory to the Seller, the Administrative Agent and the Secondary Purchasers and (b) the Receivables, Related Security, Collections, Lock-Box Accounts and Depositary Accounts will either be carved out from all liens securing the New Credit Agreement pursuant to the documentation for the New Credit Agreement or will be the subject of an intercreditor agreement confirming that the lenders under the New Credit Agreement have no liens or other rights with respect to Receivables transferred to the Seller, the Related Security and Collections with respect thereto or any Lock-Box Accounts or Depositary Accounts (any such intercreditor agreement to be in form and substance satisfactory to the Administrative Agent and the Secondary Purchasers). Accordingly, in order to effectuate such intentions, the parties hereto agree to use commercially reasonable efforts to enter into, concurrently with the effectiveness of the New Credit Agreement, an appropriate further amendment to the Primary Purchase Agreement and the other Sale Documents and/or an intercreditor agreement. In addition, the Seller and the Collection Agent may propose other changes to be included in such amendment which they believe are appropriate to avoid an inconsistency between the Agreements and the New Credit Agreement (giving due consideration to the differing nature of the facilities), and the Administrative Agent and the Secondary Purchasers, while retaining the right to decline to accept any such proposed changes which they deem not to be appropriate in their sole discretion, agree to consider and negotiate such proposed changes in good faith. The Administrative Agent, the Purchasers and the Secondary Purchasers acknowledge and agree that no additional fees will be payable by the Seller to the Administrative Agent, the Purchasers or the Secondary Purchasers in connection with any amendment and/or intercreditor agreement that reflects the terms referred to in this Section 9.

SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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SECTION 11. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12. Confirmation of the Agreements. All references to either of the Agreements in the Agreements and the other documents and instruments delivered pursuant to or in connection with the Agreements shall mean such Agreement as amended by this Amendment, and as hereafter amended, restated or otherwise modified. Except as herein expressly amended, each Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its respective terms.

SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 14. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Remainder of Page Intentionally Left Blank

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

G-P RECEIVABLES, INC.

By:	/s/ Tyler L. Woolson
Name:	Tyler L. Woolson
Title:	Senior Vice President-Finance and Strategy and Treasurer

GEORGIA-PACIFIC CORPORATION

By:	/s/ Tyler L. Woolson
Name:	Tyler L. Woolson
Title:	Senior Vice President-Finance and Strategy and Treasurer

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

VARIABLE FUNDING CAPITAL COMPANY LLC

By:	WACHOVIA CAPITAL MARKETS, LLC, as Attorney-In-Fact

By:	/s/ Douglas R. Wilson
Name:	DOUGLAS R. WILSON,
Title:	SR. VICE PRESIDENT

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

VARIABLE FUNDING CAPITAL COMPANY LLC

By:	WACHOVIA CAPITAL MARKETS, LLC, as Attorney-In-Fact

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Eero H. Maki
Name:	Eero H. Maki
Title:	Director

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

CRC FUNDING, LLC

By:	CITICORP NORTH AMERICA, INC., as Attorney-In-Fact

By:	/s/ Michael Storm
Name:	Michael Storm
Title:	Vice President & Managing Director

CITIBANK, N.A.

By:	/s/ Michael Storm
Name:	Michael Storm
Title:	Vice President & Managing Director

CITICORP NORTH AMERICA, INC., as

By:	/s/ Michael Storm
Name:	Michael Storm
Title:	Vice President & Managing Director

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

GOTHAM FUNDING CORPORATION

By:	/s/ R. Douglas Donaldson
Name:	R. Douglas Donaldson
Title:	Treasurer

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH

By:
Name:
Title:

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

GOTHAM FUNDING CORPORATION

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH

By:	/s/ Karen Ossolinski
Name:	KAREN OSSOLINSKI
Title:	AUTHORIZED SIGNATORY

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

STARBIRD FUNDING CORPORATION

By:	/s/ R. Douglas Donaldson
Name:	R. Douglas Donaldson
Title:	Treasurer

BNP PARIBAS, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

STARBIRD FUNDING CORPORATION

By:
Name:
Title:

BNP PARIBAS, NEW YORK BRANCH

By:	/s/ Sean Reddington
Name:	Sean Reddington
Title:	Managing Director

By:	/s/ Michael Gony
Name:	MICHAEL GONY
Title:	Director

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AMD RESTATED RECEIVABLES PURCHASE AGREEMENTS

THREE PILLARS FUNDING, LLC

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

SUNTRUST BANK

By:
Name:
Title:

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

THREE PILLARS FUNDING, LLC

By:
Name:
Title:

SUNTRUST BANK

By:
Name:
Title:

SIGNATURE PAGE TO TWELFTH AMENDMENT AND WAIVER TO SECOND

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS

Annex A to Twelfth

Amendment and Waiver to Second Amended and Restated

Receivables Purchase Agreements

[See attached]

CONFORMED COPY INCORPORATING AMENDMENTS NO. 1~~-11,~~12,

TO THE EXTENT EFFECTIVE AS OF ~~JULY~~DECEMBER ~~1,~~9, 2005

$800,000,000

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of December 19, 2001

Among

G-P RECEIVABLES, INC.

as the Seller

GEORGIA-PACIFIC CORPORATION

as the Collection Agent

~~BLUE RIDGE ASSET~~

VARIABLE FUNDING ~~CORPORATION~~CAPITAL COMPANY LLC,

CRC FUNDING, LLC,

GOTHAM FUNDING CORPORATION,

STARBIRD FUNDING CORPORATION

and

THREE PILLARS FUNDING LLC

as the Purchasers

and

CITICORP NORTH AMERICA, INC.

as the Administrative Agent

TABLE OF CONTENTS

Section		Page
ARTICLE I. DEFINITIONS		1
SECTION 1.01	Certain Defined Terms	1
SECTION 1.02	Other Terms	~~24~~29

ARTICLE II. AMOUNTS AND TERMS OF THE PURCHASES		~~24~~29
SECTION 2.01	Purchase Facility	~~24~~29
SECTION 2.02	Making Purchases	~~26~~32
SECTION 2.03	Receivable Interest Percentage	~~27~~32
SECTION 2.04	Settlement Procedures	~~28~~33
SECTION 2.05	Fees	~~31~~36
SECTION 2.06	Payments and Computations, Etc.	~~31~~37
SECTION 2.07	Dividing or Combining Receivable Interests	~~32~~37
SECTION 2.08	Yield Protection.	~~32~~37
SECTION 2.09	Sharing of Payments, Etc.	~~33~~39
SECTION 2.10	Effect of Early Payments	~~34~~39

ARTICLE III. CONDITIONS OF PURCHASES		~~34~~40
SECTION 3.01	Conditions Precedent to Initial Purchase	~~34~~40
SECTION 3.02	Conditions Precedent to All Purchases and Reinvestments	~~35~~41

ARTICLE IV. REPRESENTATIONS AND WARRANTIES		~~36~~42
SECTION 4.01	Representations and Warranties of the Seller and the Collection Agent	~~36~~42

ARTICLE V. COVENANTS		~~40~~46
SECTION 5.01	Covenants of the Seller and the Collection Agent	~~40~~46

ARTICLE VI. ADMINISTRATION AND COLLECTION		~~48~~54
SECTION 6.01	Designation of Collection Agent	~~48~~54
SECTION 6.02	Duties of Collection Agent	~~49~~55
SECTION 6.03	Rights of the Administrative Agent	~~50~~57
SECTION 6.04	Responsibilities of the Seller	~~52~~58
SECTION 6.05	Further Actions Evidencing Purchases	~~52~~58
SECTION 6.06	Collection Agent Fee	~~53~~59

ARTICLE VII. EVENTS OF TERMINATION		~~53~~59
SECTION 7.01	Events of Termination	~~53~~59

ARTICLE VIII. INDEMNIFICATION		~~56~~63
SECTION 8.01	Indemnities by the Seller	~~56~~63
SECTION 8.02	Contribution	~~59~~66

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ARTICLE IX. THE ADMINISTRATIVE AGENT		~~60~~66
SECTION 9.01	Authorization and Action	~~60~~66
SECTION 9.02	UCC Filings	~~60~~66
SECTION 9.03	Administrative Agent’s Reliance, Etc.	~~60~~67
SECTION 9.04	Citicorp and Affiliates	~~61~~67
SECTION 9.05	Purchasers’ Purchase Decisions	~~61~~67
SECTION 9.06	Successor Administrative Agent	~~61~~67

ARTICLE X. ASSIGNMENT OF RECEIVABLE INTERESTS		~~62~~68
SECTION 10.01	Assignment	~~62~~68
SECTION 10.02	Effects of Assignment	~~62~~69
SECTION 10.03	Additional Purchasers	~~63~~69

ARTICLE XI. MISCELLANEOUS		~~63~~70
SECTION 11.01	Amendments, Etc.	~~63~~70
SECTION 11.02	Notices, Etc.	~~64~~70
SECTION 11.03	Assignability; Termination	~~64~~70
SECTION 11.04	Costs, Expenses and Taxes	~~64~~71
SECTION 11.05	No Proceedings	~~65~~72
SECTION 11.06	Confidentiality	~~65~~72
SECTION 11.07	No Recourse	~~66~~72
SECTION 11.08	Governing Law; Execution in Counterparts	~~66~~73
SECTION 11.09	Construction of Agreement	~~66~~73

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SCHEDULES

SCHEDULE I	-	Lock-Box Banks

SCHEDULE II	-	Depositary Banks

SCHEDULE III	-	Credit and Collection Policy

SCHEDULE IV	-	Originators

SCHEDULE V	-	~~Georgia-Pacific’s Interests in Originators~~Intentionally Omitted

SCHEDULE VI	-	Defaulted Receivables

SCHEDULE VII	-	Special Concentration Limits

SCHEDULE VIII	-	Approved OECD Countries

SCHEDULE IX	-	Fiscal Months

EXHIBITS

EXHIBIT A	-	Form of Investor Report

EXHIBIT B	-	Form of Lock-Box Agreement

EXHIBIT C	-	Form of Transfer Agreement

EXHIBIT D	-	Form of Assignment Agreement

EXHIBIT E	-	Form of Consent and Acknowledgment

EXHIBIT F	-	Addendum to Agreement

EXHIBIT G	-	~~Daily Activity ReportEXHIBIT H -~~ Interim Activity Report

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SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2001 among G-P RECEIVABLES, INC., a Delaware corporation (the “Seller”), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (“Georgia-Pacific”), ~~BLUE RIDGE ASSET~~VARIABLE FUNDING ~~CORPORATION~~CAPITAL COMPANY LLC (“Blue RidgeVFCC”), CRC FUNDING, LLC (“CRC”), GOTHAM FUNDING CORPORATION (“Gotham”), STARBIRD FUNDING CORPORATION (“Starbird”), THREE PILLARS FUNDING LLC (“Three Pillars”) (each of ~~Blue Ridge~~VFCC, CRC, Gotham, Starbird and Three Pillars and their respective successors and permitted assigns, individually, a “Purchaser” and, collectively, the “Purchasers”), and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent (the “Administrative Agent”) for the Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Addendum” means an addendum to this Agreement, in substantially the form of Exhibit F hereto, pursuant to which an Additional Purchaser becomes a party to this Agreement.

“Additional Purchaser” means each Purchaser as shall become a party to this Agreement by execution of an Addendum pursuant to Section 10.03 hereof.

“Adjusted LIBOR Rate” means, with respect to a Purchaser for any Fixed Period, the rate per annum obtained by dividing (a) the arithmetic average (rounded upwards, if necessary, to the nearest multiple of one-sixteenth of one percent per annum) of (i) the offered rates for deposits in United States dollars which appear on the display designated as page “LIBO” (or any successor page quoting the offered rates for United States dollars in the London interbank market) on the Reuter Monitor Money Rates Service, or (ii) if such rates are not obtainable from the Reuter Monitor Money Rates Service, the respective rates notified to the Purchaser by each of the Reference Banks as the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market, in either case for a period equal to such Fixed Period as such Purchaser shall select and in an amount comparable to the aggregate amount of Capital of the Receivable Interest to be funded or maintained at or about 11:00 a.m. (London time) on the second Business Day before (and for value on) the first day of such period by (b) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Fixed Period.

“Administrative Priority” means an administrative priority granted under Section 364(a) of the Bankruptcy Code.

“Adverse Claim” means a lien, security interest, claim or other charge or encumbrance, or any other type of preferential arrangement.

“Affected Party” has the meaning specified in Section 2.08(a) hereof.

“Affiliate” means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly ~~of~~or indirectly, the power to (i) vote 10% or more of the securities or other equity interests having ordinary voting power for the election of directors (or similar governing body) of such other Person or (ii) direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

~~“Agent’s Account” means the special account of the Administrative Agent maintained at the office of Citibank, N.A. at 399 Park Avenue, New York, New York, or such other account as the Administrative Agent shall designate in writing to the Seller and the Collection Agent from time to time.~~

“Aggregate Capital” means, at the time of any determination thereof with respect to a Purchaser, the sum of the Capital for all Receivable Interests of such Purchaser.

“Aggregate Loss and Dilution Reserve” means, as of any date, the product of (i) the Aggregate Loss and Dilution Reserve Percentage on such date and (ii) the Net Receivables Pool Balance on such date.

“Aggregate Loss and Dilution Reserve Percentage” means, as of any date of determination, the greater of (i) the sum of the Dynamic Loss Reserve Percentage on such date plus the Dynamic Dilution Reserve Percentage on such date and (ii) the sum of the Loss Reserve Floor Percentage on such date and the Dilution Reserve Floor Percentage on such date.

“Approved OECD Country” means each of the countries listed on Schedule VIII hereto, as such Schedule may be amended from time to time upon request of the Seller or the Collection Agent, with the prior written approval of the Administrative Agent. Additionally, the Administrative Agent (acting upon the instructions of any Purchaser) may remove countries from such Schedule at any time upon not less than three Business Days’ notice to the Seller and the Collection Agent.

“Asbestos Amounts” means, for any period, with respect to all asbestos-related liabilities and/or related defense costs of Georgia-Pacific and/or any of its Subsidiaries, an amount equal to the aggregate cash payments made by Georgia-Pacific or any of its Subsidiaries for such period relating to or to satisfy such liabilities and/or related defense costs, less any insurance or other proceeds received in cash by Georgia-Pacific or any of its Subsidiaries from any persons or entity other than Georgia-Pacific or any of its Affiliates for such period as reimbursement or indemnification with respect to such liabilities and/or costs.

“~~Assignment~~Assignee” has the meaning specified in Section ~~10.01(a).~~ 10.01.

“Assignment” has the meaning specified in Section 10.01.

“Assignment of Claims Act” means (a) in the case of a Government Obligor that is the United States of America, any federal political subdivision thereof, any federal agency or instrumentality of the United States of America or federal political subdivision thereof and any federal entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the federal government of the United States of America, the Federal Assignment of Claims Act and (b) in the case of a Government Obligor that is a state, county, city or other locality located in the United States of America, any political subdivision thereof, any agency or instrumentality of such state, county, city or other locality located in the United States of America or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the state, county, city or other locality located in the United States of America, the state or local counterparts to the Federal Assignment of Claims Act.

“Assignment of Claims Documents” means (i) a duly completed, fully executed, witnessed and notarized “Instrument of Assignment of Claims” or other similar document in the form prescribed by the applicable Assignment of Claims Act and (ii) a duly completed and fully executed (including the acknowledgment of the governmental contracting officer) “Notice of Assignment of Claims” or other similar document in the form prescribed by the applicable Assignment of Claims Act, in each case with such modifications as may be necessary or advisable to obtain approval of the relevant government agency.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended from time to time, or any successor statute.

“Bankrupt Receivable” means a Receivable the Obligor of which has taken any action, or suffered to occur any event, of the type described in Section 7.01(i).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Business Day” means any day on which banks are not authorized or required to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to any computation or payment to be made with respect to the Adjusted LIBOR Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Capital” of any Receivable Interest owned by a Purchaser means the original amount paid by such Purchaser to the Seller for such Receivable Interest at the time of its purchase by such Purchaser pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made; provided, further, that such Capital shall not be reduced for the purposes of this Agreement to the extent and so long as Collections to be used to effect an Optional Reduction or a Mandatory Reduction are retained by the Collection Agent (if the Seller or an Affiliate thereof).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Discounts” means, with respect to any Receivable, the aggregate amount of Dilutions which have occurred as a result of the application of credits issued to the related Obligor as cash discounts.

“Cash Discount Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Cash Discounts for the most recently completed ~~calendar month~~Fiscal Month and the denominator of which is the aggregate sales of the Originators for the prior ~~calendar~~Fiscal ~~month~~Month.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Agent” means at any time the Person (which may include the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

“Collection Agent Default” means the occurrence of any of the following:

(a) The Collection Agent shall fail (i) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) and (iii) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) to make any payment or deposit required hereunder on the first Business Day after the due date thereof or (iii) to perform or observe any term, covenant or agreement contained in Section 5.01(c) hereof; or

(b) Any representation or warranty made or deemed made by the Collection Agent (or any of its Responsible Officers) in this Agreement or in any information or report delivered by a Responsible Officer of the Collection Agent pursuant hereto shall prove to have been incorrect or untrue when made or deemed made or delivered; or

(c) The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

any proceeding shall be instituted by or against the Collection Agent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Collection Agent shall take any corporate action to authorize any of the actions set forth above in this subsection (c); or

(d) The Collection Agent shall fail to pay when due any amount in respect of any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate and such failure shall continue after any applicable grace period, or any other event shall occur or condition shall exist in respect of such Debt and shall continue after any applicable grace period, the effect of which is to cause (or permit any holder thereof to cause) such Debt to become due and payable prior to the stated maturity thereof; or

(e) There is entered against the Collection Agent (A) a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (B) any one or more non monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect upon any Purchaser’s interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, the Related Security or the Collections with respect thereto, the collectibility of the Pool Receivables generally or of any significant portion of the Pool Receivables, the ability of the Collection Agent to perform its duty to collect Pool Receivables generally or otherwise perform its respective obligations hereunder or under any Transfer Agreements or the perfection of or exercise by the Administrative Agent or any Purchaser of its rights and remedies under this Agreement or any other Sale Document, and, in either case, (I) enforcement proceedings are commenced by any creditor upon such judgment or order, or (II) there is a period of 30 consecutive days during which such judgment or order remains unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(f) There shall have occurred a change of control of the Collection Agent (if the Collection Agent is Georgia-Pacific). A “change of control” shall mean the acquisition by any Person (other than Koch and its subsidiaries) of 33 1/3% of either (A) the then outstanding common shares of Georgia-Pacific or (B) the combined voting rights of the then outstanding voting securities of Georgia-Pacific.

“Collection Agent Fee” has the meaning specified in Section 6.06.

“Collection Agent Fee Reserve” means, on any date, the sum of (i) the product of (a) 1% of the ~~Total Aggregate Capital~~aggregate Outstanding Balance of all Pool Receivables on the last day of the Fiscal Month most recently ended and (b) a fraction having the sum of the Portfolio Turnover Rate (Days) plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator plus (ii) the accrued and unpaid Collection Agent Fee on such date.

“Collection Delay Period” means 10 days or such other number of days as the Administrative Agent may select (acting upon the direction of the Required Purchasers) upon three Business Days’ notice to the Seller.

“Collections” means, with respect to any Pool Receivable, all cash collections and other cash proceeds in respect of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.04(d).

“Concentration Limit” means, at any time, for any Obligor, ~~3.33% of the Total Aggregate Capital outstanding at such time,~~ the product of (i) 4.0% (the “Normal Concentration Limit”) or such other percentage (a “Special Concentration Limit”) for any Obligor ~~listed on Schedule VII or designated~~as described below and (ii) the Net Receivables Pool Balance at such time. The Special Concentration Limit means, with respect to any Obligor: (i) at any time, and without designation by the Administrative Agent, that such Obligor’s Obligor Debt Rating is at least AA- by S&P and Aa3 by Moody’s, 100% of the Loss Reserve Floor Percentage, (ii) at any time, and without designation by the Administrative Agent, that such Obligor’s Obligor Debt Rating is at least BBB- by S&P and Baa3 by Moody’s, and clause (i) is not applicable, 50% of the Loss Reserve Floor Percentage, or (iii) such other higher percentage or dollar amount for such Obligor designated by the Administrative Agent in ~~a~~ writing ~~delivered to the Seller at the instruction of the Purchasers; provided~~, ~~that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor;~~ ; provided, further, that ~~no Special Concentration Limit shall be designated with respect to any Obligor which is not rated (i) P-1 by Moody’s or, in the case of Lowes Companies, Inc., at least P-2 by Moody’s and (ii) at least A-1 by S&P, in each case, at the time of such designation; provided~~, ~~further~~, ~~that~~ any Special Concentration Limit (i) may be cancelled by the Administrative Agent (acting upon the instructions of any Purchaser), upon not less than three Business Days’ notice to the Seller and (ii) shall be cancelled, without any notice or other action by the Administrative Agent or any Purchaser, with respect to ~~(A)~~ any Obligor ~~(other than Lowes Companies, Inc.)~~ if such Obligor’s Obligor Debt Rating is not ~~rated (I) P-1 by Moody’s and (II)~~ at least ~~A~~BBB-~~1~~ by S&P and ~~(B) Lowes Companies, Inc.,~~Baa3 by Moody’s, such cancellation under this clause (ii) to be automatically effective three Business Days after the applicable downgrade occurs. Pursuant to clause (iii) of the foregoing sentence, the Special

Concentration Limit for Wal-Mart and Home Depot shall be designated to be 125% of the Loss Reserve Floor Percentage; provided, that if ~~Lowes Companies, Inc.~~the Obligor Debt Rating of Wal-Mart or Home Depot is ~~not rated~~below AA- or Aa3 but at least ~~(I) P-2 by Moody’s and (II) A~~BBB-~~1 by S&P~~ and Baa3, then the Special Concentration Limit for Wal-Mart or Home Depot shall be the applicable Special Concentration Limit determined pursuant to clause (ii) of the forgoing sentence of this definition (50% of the Loss Reserve Floor Percentage), and if the Obligor Debt Rating of Wal-Mart or Home Depot falls below BBB- or Baa3, then the Normal Concentration Limit shall apply. As of December 9, 2005, the Special Concentration Limits are as set forth on Schedule VII.

“Consent and Acknowledgment” means the agreement, in substantially the form attached hereto as Exhibit E, by each Originator in favor of the Purchasers, the Secondary Purchasers and the Seller pursuant to which such Originator consents to and acknowledges the transactions contemplated hereby.

“Consolidated Adjusted Net Income” means, for any period, for Georgia-Pacific and its Subsidiaries on a consolidated basis, an amount equal to (a) the Consolidated Net Income (or loss) for such period, plus (b) without duplication of clause (a) above, other losses (or income) (whether combined or separated in the relevant financial statement) and extraordinary items (determined in accordance with GAAP) for such period, plus or minus (as determined in accordance with the last sentence in this definition) (c) the amount of the cumulative effect of accounting changes of Georgia-Pacific for such period, net of taxes, in each case as such amounts would be shown on the consolidated financial statements of Georgia-Pacific for such period prepared in accordance with GAAP. For purposes of calculating Consolidated Adjusted Net Income, if the cumulative effect of accounting changes is a positive number, then such amount shall be subtracted in the calculation thereof, and if such amount is a negative number, then the absolute value of such amount will be added in the calculation thereof.

“Consolidated EBITDA” means, for any period, for Georgia-Pacific and its Subsidiaries on a consolidated basis, an amount equal to the Consolidated Adjusted Net Income for such period plus (a) the sum of the following to the extent deducted in calculating such Consolidated Adjusted Net Income: (i) Consolidated Interest Charges for such period, (ii) all income taxes for such period, and (iii) all amounts treated as expenses for depreciation, amortization and accretion; in each case with respect to clauses (i), (ii) and (iii) above as such amounts would be shown on the consolidated financial statements of Georgia-Pacific for such period prepared in accordance with GAAP, plus or minus (as determined in accordance with the last sentence in this definition of “Consolidated EBITDA”) (b) any Asbestos Amounts for such period. For purposes of calculating “Consolidated EBITDA”, if the Asbestos Amounts is a positive number, then such amount shall be subtracted in the calculation thereof, and if the Asbestos Amounts is a negative number, then the absolute value of such amount shall be added in the calculation thereof.

“Consolidated Funded Debt” means, as of any date of determination, for Georgia-Pacific and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the aggregate amount of all secured borrowings and short-term indebtedness, (b) the aggregate amount of all current portions of long-term indebtedness, and (c) the aggregate amount of all long-term indebtedness, in each case as such amounts would be shown on the consolidated financial statements of Georgia-Pacific as of such time prepared in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for Georgia-Pacific and its Subsidiaries on a consolidated basis, all amounts treated as expenses for interest, net of any interest income, as such amounts would be shown on the consolidated financial statements of Georgia-Pacific for such period prepared in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Georgia-Pacific and its Subsidiaries on a consolidated basis, the net income of Georgia-Pacific and its Subsidiaries for such period as such amount would be shown on the consolidated financial statements of Georgia-Pacific for such period prepared in accordance with GAAP.

“Contract” means an agreement between an Originator and an Obligor, substantially in a form permitted by the Credit and Collection Policy or an invoice, pursuant to or under which such Obligor shall be obligated to pay for merchandise, goods, insurance or services from time to time.

“Contractual Dilution” means, with respect to any Receivable, the aggregate amount of Dilutions which have occurred as a result of the application of credits issued to the related Obligor as Cash Discounts or other rebates, refunds or incentives pursuant to contractual terms of sale under which such Obligor is entitled to a stipulated maximum discount upon satisfaction of one or more conditions.

“Contractual Dilution Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Contractual Dilution for the most recently completed ~~calendar month~~Fiscal Month and the denominator of which is the aggregate sales of the Originators for the prior ~~calendar~~Fiscal ~~month~~Month.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originators in effect on the date hereof and approved by the Purchasers, summarized on Schedule III hereto, as the same may be modified in strict compliance with this Agreement.

“Current Default Ratio” means, at the time any determination thereof is to be made, a fraction, expressed as a percentage, the numerator of which is the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables at such time and the denominator of which is the aggregate Outstanding Balance of all Pool Receivables at such time.

~~“Daily Activity Report” means a report in form of Exhibit G hereto (appropriately completed), furnished by the Collection Agent to each Purchaser and the Administrative Agent pursuant to Section 5.01(j)(ix) hereof.~~

“Dealer Fee” means, with respect to a Purchaser, any and all commissions of placement agents and commercial paper dealers in respect of Notes issued by such Purchaser to fund the purchase or maintenance by such Purchaser of any Receivable Interest.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) liabilities in respect of unfunded vested benefits under plans covered by Title IV or ERISA and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Debt Rating” means, on any date, (a) the rating, as most recently publicly announced by Moody’s, applicable to the Specified Debt of Georgia-Pacific most comparable to the Obligations (as defined in the Georgia-Pacific Credit Agreement) of Georgia-Pacific under the Georgia-Pacific Credit Agreement, taking into account all credit support therefor as determined by the Administrative Agent, the Purchasers and the Secondary Purchasers (it being agreed that, from and including April 1, 2003 to, but excluding, the date on which any contrary determination is made by the Administrative Agent, the Purchasers and the Secondary Purchasers, such rating shall be Georgia-Pacific’s senior implied issuer rating) and (b) the rating, as most recently publicly announced by S&P, applicable to the Specified Debt of Georgia-Pacific most comparable to the Obligations (as defined in the Georgia-Pacific Credit Agreement) of Georgia-Pacific under the Georgia-Pacific Credit Agreement, taking into account all credit support therefor as determined by the Administrative Agent, the Purchasers and the Secondary Purchasers (it being agreed that, from and including April 1, 2003 to, but excluding, the date on which any contrary determination is made by the Administrative Agent, the Purchasers and the Secondary Purchasers, such rating shall be the rating of Georgia-Pacific’s senior unsecured debt); provided, however, that if such a rating is available from only one of Moody’s or S&P, the applicable Investor Rate or fee to be determined based on such rating shall be determined solely by reference to such one rating.

“Default Ratio” means, at the time any determination thereof is to be made, a fraction, expressed as a percentage, the numerator of which is  1/3 of the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on the last Business Day of the ~~month~~Fiscal Month most recently ended and the last Business Day of each of the immediately preceding two (2) ~~calendar~~Fiscal ~~months~~Months or that would have been Defaulted Receivables on such last Business Days had they not been written off the books of the Seller or an Originator during such ~~months~~Fiscal Months (such Outstanding Balances of such Defaulted Receivables for the three (3) ~~calendar~~Fiscal ~~months~~Months immediately preceding the date hereof as set forth on Schedule VI hereto), and the denominator of which is 1/3 of the aggregate Outstanding Balance of all Pool Receivables on the last Business Day of the ~~month~~Fiscal Month most recently ended and the last Business Day of each of the immediately preceding two (2) ~~calendar~~Fiscal ~~months~~Months (such Outstanding Balances for the three (3) ~~calendar~~Fiscal ~~months~~Months immediately preceding the date hereof as set forth on Schedule VI hereto).

“Defaulted Receivable” means a Receivable:

(i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date of such Receivable;

(ii) which is a Bankrupt Receivable and (a) is not entitled to the benefit of an Administrative Priority (regardless of the Outstanding Balance of such Receivable) or (b) the Outstanding Balance of which, together with all other Bankrupt Receivables of the same Obligor, is greater than $500,000 (whether or not one or more of such Bankrupt Receivables is entitled to an Administrative Priority); or

(iii) which, consistent with the Credit and Collection Policy, would be written off the Seller’s or an Originator’s books as uncollectible.

“Delinquency Ratio” means, at the time any determination thereof is to be made, the ratio, expressed as a percentage, computed by dividing (i)  1/3 of the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on the last Business Day of the ~~month~~Fiscal Month most recently ended and the last Business Day of each of the immediately preceding two (2) ~~calendar~~Fiscal ~~months~~Months by (ii)  1/3 of the aggregate Outstanding Balance of all Pool Receivables on the last Business Day of the ~~month~~Fiscal Month most recently ended and the last Business Day of each of the immediately preceding two (2) ~~calendar~~Fiscal ~~months~~Months.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date thereof.

“Depositary Account” means a depositary account maintained at a Depositary Bank, the primary purpose of which is to receive the proceeds of Collections from the Seller or an Originator.

“Depositary Bank” means, at any time, any of the banks holding one or more Depositary Accounts (as of the date hereof being those banks specified on Schedule II hereof).

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall, upon not less than three Business Days’ notice given to the Seller by the Administrative Agent at the instruction of any Purchaser, cease to be a Designated Obligor.

“Dilution Horizon Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate sales of the Originators for the most recently ended ~~calendar month~~Fiscal Month, plus (ii) one-half of the aggregate sales of the Originators for the ~~calendar~~Fiscal ~~month~~Month prior to such ~~calendar~~Fiscal ~~month~~Month, and the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables as of the last day of the most recently ended ~~calendar~~Fiscal ~~month~~Month.

“Dilution Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate amount of Contractual Dilution for the most recently completed ~~calendar month~~Fiscal Month, plus (ii) the aggregate amount of Non-Contractual Dilution for the most recently completed ~~calendar~~Fiscal ~~month~~Month, and the denominator of which is the aggregate sales of the Originators for the prior ~~calendar~~Fiscal ~~month~~Month.

“Dilution Reserve Floor Percentage” means, as of any date of determination, the product of (~~1~~i) the ~~quotient~~average of ~~(x)~~ the sum of (a) the Cash Discount Ratio and (b) the Non-Contractual Dilution ~~Reserve Percentage~~Ratio, each determined for the twelve most recently completed Fiscal Months ending on or prior to such date and (~~y) 1 minus~~ii) the Dilution Horizon Ratio as of such ~~Dilution Reserve Percentage, and (2) the Total Aggregate Capital on such date.~~date.

~~“Dilution Reserve Percentage” means, as of any date of determination, the amount equal to~~

~~[(2.0 x ANCDR + {(HNCDR-ANCDR) x (HNCDR / ANCDR)} + ACDR] x DHR~~

~~where:~~

~~ANCDR =~~	~~the average of the Non-Contractual Dilution Ratios for the preceding 12 months~~

~~HNCDR =~~	~~the highest of the Non-Contractual Dilution Ratios over the preceding 12 months~~

~~DHR =~~	~~the Dilution Horizon Ratio~~

~~ACDR =~~	~~the average of the Cash Discount Ratios for the preceding 12 months~~

“Dilutions” means the aggregate amount of any reductions and cancellations of Receivables which have been reduced or canceled, respectively, for any reason other than that (1) the Obligors have made payments thereon or (2) the Seller has charged-off such Receivables for credit reasons in accordance with the Credit and Collection Policy.

“Downgrade Event” means Georgia-Pacific’s Debt Rating shall be withdrawn or shall fall below ~~BB~~B by S&P or ~~Ba~~B2 by Moody’s.

“Dynamic Dilution Reserve Percentage” means, as of any date of determination, the amount equal to

[(2.0 x ANCDR + {(HNCDR-ANCDR) x (HNCDR / ANCDR)} + ACDR] x DHR

where:

ANCDR =	the average of the Non-Contractual Dilution Ratios for the preceding 12 Fiscal Months

HNCDR =	the highest of the 1.5 Month Rolling Average Non-Contractual Dilution Ratios over the preceding 12 Fiscal Months

DHR =	the Dilution Horizon Ratio

ACDR =	the average of the Cash Discount Ratios for the preceding 12 Fiscal Months

“Dynamic Loss Reserve Percentage” means, as of any date of determination, the product of (i) two, (ii) the highest Sales Based Default Ratio during the twelve most recently ended Fiscal Months and (iii) the Loss Horizon Ratio as of such date.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which is not an Affiliate of any of the parties hereto or of any of the parties to any Transfer Agreement;

(ii) which, at the time of the initial creation of a Receivable Interest therein under this Agreement, is not a Defaulted Receivable;

(iii) which is an obligation representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(iv) which is an “account” within the meaning of Section 9-~~106~~102 of the UCC of the applicable jurisdiction governing the perfection of the interest in such Receivable created by a Receivable Interest;

(v) which arises in the ordinary course of an Originator’s business under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any known dispute, offset, counterclaim or defense whatsoever or any Adverse Claim other than those of the Purchasers, the Secondary Purchasers and the Administrative Agent;

(vi) which, together with the Contract related thereto, does not contravene or violate in any respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) (other than any contravention or violation which would not have a material adverse effect on the collectibility of such Receivable in the full Outstanding Balance thereof) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any respect (other than any contravention or violation which would not have a material adverse effect on the collectibility of such Receivable in the full Outstanding Balance thereof);

(vii) which satisfies all applicable requirements of the Credit and Collection Policy;

~~(viii) as to which, at the time of the initial creation of a Receivable Interest therein under this Agreement, the Administrative Agent, at the instruction of any Purchaser, has not notified the Seller that such Receivable (or class of Receivables) is no longer acceptable for purchase by the Purchasers hereunder~~[intentionally omitted];

(ix) as to which all right, title and interest of an Originator in such Receivable was transferred to the Seller from such Originator pursuant to a Transfer Agreement;

(x) which is denominated and payable in United States dollars in the United States;

(xi) the Obligor of which is not the Obligor of any Receivable which has been referred to the collection department of the Seller or an Originator;

(xii) as to which the Seller has good and marketable title thereto, freely assignable by the Seller to the Administrative Agent for the benefit of the Purchasers;

(xiii) which, if a Bankrupt Receivable, is entitled to the benefit of an Administrative Priority and the Outstanding Balance of which, together with all other Bankrupt Receivables of the same Obligor entitled to the benefit of an Administrative Priority, is equal to or less than $500,000;

(xiv) the Obligor of which ~~is a U.S. resident~~has a billing address in the United States or in an Approved OECD Country or an Other Approved Jurisdiction, provided that (A) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Other Approved Jurisdiction may not exceed 4% of the then Net Receivables Pool Balance and (B) with respect to each country which is an Other Approved Jurisdiction, the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of such country may not exceed 1% of the then Net Receivables Pool Balance;

(xv) which is not due from a Government Obligor~~;~~ unless the Collection Agent or the Seller shall have delivered to the Administrative Agent evidence that the applicable Assignment of Claims Act provisions have been satisfied and copies of the Assignment of Claims Documents (including, without limitation, a waiver of any setoff rights by such Government Obligor) with respect to the Contract out of which such Receivable arises; provided, however, that if a Receivable satisfies all of the requirements of an Eligible Receivable other than this clause (xv), such Receivable shall be an Eligible Receivable, but only to the extent that including such Receivable as an Eligible Receivable will not cause the aggregate Outstanding Balance of all Receivables included as Eligible Receivables pursuant to this proviso to exceed 5% of the aggregate Outstanding Balance of all Eligible Receivables;

(xvi) which is required to be paid in full within 181 days of the billing date thereof;

(xvii) ~~the outstanding balance of which is less than or equal to $1,000,000,~~ if the Outstanding Balance of all Pool Receivables of the related Obligor ~~has~~is at least $1,000,000 or more, such Obligor does not have Receivables which remain unpaid for ~~more than~~ 90 days or more from the original due date thereof that ~~equal or~~ exceed twenty-five percent (25%) of the Outstanding Balance of all Pool Receivables of such Obligor.; and

(xviii) which has not been compromised, adjusted, extended, rewritten or otherwise modified from the original terms thereof (except as expressly permitted by Section 6.02(c) and which are reported as Dilutions).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Georgia-Pacific within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Georgia-Pacific or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Georgia-Pacific or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Reserve Percentage” for any Purchaser and for any Fixed Period means the reserve percentage applicable to such Purchaser, its Related Secondary Purchaser or the bank or banks providing liquidity, back-up purchase or credit support for the Purchaser during such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or, if more than one such percentage shall be so applicable, the weighted daily averages of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement of such Purchaser, its Related Secondary Purchaser or the bank or banks providing liquidity, back-up purchase or credit support for the Purchaser (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities consisting of or including Eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Fixed Period.

“Event of Termination” has the meaning specified in Article VII.

“Excluded Taxes” means, with respect to an Indemnified Party, Taxes which are (a) both (i) imposed by the jurisdiction in which such Indemnified Party is organized or by any other taxing authority of a United States jurisdiction as a result of such Indemnified Party doing business or maintaining an office in such jurisdiction (other than any such taxes that the Indemnified Party establishes would not have been imposed but for (A) such Indemnified Party’s having executed or enforced a Sale Document or (B) any of the transactions contemplated herein or in the other Sale Documents) and (ii) imposed on, based on or measured by net pre-tax income, capital or net worth of such Indemnified Party (other than Taxes that are, or are in the nature of, sales, use, rental, property or value added or similar taxes) or (b) any Tax, assignment or other governmental charge attributable to and which would not have been imposed but for the failure of an Indemnified Party to deliver to the Seller the applicable tax forms properly completed and duly executed by such Indemnified Party establishing such party’s exemption from, or eligibility for, a reduced rate of any such tax or assessment.

“Facility Termination Date” has the meaning specified in Section 2.01(j).

“Federal Assignment of Claims Act” means (a) 31 U.S.C. § 3727 and 41 U.S.C. § 15, in each case as amended and (b) any rule, regulation or interpretation issued in conjunction therewith.

“Fee Letter” means that certain sixth amended and restated letter agreement among the Seller, the Purchasers and the Secondary Purchasers dated December ~~19,~~10, ~~2001,~~2004, as the same may, from time to time, be amended, restated, modified or supplemented.

“Fiscal Month” means a fiscal month of the Originators, as in effect on the date hereof and set forth on Schedule IX hereto, as such schedule shall be updated from time to time in accordance with the terms hereof (which update may constitute a change from fiscal months to calendar months).

“Fitch” means Fitch Inc., and any successor thereto.

“Fixed Period” means, with respect to any Receivable Interest in respect of which Yield is computed by reference to the Adjusted LIBOR Rate, a period from one to and including 30 days, as a Purchaser, after consultation with the Seller, shall select, provided, that (i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if such extension would cause the last day of such Fixed Period to occur in the next succeeding month, the last day of such Fixed Period shall occur on the immediately preceding Business Day; and (ii) in the case of any Fixed Period for any Receivable Interest which commences before the Facility Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Facility Termination Date, such Fixed Period shall end on such Facility Termination Date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Georgia-Pacific Credit Agreement” means the credit agreement dated as of July 2, 2004, among Georgia-Pacific, Bank of America, N.A., as issuing bank and administrative agent for itself and the lenders, and the other financial institutions party thereto, as ~~in effect~~the same may be amended, modified, supplemented, restated or refinanced from time to time, including but not limited to any credit or loan agreement entered into as contemplated by that certain Amended and Restated Commitment Letter dated November 13, 2005 from Citigroup Global Markets Inc. in favor of Koch Forest Products Holdings LLC and Koch Forest Products Inc.

“Government Obligor” means any Obligor that is an agency, a department, an instrumentality or a political subdivision of the United States or of any state or local government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof determined in good faith by the guarantor (assuming the guarantor is required to perform thereunder).

“Indebtedness for Borrowed Money” of any Person means, without duplication,

(a)	all indebtedness ~~for~~of such Person for borrowed money;

(b)	all obligations of such Person issued or assumed as the deferred purchase price of property or services other than bank overdrafts and trade accounts payable arising in the ordinary course of business consistent with past practices;

(c)	all obligations of such Person evidenced by notes, bonds, debentures, commercial paper or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(d)	all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property);

(e)	all rental obligations of such Person under leases capitalized under GAAP as disclosed in the financial statements delivered pursuant to Section 5.01(j)(ii) hereof; and

(f)	all indebtedness of such Person or of others referred to in paragraphs (a) through (e) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnified Party” has the meaning specified in Section 8.01.

“Interim Activity Report” means a report in form of Exhibit ~~H~~G hereto (appropriately completed), furnished by the Collection Agent to each Purchaser and the Administrative Agent pursuant to Section 5.01(j)(ix) hereof.

“Investor Rate” for any day in a Settlement Period for any Receivable Interest means

(a) in the case of any Purchaser, the weighted average of

(i) the weighted average, determined on such day, of the sum of (a) the discount rates on all Notes of such Purchaser issued at a discount outstanding on such day (other than Notes the proceeds of which are used by such Purchaser to (x) purchase receivables (other than the Receivables), or extend financing secured thereby, at a fixed interest rate or (y) conduct any arbitrage activities of such Purchaser) plus (b) the Dealer Fee with respect to such Purchaser plus (c) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or loan facilities which are funded by Notes of such Purchaser (other ~~then~~than Notes the proceeds of which are used by such Purchaser for the purposes described in clauses (x) and (y) above), converted to an annual yield-equivalent rate on the basis of a 360-day year;

(ii) the weighted average, determined on such day, of the sum of (a) the annual interest rates payable on all interest-bearing Notes of such Purchaser outstanding on such day (other than the Notes the proceeds of which are used by such Purchaser for the purposes described in clauses (x) and (y) of paragraph (i) above) plus (b) the Dealer Fee with respect to such Purchaser plus (c) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or loan facilities which are funded by Notes of such Purchaser (other ~~then~~than Notes the proceeds of which are used by such Purchaser for the purposes described in clauses (x) and (y) in paragraph (i) above), on the basis of a 360-day year; and

(iii) the weighted average, determined on such day, of the Adjusted LIBOR Rate on such day, plus the per annum rate set forth below ~~opposite the lower of~~, based upon the Pricing Leverage Ratio as set forth in the ~~Debt Ratings~~certificate of ~~Georgia-Pacific from Moody’s~~a Responsible Officer of the Seller delivered in accordance with and ~~S&P from time to time~~as required by Section 5.01(j)(xii), to the extent that on such day such Purchaser has any borrowings outstanding under a Liquidity Facility ~~on such day~~with respect to Receivable Interests or such Purchaser ~~is~~has sold Receivable Interests (or interests therein) to the provider of such Liquidity Facility, on the basis of a 360-day year:

	Pricing Leverage Ratio		Applicable Margin
Pricing Level	Greater than	Less than or equal to
Level 1	—	~~2.25~~3.50:1.00	~~1.00%~~1.75%
Level 2	~~2.25~~3.50:1.00	~~3.25~~4.25:1.00	~~1.25%~~2.00%
Level 3	~~3.25~~4.25:1.00	~~4.00~~5.25:1.00	~~1.50%~~2.25%
Level 4	~~4.00~~5.25:1.00	—	~~2.00%~~2.50%

(b) [Intentionally Omitted]

(c) In addition to the foregoing, if the Seller shall request any Purchase (other than a reinvestment Purchase) during any period of time determined by the Administrative Agent in its sole discretion to result in incrementally higher costs applicable to such Purchase, the Capital associated with any such Purchase shall, during such period, be deemed to be funded by a Purchaser in a special pool (which may include capital associated with other receivable purchase or loan facilities) for purposes of determining such additional costs.

“Investor Report” means a report, in substantially the form of Exhibit A hereto (appropriately completed), furnished by the Collection Agent to each Purchaser and the Administrative Agent pursuant to Section 6.02(g) hereof.

“Investor Report Date” means, with respect to each Settlement Period, the 23rd day of the month immediately following a Settlement Date (or if such day is not a Business Day, the next succeeding Business Day) or such other date or dates as shall be notified to the Seller from time to time by the Administrative Agent at the direction of the Required Purchasers.

“Koch” means Koch Industries, Inc.

“Lien” means any mortgage, security interest, pledge or lien.

“Liquidation Day” means, for any Receivable Interest, (i) each day during a Settlement Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied (or expressly waived by the Purchasers), provided such conditions remain unsatisfied (or are not expressly waived by the Purchasers) during such Settlement Period, or (ii) each day which occurs on or after the Reinvestment Termination Date for such Receivable Interest.

~~“Liquidity Facilities” means each of the committed loan facilities, lines of credit and other financial accommodations (including, without limitation, asset purchase agreements) available to a Purchaser to provide liquidity in support of such Purchaser’s Notes and medium-term notes.~~

“Liquidation Fee” means, for any Purchaser and for any Settlement Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of a Fixed Period pursuant to clause (ii) of the definition thereof) which would have accrued during the remainder of such Settlement Period on all reductions of Capital of the Receivable Interest during such Settlement Period exceeds (ii) the income received by such Purchaser’s investing the proceeds of such reductions of Capital.

“Liquidation Yield Reserve” means, on any date, an amount equal to the sum of (i) the product of (1) the Total Aggregate Capital on such date, (2) the Adjusted LIBOR Rate for a 30-day Fixed Period to commence on such date multiplied by 1.5 and (3) a fraction having the sum of the Portfolio Turnover Rate (Days) plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator plus (ii) the accrued and unpaid Yield and fees payable under the Fee Letter on such date.

“Liquidity Facilities” means each of the committed loan facilities, lines of credit and other financial accommodations (including, without limitation, asset purchase agreements) available to a Purchaser to provide liquidity in support of such Purchaser’s Notes and medium-term notes.

“Lock-Box Account” means a lock-box account maintained at a Lock-Box Bank, the primary purpose of which is to receive Collections.

“Lock-Box Agreement” means an agreement, in substantially the form of Exhibit B (or in such other form as shall be acceptable to the Purchasers, the Secondary Purchasers and the Administrative Agent in their sole discretion), among an Originator, the Administrative Agent and a Lock-Box Bank or a Depositary Bank.

“Lock-Box Bank” means, at any time, any of the banks holding one or more Lock-Box Accounts (as of the date hereof being those specified on Schedule I hereof).

“Lock-Box Notice” means a notice, in substantially the form of Attachment A to Exhibit B, from the Seller or an Originator to any Lock-Box Bank or any Depositary Bank.

“Loss Horizon Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate sales generated by the Originators during the three most recently completed ~~calendar month~~sFiscal Months immediately preceding such date of determination, and the denominator of which is the Net Receivables Pool Balance at the end of the most recently ended ~~calendar~~Fiscal ~~month~~Month.

“Loss Reserve Floor Percentage” means, as of any date of determination, the product of (i) ~~a fraction expressed as a percentage, the numerator of which will equal the greatest of~~four ~~(A) (I)~~ if no Upgrade Event ~~has occurred and is continuing, 400% of the Concentration Limit for any Obligor (other than any Special Concentration Limit~~exists) ~~on such date~~ or three (~~II)~~ if an Upgrade Event ~~has occurred and is continuing, 300% of the Concentration Limit for~~

~~any Obligor (other than any Special Concentration Limit~~exists) ~~on such date, and (B) the product of (I) 200% of the highest Sales Based Default Ratio for any of the twelve calendar months immediately preceding such date, (II) the Loss Horizon Ratio as of such date and (III) the Payment Terms Factor as of such date, and the denominator of which will equal 1 minus the numerator~~ and (ii) the Total Aggregate CapitalNormal Concentration Limit on such date.

“Loss-to-Liquidation Ratio” means, at the time of any determination thereof, a fraction, expressed as a percentage, the numerator of which is equal to 1/3 of the aggregate Outstanding Balance (net of recoveries) of all Receivables that were written-off of the books of the Seller or an Originator as uncollectible in accordance with the Credit and Collection Policy during the ~~month~~Fiscal Month most recently ended and during the immediately preceding two ~~calendar~~Fiscal ~~months~~Months and the denominator of which is equal to 1/3 of the aggregate Collections received during the ~~month~~Fiscal Month most recently ended and during the immediately preceding two ~~calendar~~Fiscal ~~months~~Months less the aggregate amount of Collections deemed to have been received during such period pursuant to Section 2.04(d).

“Majority Affiliate” means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to (i) vote 100% of the securities or other equity interests having ordinary voting power for the election of directors (or similar governing body) of such other Person or (ii) direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Mandatory Reduction” means the required reduction of the Aggregate Capital of a Purchaser as a result of the occurrence of a Mandatory Reduction Day.

“Mandatory Reduction Amount” means, with respect to the Receivable Interests of any Purchaser on any Mandatory Reduction Day, the lowest dollar amount of a reduction in the Aggregate Capital of such Purchaser which is necessary to cause such Receivable Interests (if greater than the Pro Rata Share of such Purchaser) to reduce to an amount equal to the Pro Rata Share of such Purchaser.

“Mandatory Reduction Day” means each day during a Settlement Period on which the Receivable Interests of a Purchaser exceed an amount equal to the Pro Rata Share of such Purchaser.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets and liabilities (actual or contingent), results of operations, or financial condition of Georgia-Pacific and its Subsidiaries, taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Seller, the Collection Agent or any Originator of any Sale Document to which it is a party.

“Measurement Period” means a period consisting of four consecutive fiscal quarters of Georgia-Pacific and ending on the last day of the most recently completed fiscal quarter of Georgia-Pacific.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Georgia-Pacific or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Receivables Pool Balance” means, at any time with respect to any Receivables Pool, the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that have become Defaulted Receivables, (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the Concentration Limit or Special Concentration Limit for such Obligor, (iii) the aggregate amount of any cash Collections received from Obligors but not yet applied to reduce the aggregate outstanding balance of Receivables (to the extent that such unapplied cash has not already been considered in the determination of Eligible Receivables) and (iv) amounts, as reflected in the books and records of the Seller, the Collection Agent or an Originator, representing total accruals earned by, but not yet paid to, Obligors for rebates, refunds or incentives pursuant to contractual terms of sale under which each Obligor is entitled to a stipulated maximum discount upon satisfaction of one or more conditions.

“Non-Contractual Dilution” means, with respect to any Receivable, the aggregate amount of Dilutions, which have occurred for any reason other than as a result of Contractual Dilution.

“Non-Contractual Dilution Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Non-Contractual Dilution for the most recently completed ~~calendar month~~Fiscal Month and the denominator of which is the aggregate sales of the Originators for the prior ~~calendar~~Fiscal ~~month~~Month.

“Notes” means, with respect to a Purchaser, commercial paper notes or other short-term promissory notes issued by such Purchaser in the United States commercial paper market from time to time.

“1.5 Month Rolling Average Non-Contractual Dilution Ratio” means, as of any date of determination, a fraction, expressed as a percentage, which is the product of (i) the sum of (a) the Non-Contractual Dilution Ratio as of such date and (b) 50% of the Non-Contractual Dilution Ratio determined as of the first day of the most recently completed Fiscal Month and (ii) a fraction, the numerator of which is 30 and the denominator of which is 45.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Debt Rating” for any Person, means the rating by S&P or Moody’s of such Person’s long-term public senior unsecured non-credit enhanced debt.

“Optional Reduction” means the election of the Seller to reduce the Total Aggregate Capital by directing the Collection Agent and the Purchasers to terminate temporarily the reinvestment of Collections.

“Optional Reduction Amount” means the dollar amount specified in a notice given by the Seller in accordance with Section 2.01(c) hereof as being the amount by which the Seller would like to reduce temporarily the Total Aggregate Capital.

“Optional Reduction Day” means for each Receivable Interest, each day during a Settlement Period on which a portion of the Collections which would ordinarily be reinvested as a return of the Capital thereof are paid to the Purchaser or held by the Collection Agent for the account of such Purchaser in order to effect the reduction of the Capital with respect thereto.

“Optional Reduction Effective Date” means the day on which the Purchasers and the Collection Agent shall commence the temporary termination of reinvestments of Collections pursuant to Section 2.01(c) hereof.

“Originator” means Georgia-Pacific and any direct or indirect Subsidiary of Georgia-Pacific party to a Transfer Agreement and approved by the Purchasers (as of the date hereof being those subsidiaries specified on Schedule IV hereof).

“Other Approved Jurisdiction” means a country, other than an Approved OECD Country, that (i) has a country rating of at least BBB- by S&P and Baa3 by Moody’s and (ii) is not a country that the United States has imposed Category I economic sanctions under 31 CFR 500 (Foreign Assets Control Regulations).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

~~“Payment Terms Factor” means, as of any date of determination, the quotient of (i) the sum of (A) 60 and (B) the Weighted Average Payment Term as of such date of determination divided by (ii) 90.~~

“Parent” means Georgia-Pacific.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Georgia-Pacific or any ERISA Affiliate or to which Georgia-Pacific or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Lien” means the Liens permitted or required by Section 7.01 of the Georgia-Pacific Credit Agreement. as in effect on December 9, 2005.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pool Receivable” means a Receivable in a Receivables Pool.

“Portfolio Turnover Rate (Days)” means, as of any date of determination, the result of (i) the Outstanding Balance of all Pool Receivables as of the last day of the Settlement Period most recently ended, divided by (ii) the aggregate amount of Pool Receivables generated during the prior Settlement Period, times (iii) the actual number of days in the Settlement Period most recently ended.

“Potential Termination Event” means an event which, with the passage of time or notice or both, would constitute an Event of Termination.

“Pricing Leverage Ratio” means, as measured as of the end of each fiscal quarter of Georgia-Pacific, the ratio of (a) Consolidated Funded Debt at the last day of such fiscal quarter to (b) Consolidated EBITDA for such Measurement Period ending on the last day of such fiscal quarter. Any change in the Pricing Leverage Ratio shall become effective the Business Day immediately following receipt by the Purchasers of a certificate of a Responsible Officer of the Seller delivered in accordance with and as required by Section 5.01(j)(xii).

“Pro Rata Share” means, for each Purchaser, the percentage set forth below opposite such Purchaser’s name, or such other percentage for such Purchaser as shall result from any reallocation in accordance with Section 2.01(d):

~~Blue Ridge~~VFCC	15.625%
Starbird	15.625%
CRC	31.250%
Gotham	21.875%
Three Pillars	15.625%

“Provisional Liquidation Day” means each day that would be a Liquidation Day but for the proviso in clause (i) of the definition of “Liquidation Day.”

“Purchase” has the meaning specified in Section 2.01(a).

“Purchase Limit” means, for all Purchasers in the aggregate, an amount equal to $800,000,000 initially, or such lesser amount as shall reflect any reduction pursuant to Section 2.01(b), and for each Purchaser, its Pro Rata Share of such aggregate amount. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit in effect at such time, less the sum of the Total Aggregate Capital under this Agreement and the “Total Aggregate Capital” under the Secondary Purchase Agreement. Furthermore, on any day on which the Seller reduces the unused portion of (or terminates) the “Commitment” under the Secondary Purchase Agreement, the Purchase Limit automatically shall reduce by the same amount (or so terminate).

“Receivable” means the indebtedness of any Obligor under a Contract (other than a Contract with respect to the sale by an Originator of gypsum at the minehead) from a sale of merchandise, goods or insurance, or the rendering of services which have been completed and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

“Receivable Interest” means, at any time, an undivided percentage ownership interest of a Purchaser in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be a fraction, expressed as a percentage, the numerator of which is the sum of (i) the Capital of such Receivable Interest at the time of computation and (ii) a number equal to the product of (x) the Reserve and (y) a fraction, expressed as a percentage, the numerator of which is the Capital of such Receivable Interest, and the denominator of which is the Total Aggregate Capital, and the denominator of which is the Net Receivables Pool Balance at the time of computation. Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Reference Banks” means Citibank, N.A., The Bank of Tokyo- Mitsubishi, Ltd. (New York Branch), Wachovia Bank, National Association, BNP Paribas, acting through its New York Branch, and SunTrust Bank or such other banks as the Purchasers shall designate with the consent of the Seller.

“Reinvestment Termination Date” means, with respect to any Receivable Interest, that Business Day which the Administrative Agent at the instruction of any Purchaser so designates by notice to the Seller as being the first day on which reinvestments will not be made with respect to such Receivable Interest.

“Related Secondary Purchaser” means, with respect to each Purchaser set forth below, the Person set forth opposite its name, or, in the case of any Additional Secondary Purchaser under the Secondary Purchase Agreement, the Person specified as such Additional Secondary Purchaser’s Related Purchaser.

~~Blue Ridge~~VFCC	Wachovia Bank, National Association

CRC	Citibank, N.A.

Gotham	The Bank of Tokyo- Mitsubishi, Ltd., New York Branch

Starbird	BNP Paribas, acting through its New York Branch

Three Pillars	SunTrust Bank

“Related Security” means with respect to any Receivable:

(i) all of the Seller’s interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

(ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable;

(iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iv) all Records relating to such Receivable.

“Reportable Event” means any of the events set forth in Section ~~043~~4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Purchasers” means, at a particular time, the Purchasers, the aggregate Purchase Limit of which is more than 50% of the overall Purchase Limit; provided, that the Purchase Limit for any Purchaser that has breached a material provision of this Agreement shall be zero for so long as such breach has not been cured.

“Reserve” means, on any date, the sum of (a) the Aggregate Loss and Dilution Reserve on such date, (b) the Liquidation Yield Reserve on such date, and (c) the Collection Agent Fee Reserve, if any, ~~on such date, and (d) the Dilution Reserve~~ on such date.

“Responsible Officer” means, as to the Seller and the Originators, any officer (including, for the purpose of this Agreement, any assistant secretary and any assistant treasurer) of such entity or any person designated in writing by any such officer.

“Restricted Transferee” means any Originator that is a direct or indirect transferee of all or a substantial portion of (i) the assets of Georgia-Pacific ~~Corporation~~ or Fort James Operating Company or (ii) any assets that were at any time from and after the date hereof assets of Georgia-Pacific ~~Corporation~~ or Fort James Operating Company.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill Companies, Inc., and any successor thereto.

“Sale Documents” means this Agreement, the Secondary Purchase Agreement, ~~the~~each Transfer Agreement, ~~the~~each Consent and Acknowledgment, each Lock-Box Agreement and the other documents delivered in connection herewith or therewith.

“Sales Based Default Ratio” means, at any time the determination thereof is to be made, the average of the Sales Based Default Percentages for each of the three most recently ended ~~calendar months~~Fiscal Months.

“Sales Based Default Percentage” means, with respect to any ~~calendar month~~Fiscal Month, a fraction (expressed as a percentage) the numerator of which is the sum of (i) the aggregate Outstanding Balance of all Pool Receivables that were at least 61, but not more than 90, days past due as of the last day of such ~~calendar~~Fiscal ~~month~~Month and (ii) the aggregate Outstanding Balance of all Pool Receivables that were less than 61 days past due as of the last day of such Fiscal Month and that were written off the books of the Seller or an Originator at any time during such ~~calendar~~Fiscal ~~month~~Month, and the denominator of which is the aggregate Outstanding Balance of all Pool Receivables that were generated during the third ~~calendar~~Fiscal ~~month~~Month preceding such ~~calendar~~Fiscal ~~month~~Month.

“Secondary Purchase Agreement” means the Second Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, among the Seller, Georgia-Pacific, the Secondary Purchasers and Citicorp, as administrative agent, as the same may, from time to time, be amended, modified or supplemented.

“Secondary Purchasers” means collectively Citibank, N.A., The Bank of Tokyo-Mitsubishi, Ltd. (New York Branch), Wachovia Bank, National Association, BNP Paribas, acting through its New York Branch, SunTrust Bank, and any “Additional Secondary Purchaser” under the Secondary Purchase Agreement.

“Settlement Date” means, the following:

(a) with respect to any Settlement Period in which the Investor Rate is determined in accordance with paragraphs (a)(i)~~,~~ or (a)(ii) ~~or (b)~~ of the definition “Investor Rate”, the date which is the second Business Day following the end of such Settlement Period;

(b) with respect to any Settlement Period in which the Investor Rate is determined in accordance with paragraph (a)(iii) of the definition “Investor Rate”, the last day of such Settlement Period;

(c) if the Required Purchasers determine, in their sole discretion, that (i) an Event of Termination or Potential Termination Event has occurred or (ii) a Purchaser’s commercial paper program is being liquidated, each day designated as a Settlement Date by the Required Purchasers;

(d) each Business Day on which a Purchaser’s Investment is reduced in accordance with Section 2.01(b), (c) or (d); and

(e) any date on which a reduction in the Total Aggregate Capital is required to prevent the sum of the Total Aggregate Capital and the “Total Aggregate Capital” under the Secondary Purchase Agreement from exceeding the Purchase Limit.

“Settlement Period” means a period equal to one calendar month, provided, however, that the first Settlement Period shall commence on the date hereof and terminate on the last day of the calendar month in which such Settlement Period commenced.

“Significant Potential Termination Event” means an event that, but for notice or lapse of time or both, would constitute an Event of Termination pursuant to clause (i) or (k) of Section 7.01.

“Solvent” means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) ”debt” means liability on a “claim,” and (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Debt” of any Person means, without duplication, the consolidated Indebtedness for Borrowed Money of such Person and guaranties of indebtedness of others provided by such Person, all as determined in accordance with GAAP.

“Subsidiary” means, with respect to any Person, any partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or others performing a comparable function) of such entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Taxes” means all license and registration fees and all income, gross receipts, rental, franchise, excise, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and excise taxes, fees, levies, imposts, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon, by any federal, state or local government or taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority.

“Termination Date” means the earlier of (i) the Reinvestment Termination Date and (ii) the Facility Termination Date.

“Total Aggregate Capital” means, at any time of determination, the sum of the Aggregate Capital for the Purchasers.

“Transfer Agreement” means each agreement, in substantially the form attached hereto as Exhibit C, between the Seller and each Originator pursuant to which the Seller will purchase Receivables from the Originators.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Upgrade Event” means Georgia-Pacific’s Debt Rating shall be BBB- or higher from S&P (provided, that, at such time, Georgia-Pacific’s Debt Rating is not lower than Ba1 from Moody’s) or Baa3 or higher from Moody’s (provided, that, at such time, Georgia-Pacific’s Debt Rating is not lower than BB+ from S&P).

~~“Weighted Average Payment Term” means, as of any date of determination, the quotient of (i) the sum of the products obtained by multiplying the Outstanding Balance at the end of the most recently ended calendar month of each Eligible Receivable times the number of days following the billing date thereof in which such Eligible Receivable is required under the related Contract to be paid in full (such number of days, the “Duration”) divided by (ii) the Net Receivables Pool Balance at the end of the most recently ended calendar month; provided, that, solely for purposes of this calculation, all Eligible Receivables with a Duration of (i) less than 30 days shall be deemed to have a Duration of 30 days, (ii) between 30 days and 60 days shall be deemed to have a Duration of 60 days, (iii) between 61 days and 90 days shall be deemed to have a Duration of 90 days and (iv) greater than 90 days shall be deemed to have a Duration of 120 days.~~

“Yield” means for each Receivable Interest for any Settlement Period

IR x C x	ED	+ LF
360

where:
	C	=	the daily average (calculated at the close of business each day) Capital of such Receivable Interest during such Settlement Period

	IR	=	Investor Rate for such Receivable Interest for such Settlement Period

	ED	=	the actual number of days elapsed during such Settlement Period

	LF	=	the Liquidation Fee, if any, for such Receivable Interest for such Settlement Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

ARTICLE II.

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01 Purchase Facility.

(a) On the terms and conditions hereinafter set forth, each Purchaser may, in its sole discretion, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Termination Date and such Purchase shall be deemed consummated upon payment of the Purchase Price in accordance with Section 2.02(b). Each purchase (each, a “Purchase”) of Receivable Interests with respect to a Receivables Pool requested by the Seller shall be made by the Purchasers electing to Purchase at such time simultaneously and ratably according to their respective Pro Rata Shares. Under no circumstances shall a Purchaser make any Purchase if after giving effect to such Purchase, such Purchaser’s Aggregate Capital, together with the Related Secondary Purchaser’s “Aggregate Capital” under the Secondary Purchase Agreement, would exceed such Purchaser’s Purchase Limit. Notwithstanding anything to the contrary contained herein, until such time as the parties expressly agree, all Purchases of Receivable Interests hereunder and under the Secondary Purchase Agreement shall be made with respect to a single Receivables Pool.

(b) The Seller may, upon at least five Business Days’ notice to the Administrative Agent and the Purchasers, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple thereof and shall be applied pro rata among the Purchasers according to their Pro Rata Shares; provided, further, that any partial reduction of the Purchase Limit for any Purchaser must not result in a remaining Purchase Limit of less than $25,000,000 or the Purchase Limit for such Purchaser shall be reduced to zero. Any reductions in the Purchase Limit pursuant to this subsection (b) shall be permanent.

(c) The Seller may, upon at least two Business Days’ written notice to the Administrative Agent and the Purchasers specifying an Optional Reduction Amount and an Optional Reduction Effective Date, effect an Optional Reduction. Commencing on the Optional Reduction Effective Date, the Collection Agent shall cease the reinvestment of Collections for a period of time such that after giving effect to the amount of Collections which are not reinvested in accordance with the provisions of Section 2.04(b)(ii), the amount of Total Aggregate Capital on the day immediately preceding the Optional Reduction Effective Date is reduced by an amount equal to the Optional Reduction Amount. Any Optional Reduction under this subsection (c) shall be applied pro rata among the Purchasers according to their Pro Rata Shares. The Seller shall indemnify any Purchaser for all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by any Purchaser in connection with such Purchaser’s funding or maintenance of the Receivable Interests), which such Purchaser may sustain as a result of any Optional Reduction pursuant to this subsection (c).

(d) The Seller may, upon 60 days’ prior written notice to the Purchasers, request the reallocation of the Pro Rata Shares of the Purchasers; provided, however, that the Seller shall not be able to request such reallocation after the occurrence of an Event of Termination or a Potential Termination Event. Any reallocation of a Purchaser’s Pro Rata Share as in effect prior to such reallocation which increases the Purchase Limit of such Purchaser shall be at the sole discretion of such Purchaser and shall be effective only if the Related Secondary Purchaser increases its “Commitment” under the Secondary Purchase Agreement by an amount corresponding to the amount of the increase, if any, in the Purchaser’s Purchase Limit arising from such reallocation. If, as a result of any reallocation, a Purchaser’s Aggregate Capital exceeds its Pro Rata Share (as proposed to be reallocated) of the Purchase Limit, such Purchaser shall transfer a Receivable Interest or Receivables Interest computed on the basis of such excess Capital to the Purchaser or Purchasers whose Pro Rata Share has increased as a result of such reallocation in exchange for a cash payment in an amount equal to the aggregate Capital of the Receivable Interests so transferred.

(e) The Seller may, upon thirty days’ prior written notice to the Administrative Agent and the Purchasers and the written signed consent of the Administrative Agent and the Purchasers, cease purchasing Receivables from any Originator, and after the Seller ceases purchasing Receivables from such Originator, such Originator shall no longer have the obligations of an Originator for all purposes of this Agreement other than with respect to those obligations which are expressly intended to survive the termination of this Agreement, including, without limitation, the indemnities contained in Section 8.01 as incorporated by reference in the Consent and Acknowledgement to which such Originator is a party. If, as a result of the Seller’s decision to cease purchasing Receivables from any Originator, the Required Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) or the Reserve are no longer reasonable or protective, the Purchasers may modify the provisions of such Section 7.01(j) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(f) The Seller may, upon thirty days’ prior written notice to the Administrative Agent and the Purchasers and the written signed consent of the Administrative Agent and the Purchasers (which consent shall not be unreasonably withheld or delayed), cease purchasing from any Originator all Receivables generated by any division of such Originator (an “Originator Division”), and after the Seller ceases purchasing from such Originator all Receivables generated by such Originator Division, any agreement arising thereafter between such Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services provided by such Originator Division, shall not be a “Contract” for purposes of this Agreement; provided, that any Contract generated by such Originator Division prior to the date the Seller ceases purchasing such Originator Division’s Receivables shall remain a “Contract” for purposes of this Agreement. If, as a result of the Seller’s decision to cease purchasing from any Originator all Receivables generated by an Originator Division pursuant to this Section 2.01(f), the Required Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) or the Reserve are no longer reasonable or protective, the Purchasers may modify the provisions of such Section 7.01(j) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(g) The Seller may, upon ninety days’ prior written notice to the Administrative Agent and the Purchasers and the written signed consent of the Administrative Agent and the Purchasers, commence purchasing from any Originator all Receivables generated by any Originator Division, and after the Seller commences purchasing from such Originator all Receivables generated by such Originator Division, all related agreements between the Originator, and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or service provided by such Originator Division shall be “Contracts” for all purposes of this Agreement. If, as a result of the Seller’s decision to commence purchasing from any Originator all Receivables generated by an Originator Division pursuant to this Section 2.01(g), the Required Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) or the Reserve are no longer reasonable or protective, the Purchasers may modify the provisions of such Section 7.01(j) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(h) If Georgia-Pacific sells or otherwise conveys or disposes of the stock of any Originator, upon the effective date of such sale, such Originator shall no longer be an Originator under this Agreement; provided, that, if the Required Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) or the Reserve are no longer reasonable or protective as a result of such sale, the Purchasers may modify the provisions of such Section 7.01(j) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(i) If Georgia-Pacific ~~Corporation~~, Fort James Operating Company or any Restricted Transferee is an Originator and such Originator sells or otherwise disposes of all or a substantial portion of its assets to any Person other than another Originator, the Seller shall deliver to the Purchasers at the time of such sale a pro forma Investor Report eliminating therefrom the Receivables of Georgia-Pacific ~~Corporation~~, Fort James Operating Company or such Restricted Transferee, as applicable. If, based upon such report, the Required Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) or the Reserve are no longer reasonable or protective as a result of such sale, the Purchasers may modify the provisions of such Section 7.01(j) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(j) The Facility Termination Date shall be December ~~9, 2007.~~3, 2010.

SECTION 2.02 Making Purchases.

(a) Each Purchase shall be made on at least two Business Days’ notice from the Seller to each Purchaser. Each such notice shall specify (i) the amount requested to be paid to the Seller (which shall not be less than $5,000,000), and (ii) the date of such Purchase (which shall be a Business Day). Each Purchaser shall notify the Seller whether it has determined to make such Purchase not later than 10:00 A.M., New York City time, on the second Business Day prior to the proposed purchase date.

(b) On the date of each Purchase, each Purchaser shall, upon satisfaction of the applicable conditions set forth in Section 3.01 and Section 3.02, make available to the Seller in same day funds, at the Seller’s account with JPMorgan Chase Bank, ~~One~~N.A., account number 10~~-~~-31343, an amount equal to the initial Capital of such Receivable Interest purchased by the Purchaser. Each notice given by the Seller pursuant to subsection (a) above shall be irrevocable and binding on the Seller and the Seller shall indemnify each Purchaser against any loss or expense incurred by such Purchaser as a result of any failure by the Seller to accept the amount requested to be paid by such Purchaser, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by such Purchaser by reason of the liquidation or reemployment of funds acquired or requested by such Purchaser to fund such requested amount.

SECTION 2.03 Receivable Interest Percentage.

(a) Each Receivable Interest shall be initially computed on its date of purchase. Thereafter, until the Reinvestment Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately succeeding the Reinvestment Termination Date for such Receivable Interest shall remain constant at all times after such Reinvestment Termination Date. Upon the occurrence and during the continuation of an Event of Termination, such Receivable Interest shall be 100%. Such Receivable Interest shall become zero when the Capital thereof, Yield thereon and all other amounts due and payable to the Purchasers and the Agent under and in connection with this Agreement shall have been paid in full and the Collection Agent (if not the Seller or an Affiliate thereof) shall have received the accrued Collection Agent Fee thereon.

(b) If any Receivable Interest would otherwise be reduced on any day on account of newly arising Pool Receivables, the Purchasers may prevent such reduction by notifying the Collection Agent on such day that the Receivables Pool and the Net Receivables Pool Balance for such Receivable Interest will include, with respect to Receivables arising as Pool Receivables on such day, only such number or portion of such Receivables as shall cause such Receivable Interest to remain constant. The remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day (subject to reapplication of this subsection (b)).

(c) If any Investor Report indicates that the last day of the prior Settlement Period was a Mandatory Reduction Day, the Collection Agent shall promptly notify the Purchasers and the Seller and shall specify the Mandatory Reduction Amount. In addition, if on any Business Day the Seller knows such day to be a Mandatory Reduction Day, it shall promptly notify the Purchasers and the Collection Agent and shall specify the Mandatory Reduction Amount. On the Business Day next succeeding the Investor Report Date or such notification to the Purchasers and the Collection Agent, unless the Seller can demonstrate to the satisfaction of the Purchasers that such day is not a Mandatory Reduction Day, the Seller shall pay to each Purchaser its full Mandatory Reduction Amount to the extent that the Mandatory Reduction Amount represents Collections which should have been set aside and held in the trust for such Purchaser pursuant to Section 2.04 hereof but were previously deemed to be reinvested on behalf of such Purchaser. If the full Mandatory Reduction Amount is not so paid, the Collection Agent shall continue the suspension of the reinvestment of Collections on each Mandatory Reduction Day until such time that, after giving effect to the amount of Collections which are not reinvested in accordance with the provisions of Section 2.04(b)(ii) and the recomputation of the Receivable Interests pursuant to Section 2.03, the amount of the Aggregate Capital of such Purchaser on the day immediately preceding any Mandatory Reduction Day is reduced by an amount equal to the Mandatory Reduction Amount for such Mandatory Reduction Day. The Seller shall indemnify any Purchaser for all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by such Purchaser in connection with such Purchaser’s funding or maintenance of the Receivable Interests), which such Purchaser may sustain as a result of any Mandatory Reduction.

SECTION 2.04 Settlement Procedures.

(a) Collection of the Pool Receivables shall be administered by the Collection Agent in accordance with the terms of this Agreement. The Seller shall provide to the Collection Agent on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day or Provisional Liquidation Day and current computations of each Receivable Interest.

(b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it with respect to any Receivable Interest owned by a Purchaser:

(i) set aside and hold in trust for such Purchaser, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to such Purchaser’s Yield and Pro Rata Share of the Collection Agent Fee and fees payable pursuant to the Fee Letter, if any, accrued through such day for such Receivable Interest and not previously set aside; provided, that notwithstanding the preceding clause, unless the Administrative Agent shall have given notice at the direction of the Required Purchasers to the contrary, such amounts may be commingled with the Collection Agent’s other funds prior to their payment to the Purchasers;

(ii) if such day is neither a Liquidation Day nor a Provisional Liquidation Day nor an Optional Reduction Day nor a Mandatory Reduction Day, reinvest on behalf of such Purchaser (such reinvestment to be deemed a Purchase of a Receivable Interest by such Purchaser) the remainder of such percentage of Collections, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

(iii) if such day is a Liquidation Day or a Provisional Liquidation Day, refrain from making reinvestments and set aside and hold in trust for such Purchaser the entire remainder of such percentage of Collections; provided, that amounts set aside and held in trust on any Provisional Liquidation Day that is subsequently determined not to be a Liquidation Day thereupon shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii);

(iv) if such day is an Optional Reduction Day, set aside and hold in trust for the Purchaser the entire remainder of such percentage of Collections or, if the remainder of such Collections exceeds the remaining amount of the Optional Reduction Amount, the portion of the remainder of such Collections equal to such remaining amount of the Optional Reduction Amount; provided, that, notwithstanding the preceding clause, unless the Administrative Agent shall have given notice at the direction of the Required Purchasers to the contrary, such amounts may be commingled with the Collection Agent’s other funds prior to their payment to the Purchasers; provided, further, that if a Downgrade Event has occurred and is continuing, such notice may be given by the Administrative Agent in its sole discretion or at the direction of any Purchaser;

(v) if such day is a Mandatory Reduction Day~~, to the extent not set aside and held in the Agent’s Account pursuant to Section 2.04(e)~~, set aside and hold in trust for the Purchaser the entire remainder of such percentage of Collections, or if the remainder of such Collections exceeds the remaining amount of the Mandatory Reduction Amount for such day, the portion of the remainder of such Collections equal to such remaining amount of the Mandatory Reduction Amount; provided, that, notwithstanding the preceding clause, unless the Administrative Agent shall have given notice at the direction of the Required Purchasers to the contrary, such amounts may be commingled with the Collection Agent’s other funds prior to their payment to the Purchasers; provided, further, that if a Downgrade Event has occurred and is continuing, such notice may be given by the Administrative Agent in its sole discretion or at the direction of any Purchaser; and

(vi) release to the Seller for its own account any Collections in excess of such amounts allocated pursuant to subsections (i) through (v) above.

(c) The Collection Agent shall deposit into an account designated by each Purchaser, on each Settlement Date, unless the Required Purchasers, in their sole discretion, require more frequent deposits, all amounts held by the Collection Agent for each Purchaser in accordance with Section 2.04(b), unless deposited earlier as provided in the next succeeding sentence; provided, however, if Collections have been commingled with the Collection Agent’s other funds prior to their payment to the Purchasers as permitted by the terms of this Agreement, any deposits made pursuant to the preceding clause shall be made by the Collection Agent from and to the extent of the Collections with respect to a Receivable Interest owned by such Purchaser. If a Liquidation Day or a Provisional Liquidation Day has occurred and is continuing, all amounts held by the Collection Agent for each Purchaser in accordance with Section 2.04(b) shall be deposited on the first Business Day following receipt by the Collection Agent into an account designated by such Purchaser. The aggregate amount so deposited with respect to a Receivable Interest owned by a Purchaser shall not exceed the sum of such Purchaser’s Capital of, and accrued Yield and Pro Rata Share of the Collection Agent Fee, if any, on such Receivable Interest plus the aggregate of any other amounts then owed by the Seller to such Purchaser hereunder. If the amounts so deposited are insufficient to pay in full all amounts due to such Purchaser hereunder, such amounts shall be applied in the following order of priority (whether or not such funds are sufficient to pay in full all such amounts): first to the Collection Agent (if other than Georgia-Pacific or its designee) in payment of all accrued and unpaid Collection Agent Fee, if any, second to such Purchaser in payment in full of all accrued and unpaid Yield, third to such Purchaser in reduction to zero of the Aggregate Capital of such Purchaser, fourth to such Purchaser in payment of any other amounts owed by the Seller to such Purchaser under this Agreement, fifth to the Administrative Agent in payment of amounts owed by the Seller to the Administrative Agent under this Agreement and sixth to the Collection Agent (if Georgia-Pacific or its designee).

After the Capital and Yield with respect to a Receivable Interest, and any other amounts payable by the Seller to the Purchasers or the Administrative Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

(d) For the purposes of this Section 2.04:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods, merchandise or services, or any cash discount or other adjustment made by the Seller or an Originator, or any right of setoff is exercised by the Obligor thereunder, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

(ii) if on any day either (w) any of the representations or warranties contained in Sections 4.01(h) or 4.01(n) are no longer true with respect to any Pool Receivable, (x) the Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), or (y) the Seller or any Originator or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) shall extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive the terms or conditions of the Contract under which such Pool Receivable arises in a manner which materially and adversely affects the collectibility of such Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

(iii) except as provided in subsection (i) or (ii) of this Section 2.04(d), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

(iv) if and to the extent any Purchaser shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Purchaser shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

~~(e) If the Collection Agent shall be required to segregate and deposit Collections to the Agent’s Account in accordance with Section 6.02(b):~~

~~(i) so long as no Event of Termination, Liquidation Day or Mandatory Reduction Day has occurred and is continuing, the Collection Agent shall be permitted to withdraw amounts from the Agent’s Account and, on each day, apply all Collections so withdrawn from the Agent’s Account in accordance with Section 2.04(b);~~

~~(ii) if an Event of Termination or a Liquidation Day has occurred and is continuing, the Collection Agent shall not be permitted to withdraw any amounts from the Agent’s Account unless and until such Event of Termination or Liquidation Day is no longer continuing, and amounts on deposit in the Agent’s Account shall be allocated and paid to each Purchaser (based on its Pro Rata Share), and applied by such Purchaser, on each day in accordance with Section 2.04(c); and~~

~~(iii) if a Mandatory Reduction Day has occurred and is continuing (and no Event of Termination or Liquidation Day has occurred and is continuing), all Collections on deposit in the Agent’s Account in excess of the Mandatory Reduction Amount of all of the Purchasers shall be applied as provided in Section 2.04(b) and, on Friday of each week, if such day is a Mandatory Reduction Day, the Collection Agent shall (and if the Collection Agent does not do so, the Administrative Agent shall, at the direction of any Purchaser) immediately cause to be to remitted to each Purchaser such Purchaser’s Mandatory Reduction Amount from Collections on deposit in the Agent’s Account.~~

~~Amounts on deposit in the Agent’s Account shall remain uninvested at all times.~~

SECTION 2.05 Fees.

(a) The Seller shall pay to the Purchasers fees in the amounts and at the times specified in the Fee Letter.

(b) The Collection Agent shall be paid a Collection Agent Fee as set forth in Section 6.06 hereof.

(c) The Seller shall pay to the Administrative Agent a fee as separately agreed between the Seller and the Administrative Agent.

Each Purchaser shall, on the first Business Day of each calendar month, provide to the Seller and the Collection Agent a statement specifying, for the most recently completed Settlement Period, the amount and calculation of such Purchaser’s Yield and Pro Rata Share of the fees payable pursuant to the Fee Letter. The failure of any Purchaser to provide any such statement to the Seller or the Collection Agent shall not relieve the Seller of its obligations to pay such Purchaser’s Yield or Pro Rata Share of such fees.

SECTION 2.06 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 3:00 P.M. (New York City time) on the day when due in same day funds to each Purchaser’s account (as designated by each such Purchaser).

(b) The Seller shall, to the extent permitted by law, pay on demand from time to time interest on any amount not paid or deposited by the Seller or the Collection Agent when due hereunder at an interest rate per annum equal to 2% per annum above the Base Rate in effect from time to time; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

(c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 2.07 Dividing or Combining Receivable Interests. The Seller may, on notice to and consent by a Purchaser received at least three Business Days prior to the last day of any Settlement Period, divide any Receivable Interest of such Purchaser into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest. The Seller may, on notice to and consent by a Purchaser received at least three Business Days prior to the last day of any Settlement Period either (i) combine two or more existing Receivable Interests of such Purchaser or (ii) combine an existing Receivable Interest or existing Receivable Interests and a proposed Receivable Interest, all of such Purchaser, in each case on such last day into a single Receivable Interest having Capital equal to the aggregate Capital of such existing Receivable Interest or such existing Receivable Interests and such proposed Receivable Interest, as the case may be.

SECTION 2.08 Yield Protection.

(a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, including Regulation D of the Board of Governors of the Federal Reserve System, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Purchaser or any Person controlling any thereof, any permitted assignee under this Agreement or any Person maintaining any liquidity, purchase or credit enhancement facility for any Purchaser (each of which being an “Affected Party”) with any request or directive of any such authority, central bank or comparable agency or any change in the application of GAAP (in any case, whether or not having the force of law),

(A) shall subject an Affected Party to any tax (except for taxes on the overall net income of such Affected Party), duty or other charge with respect to the Receivable Interests or any right to make purchases, or shall change the basis of taxation of payments to an Affected Party of its Capital or Yield or any other amounts due under this Agreement in respect of its Capital or its rights, if any, to make purchases; or

(B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

(C) shall impose any other condition affecting the Receivable Interests or the Purchaser’s rights, if any, to make purchases;

and the result of any of the foregoing is (i) to increase the cost to, or, in the case of Regulation D referred to above, to impose a cost on an Affected Party funding or making or maintaining any Receivable Interest, or (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement with respect thereto, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If an Affected Party shall reasonably determine that the adoption of any applicable law, rule, regulation, directive or guideline regarding capital adequacy, or any change in or phase-in of any applicable law, rule, regulation, directive or guideline or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by an Affected Party with any request or directive regarding capital adequacy of any such authority, central bank or comparable agency or any change in the application of GAAP (in any case, whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) Each Affected Party will promptly notify the Seller of any event of which it has knowledge occurring after the date hereof which will entitle such Affected Party to compensation pursuant to this Section 2.08. If an Affected Party fails to give such notice within 90 days after it obtains actual knowledge of such event and such result, such Affected Party shall be entitled to compensation pursuant to this Section 2.08 only to the extent such additional amount or reduction accrues on or after the date 90 days prior to the date on which such Affected Party gives such notice.

(d) In determining any amount provided for in this Section 2.08, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.08 shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error; provided, that the failure to deliver any such certificate shall not affect the Affected Party’s right to payment hereunder unless notice as required by Section 2.08(c) has not been given.

(e) For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of a Purchaser with the assets and liabilities of any Affected Party, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.08.

(f) If the Seller shall become obligated to pay amounts under this Section 2.08 to any Affected Party, and the Seller shall not then be obligated to pay amounts under this Section 2.08 to Affected Parties with respect to all of the Purchasers, the Seller shall have the right to require such Affected Party (or the Purchaser through whom such Affected Party has made such claim) to sell and assign, and within 60 days of the Seller’s request to such effect, such Affected Party or Purchaser, as the case may be, shall sell and assign, all of its interests, rights and obligations under this Agreement to an Assignee (but no Assignee shall have any obligation to make any such purchase) or to an assignee identified by the Seller and approved by the Administrative Agent and the Related Secondary Purchaser, which approval shall not be unreasonably withheld; provided, however, that (i) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any governmental authority, (ii) the assigning Affected Party shall have received from such Assignee or such assignee full payment in immediately available funds of all amounts payable to it in respect of Capital, accrued Yield and fees and other amounts owing to it under or in connection with this Agreement and the other Sale Documents, (iii) the assigning Affected Party shall have been released of any and all liabilities and obligations under this Agreement, (iv) such assignment shall be without representation or warranty (except to the extent set forth in the related Assignment) by the assigning Affected Party and shall be at the sole expense of the Seller and (v) the assigning Affected Party shall continue to have the benefit of all indemnities and other agreements under this Agreement which survive the termination of this Agreement.

SECTION 2.09 Sharing of Payments, Etc. If any Purchaser shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Pool Receivables covered by a Receivable Interest (other than pursuant to Section 2.08) in excess of payments on account of Pool Receivables allocable to such Receivable Interest, such Purchaser shall forthwith purchase from the other Purchasers such participations in the Pool Receivables as shall be necessary to cause such purchasing Purchaser to share the excess payment ratably with each of them, provided, however, that if all or any portion of each excess payment is thereafter recovered from such purchasing Purchaser, such purchase from each Purchaser shall be rescinded and such Purchaser shall repay to the purchasing Purchaser the purchase price to the extent of such recovery together with an amount equal to each Purchaser’s Pro Rata Share of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered.

SECTION 2.10 Effect of Early Payments. In the event any Purchaser: (i) has the Capital of a Receivable Interest reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to a Mandatory Reduction or an Optional Reduction upon the occurrence of a Mandatory Reduction Day or an Optional Reduction Day, then the Seller agrees to pay to the relevant Purchaser an amount equal to the excess, if any, of:

(A) Yield that would have accrued during the remainder of the Settlement Period or the tranche periods for Notes determined by such Purchaser to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction (or in respect of clause (ii) above, the date such Mandatory Reduction or Optional Reduction took effect pursuant to the occurrence of a Mandatory Reduction Day or an Optional Reduction Day) on such Capital if such reduction or such Mandatory Reduction Day or Optional Reduction Day had not occurred, over

(B) the income, if any, actually received during the remainder of such period by such Purchaser from investing the amount received as a reduction of such Capital, in accordance with such Purchaser’s normal investment policies.

All payments made pursuant to this Section 2.10 shall be due and payable hereunder upon demand. The determinations made by any Purchaser pursuant to this Section 2.10 shall be binding absent demonstrable error.

ARTICLE III.

CONDITIONS OF PURCHASES

SECTION 3.01 Conditions Precedent to Initial Purchase. The initial Purchase of Receivable Interests under this Agreement is subject to the conditions precedent that the Purchasers shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Purchasers and the Administrative Agent:

(a) Certificates of the Secretary or Assistant Secretary of the Seller and each Originator certifying the names and true signatures of their respective officers authorized to sign this Agreement and the other documents to be delivered by them hereunder or in connection herewith, evidence of authorization of the transactions contemplated hereby, the articles of incorporation or formation (attached and appropriately certified by the Secretary of State of the Seller’s and each Originator’s jurisdiction of incorporation or formation) and the by-laws and all amendments thereto of the Seller and each Originator.

(b) Executed financing statements (including any assignments of and amendments to financing statements previously filed), to be filed on or before the date of such initial Purchase under the UCC of all jurisdictions that the Purchasers or the Administrative Agent may deem necessary or desirable in order (i) to perfect the ownership interests contemplated by this Agreement and (ii) to perfect the ownership interests of the Seller in the receivables purchased by the Seller from the Originators pursuant to the Transfer Agreements.

(c) Executed UCC termination statements, if any, necessary to release all security interests and other rights of any Person (other than the Purchasers and the Secondary Purchasers) in the Receivables, Contracts or Related Security previously granted by the Seller or any Originator.

(d) Evidence (including Uniform Commercial Code search reports) that all Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances other than those held by the Purchasers and the Secondary Purchasers.

(e) An executed Transfer Agreement and Consent and Acknowledgment from each Originator.

(f) A favorable opinion of counsel for the Seller and for each Originator as to such matters as the Purchasers or the Administrative Agent may reasonably request, including, without limitation, bankruptcy opinions with respect to “true sale” and nonconsolidation.

SECTION 3.02 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each Purchase, the Collection Agent shall have delivered to the Purchasers and the Administrative Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Purchasers, all Investor Reports as and when due under Section 6.02(g) and, on or prior to the date of the initial Purchase, an Investor Report containing then current information acceptable to the Purchasers, and (b) on the date of each Purchase or reinvestment, the following statements shall be true (and acceptance of the proceeds of such Purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Article IV are correct on and as of the date of such Purchase or reinvestment as though made on and as of such date,

(ii) no event has occurred and is continuing, or would result from such Purchase or reinvestment, that constitutes (x) in the case of a Purchase, an Event ~~of~~ of Termination or ~~a~~a Potential Termination Event and (y) in the case of reinvestment, an Event of Termination or a Significant Potential Termination Event,

(iii) the Internal Revenue Service shall not have filed a notice of lien pursuant to Section 6323 of the Code with regard to any assets of the Seller or any Originator, and the Pension Benefit Guaranty Corporation shall not have filed a notice of lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller or any Originator, unless such liens (1) have been suspended or (2) are being contested in good faith by the Seller or such Originator and have been bonded in the full amount thereof; provided, however, that with respect to any Originator, the amount of such lien shall be greater than $50,000,000, and

(iv) the Facility Termination Date shall not have occurred,

and (c) the Purchasers shall have received such other approvals, opinions or documents as they may reasonably request.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Seller and the Collection Agent. Each of the Seller and the Collection Agent makes, with respect to itself, the following representations and warranties to each Purchaser and the Administrative Agent on the date of each Purchase and on the date of each reinvestment as follows:

(a) It is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified except where the failure to be so qualified would reasonably be expected to (i) have a Material Adverse Effect or (ii) materially adversely affect its ability to perform its obligations hereunder or under any Transfer Agreement or the Secondary Purchase Agreement. As of the date hereof, Georgia-Pacific owns directly or indirectly 100% of the issued and outstanding common stock of the Seller.

(b) The execution, delivery and performance by the Seller and the Collection Agent of the Sale Documents to which it is a party, and the Seller’s use of the proceeds of purchases and reinvestments, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate of incorporation or articles of incorporation or by-laws; or (ii) any law, rule or regulation or any contractual restriction binding on or affecting it the breach of which could reasonably be expected to have a material adverse effect on the Receivables or the transaction contemplated hereby, or as may restrict or limit the assignment of Receivables of Government Obligors, and do not result in or require the creation of any lien (other than pursuant hereto and pursuant to the Secondary Purchase Agreement) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each Sale Document to which the Seller or the Collection Agent is a party has been duly executed, authorized and delivered by the Seller or the Collection Agent, as the case may be.

(c) Other than the filings of the financing statements under the UCC of the jurisdictions that the Purchasers or the Administrative Agent deem necessary, all of which, on or prior to the date of the initial Purchase hereunder, will have been duly made and be in full force and effect, and other than such filings, registrations and notices as may be required under applicable law with respect to the assignment of Receivables of Government Obligors no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Collection Agent of this Agreement or any other Sale Document to which the Seller or the Collection Agent is a party or for the perfection of or exercise by the Purchaser of its rights and remedies under this Agreement or any other Sale Document to be delivered hereunder.

(d) Each of this Agreement and each other Sale Document to which the Seller or the Collection Agent is a party constitutes the legal, valid and binding obligation of the Seller and the Collection Agent, respectively, enforceable against the Seller and the Collection Agent in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

(e) The consolidated financial statements of the Collection Agent and its subsidiaries as of January ~~3, 2004,~~1, 2005, copies of which have been furnished to the Purchasers, fairly present the financial condition of the Collection Agent and its subsidiaries as of such date and the consolidated results of their operations for the period ended on such date, and have been prepared in accordance with GAAP consistently applied in all material respects by the Collection Agent and its subsidiaries throughout the period involved, except as set forth in the notes thereto and since such date there occurred no event or condition which would reasonably be expected to have a Material Adverse Effect.

(f) There is no pending or threatened action or proceeding affecting the Seller or the Collection Agent or any of their respective subsidiaries or properties before any court, governmental agency or arbitrator which would reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect upon (1) any Purchaser’s interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, the Related Security or the Collections with respect thereto, (2) the collectibility of the Pool Receivables generally or of any significant portion of the Pool Receivables, or (3) the ability of the Seller or the Collection Agent to perform its respective obligations under this Agreement or any other Sale Document to which it is a party. Neither the Seller nor the Collection Agent is in default with respect to any order of any court, arbitrator or governmental body. No Event of Termination, or event which, with the passage of time or the giving of notice, or both, would be an Event of Termination, is continuing.

(g) No proceeds of any purchase or reinvestment will be used (i) for a purpose which violates, or would be inconsistent with regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 and 14 of the Securities Exchange Act of 1934, as amended.

(h) Immediately prior to a Purchase hereunder, the Seller shall be the legal and beneficial owner of the Pool Receivables and Related Security with respect thereto (except with respect to Related Security and with respect to Receivables of Government Obligors, to the ~~transfer~~extent that the rights of ~~which~~the Seller, as the assignee thereof, may be limited by applicable law), free and clear of any Adverse Claim, except as created by this Agreement and the Secondary Purchase Agreement and the documents entered into in connection herewith and therewith. This Agreement is effective to, and shall, upon each purchase or reinvestment, transfer to each Purchaser (and each Purchaser shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest to the extent of such Purchaser’s Receivable Interest in each Pool Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, except as may be limited by applicable law with respect to the Related Security and with respect to Receivables of Government Obligors, free and clear of any Adverse Claim, except as created by this Agreement and the Secondary Purchase Agreement and the documents entered into in connection herewith and therewith. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Administrative Agent pursuant to this Agreement and the Secondary Purchase Agreement and those filed in favor of the Seller pursuant to a Transfer Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent as secured party and the Seller as debtor, the Administrative Agent, as agent for the Purchasers, shall have a first priority perfected security interest in the Pool Receivables, Related Security and Collections, to the extent of each Purchaser’s Receivable Interest, to the extent a security interest in such items of property can be perfected under the UCC.

(i) Prior to a transfer pursuant to a Transfer Agreement, the related Originator shall be the legal and beneficial owner of the Receivables and the Related Security sold to the Seller pursuant to such Transfer Agreement free and clear of any Adverse Claim. Each Transfer Agreement is effective to, and shall, upon the creation of a Receivable owing to such Originator party to such Transfer Agreement, transfer to the Seller (and the Seller shall acquire) from such Originator all right, title and interest of such Originator in each such Receivable and in the Related Security and Collections with respect thereto, except ~~as~~to the extent that the rights of the Seller, as the assignee thereof, may be limited by applicable law with respect to the Related Security and with respect to Receivables of Government Obligors, free and clear of any Adverse Claim, except as contemplated by this Agreement and the Secondary Purchase Agreement.

(j) Each ~~Daily Activity Report,~~ Interim Activity Report and Investor Report (if prepared by the Seller, an Originator or one of their Affiliates, or to the extent that information contained therein is supplied by the Seller, an Originator or an Affiliate), information, exhibit, financial statement, document, book, record or report (other than projections prepared in good faith) furnished or to be furnished at any time by a Responsible Officer of the Seller or an Originator to the Administrative Agent or the Purchasers in connection with this Agreement was, is, or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent or the Purchasers, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(k) As of the date hereof, (i) the Seller’s jurisdiction of incorporation is the State of Delaware, (ii) the jurisdiction of incorporation or formation of each of the Originators is as stated in the related Transfer Agreement and (iii) the office where the Seller keeps its records concerning the Receivables is located at the address referred to in Section 11.02 hereof.

(l) The names and addresses of all Lock-Box Banks and Depositary Banks, together with the account numbers of the Lock-Box Accounts and the Depositary Accounts of the Seller and the Originators at such Lock-Box Banks and such Depositary Banks, are, as of the date hereof, specified in Schedule I hereto and Schedule II hereto, respectively (or at such other Lock-Box Banks or Depositary Banks and/or with such other Lock-Box Accounts or Depositary Accounts as have been notified to the Administrative Agent and the Purchasers in writing in accordance herewith).

(m) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables hereunder, and each Purchase by the Seller from an Originator of a Receivable under the Transfer Agreement to which such Originator is a party, will constitute (i) a

“current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

(n) Each ~~Pool~~ Receivable ~~at the time it first becomes covered by a~~characterized in any Investor Report or other written statement made by or on behalf of the Seller as an Eligible Receivable ~~Interest~~is, ~~shall be~~as of the date of such Investor Report or other statement, an Eligible Receivable. Each Pool Receivable used in computing the Net Receivables Pool Balance shall, at the time of such computation, be an Eligible Receivable. No event has occurred which materially and adversely affects the collectibility of the Pool Receivables generally or the collectibility of a significant portion of the Pool Receivables.

(o) No event has occurred which would reasonably be expected to (i) have a Material Adverse Effect since the date of the most recent annual report provided to the Purchasers by the Seller pursuant to Section 5.01(j)(ii) or (ii) materially adversely affect the ability of the Seller or the Collection Agent to perform its obligations under this Agreement or any other Sale Document to which it is a party.

(p) With respect to each Receivable sold by an Originator to the Seller and included in a Receivables Pool, the Seller shall have paid or promised to pay to such Originator at the time of such sale an amount equal to the ~~Outstanding Balance~~“Purchase Price” of such Receivable under, and as defined in, the applicable Transfer Agreement, which “Purchase Price” constitutes fair consideration and reasonably equivalent value.

(q) The Seller and each Originator are treating each sale of a Receivable under the Transfer Agreement to which the Seller and such Originator are a party as a sale for purposes of GAAP. Georgia-Pacific will present on each consolidated balance sheet of Georgia-Pacific and its subsidiaries each such Receivable outstanding as of the date of such balance sheet.

(r) Neither the Seller nor the Collection Agent has extended or modified the terms of any Pool Receivable or the invoice under which any such Pool Receivable arose except in accordance with the Credit and Collection Policy.

(s) The obligations of the Seller hereunder to make payment in respect of fees payable to the Purchasers, deemed Collections under Section 2.04(d) and indemnities rank at least equally with Debt of the Seller which is not contractually subordinated.

(t) Neither the Seller nor the Collection Agent has granted any Person dominion and control of any Lock-Box Account or Depositary Account, or the right to take dominion and control of any Lock-Box Account or Depositary Account at a future time or upon the occurrence of a future event.

(u) The transactions under this Agreement and the other Sale Documents executed and delivered by the Seller do not and will not render the Seller not Solvent.

(v) The Seller and the Collection Agent have filed or caused to be filed all tax returns which, to their knowledge, are required to be filed or has filed timely extensions therefor. The Seller and the Collection Agent have paid all taxes and all assessments made against them or any of its property when due and payable (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller or the Collection Agent, as the case may be), and no tax lien has been filed and, to the Seller’s or the Collection Agent’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge, provided, that, with respect to the Collection Agent (if Georgia-Pacific), the amount of such claim is at least $75,000,000.

(w) Since December 28, 2002, there have been no changes to the Credit and Collection Policy which could reasonably be expected to have materially adversely affect the collectibility of any Receivable.

(x) Neither the Seller nor the Collection Agent is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) The Seller is treating the conveyance of the Receivable Interests and the Related Security as indebtedness for purposes of Federal income taxation.

(z) The Seller has no subsidiaries.

Upon discovery by the Seller, the Collection Agent, any Purchaser or the Administrative Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

ARTICLE V.

COVENANTS

SECTION 5.01 Covenants of the Seller and the Collection Agent. Until the date on which no Capital of any Receivable Interest shall be outstanding and no further Purchases are to be made under this Agreement:

(a) Compliance with Laws, Etc. Each of the Seller and the Collection Agent shall comply in all material respects with its certificate of incorporation and by-laws and all applicable laws, rules, regulations and orders with respect to it, its properties, and all Receivables in which the Purchasers have a Receivable Interest, and shall preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where it does business, except where the failure to so comply, preserve, maintain or qualify would not reasonably be expected to (i) have a Material Adverse Effect or (ii) materially adversely affect its ability to perform its obligations under this Agreement or any other Sale Document to which it is a party.

(b) Offices, Records and Books of Accounts. The Seller shall not change the jurisdiction of its incorporation, except upon 30 days’ prior written notice to the Administrative

Agent and the Purchasers to a jurisdiction where all action required by Section 6.05(a) shall have been taken. The Seller and the Collection Agent shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller and the Collection Agent shall, at their own respective expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by them under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract; provided, however, any failure to so perform or comply shall not constitute a breach hereof except to the extent such failure or non-compliance would reasonably be expected to have a material adverse effect upon (i) any Purchaser’s interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, the Related Security or the Collections with respect thereto, (ii) the collectibility of the Pool Receivables generally or of any significant portion of the Pool Receivables, (iii) the ability of the Seller, any Originator or the Collection Agent to perform its duty to collect Pool Receivables generally or otherwise perform its respective obligations hereunder or under any Transfer Agreements or under any Consent and Acknowledgment or (iv) the perfection of or exercise by the Administrative Agent or any Purchaser of its rights and remedies under this Agreement or any other Sale Document.

(d) Sales, Liens, Etc. Neither the Seller nor the Collection Agent shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than as contemplated hereunder) upon or with respect to, any Pool Receivable, Related Security (except returned or reclaimed merchandise), related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, except as contemplated hereunder and under the Secondary Purchase Agreement and the Transfer Agreements.

(e) Extension or Amendment of Receivables. Except as provided in Section 6.02(c), neither the Seller nor the Collection Agent shall extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto other than in accordance with the Credit and Collection Policy, except with the prior written consent of the Required Purchasers.

(f) Change in Business or Credit and Collection Policy. Neither the Seller nor the Collection Agent shall make any change in the character of its business or in the Credit and Collection Policy that could, in either case, have a material adverse effect on (i) its business or properties, (ii) the ability of the Seller or the Collection Agent to perform its obligations under this Agreement or any Sale Document to which it is a party or (iii) the collectibility of the Pool Receivables generally or of any significant portion of the Pool Receivables.

(g) Audits. The Seller, the Parent and the Collection Agent shall, at any reasonable time, permit each Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller, the Parent or the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit and inspect the offices and properties of the Seller, the Parent and the Collection Agent for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller’s, the Parent’s and the Collection Agent’s financial condition or the Pool Receivables and the Related Security or the Seller’s, the Parent’s or the Collection Agent’s performance hereunder or under the Contracts with any of the officers or employees of the Seller, the Parent or the Collection Agent having knowledge of such matters.

(h) Change in Payment Instructions to Obligors. The Seller and the Collection Agent shall not, and shall not permit any Originator to, add or terminate any bank as a Lock-Box Bank or a Depositary Bank from those listed in Schedule I hereto or Schedule II hereto, respectively, except as such schedules may be amended in accordance herewith, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Collection Agent or an Originator or payments to be made to any Lock-Box Bank or Depositary Bank, unless the Administrative Agent and the Purchasers shall have received, at least 10 days before the proposed effective date therefor, written notice of such addition, termination or change, together with an amended Schedule I or Schedule II, as the case may be, which amended schedules shall give effect to such addition, termination or change, and, with respect to the addition of a Lock-Box Bank or a Depositary Bank, an executed Lock-Box Agreement from such new Lock-Box Bank or such new Depositary Bank, as the case may be; provided, however, that the Seller, the Collection Agent or an Originator shall be permitted to make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box Account or Depositary Account.

(i) Deposits to Lock-Box Accounts and Depositary Accounts. The Seller shall, and shall cause each Originator to, direct each Obligor to remit all Collections of Pool Receivables of such Obligor to a Lock-Box Account or Depositary Account, in each case, with respect to which a Lock-Box Agreement is in full force and effect. The Seller shall, and shall cause each Originator to, deposit, or cause to be deposited, all Collections of Pool Receivables received by the Seller or an Originator into Lock-Box Accounts or Depositary Accounts, in each case, with respect to which a Lock-Box Agreement is in full force and effect, within two (2) Business Days of the receipt thereof.

(j) Reporting Requirements. The Seller will provide to the Purchasers the following:

(i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Georgia-Pacific, balance sheets of Georgia-Pacific and its subsidiaries as of the end of such quarter and statements of income and cash flows of Georgia-Pacific and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Georgia-Pacific;

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of Georgia-Pacific, a copy of the annual report for such year for Georgia-Pacific and its subsidiaries, containing audited financial statements for such year certified in a manner acceptable to the Purchasers by Ernst & Young, LLP , PricewaterhouseCoopers LLP, KPMG LLP, Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Purchasers;

(iii) as soon as possible and in any event within five days after (1) the occurrence of each Event of Termination or Potential Termination Event of which the Seller has knowledge, (2) any material change in the Credit and Collection Policy or (3) any action, proceeding or judgment affecting the Seller or any Originator which would reasonably be expected to have (x) a Material Adverse Effect or (y) a material adverse effect upon (i) the Seller’s interest in Receivables purchased from any Originator under a Transfer Agreement or any Purchaser’s interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, the Related Security or the Collections with respect thereto, (ii) the collectibility of the Pool Receivables generally or of any significant portion of the Pool Receivables, or (iii) the ability of the Seller or any Originator to perform its respective obligations under the Sale Documents, a statement of a Responsible Officer of the Seller or his designee setting forth details thereof and the action that the Originator has taken and proposes to take with respect thereto, it being understood that the Originator shall implement such reasonable procedures as shall be designed to ensure that the Treasurer shall promptly become aware of any Event of Termination or Potential Termination Event;

(iv) promptly after the sending or filing thereof, copies of all reports that Georgia-Pacific sends to any of its public security holders or its creditors and copies of all reports and registration statements that Georgia-Pacific or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) promptly after the filing or receipt thereof, copies of all material reports and notices which the Seller, Georgia-Pacific or any ERISA Affiliate files with or receives from the Internal Revenue Service under ERISA or files with or receives from the Pension Benefit Guaranty Corporation or the United States Department of Labor;

(vi) promptly after the receipt thereof, copies of any notice of a tax lien against any property of the Seller or any Originator which the Seller or such Originator receives from the Internal Revenue Service;

(vii) at least 45 Business Days prior to any change in the Seller’s or an Originator’s name, a notice setting forth the proposed name and the effective date thereof;

(viii) on or prior to each Investor Report Date, a certificate signed by a Responsible Officer of the Seller or his designee showing the calculations necessary to determine compliance with this Agreement and stating that, unless a statement required by clause (iii) above has been furnished, to the best of his knowledge, after due inquiry, no Event of Termination or Potential Termination Event has occurred;

(ix) an Interim Activity Report shall be provided at weekly intervals; provided, that if an Upgrade Event ~~shall occur~~exists, an Investor Report shall be provided at monthly intervals on or prior to each Investor Report Date for so long as such condition for monthly ~~reporting continues to be satisfied; provided, further, that if Georgia-Pacific’s Debt Rating shall be withdrawn or shall fall below BB by S&P and Ba2 by Moody’s or below either BB- by S&P or Ba3 by Moody’s, a Daily Activity Report shall be provided at daily intervals for so long as such condition for daily~~ reporting continues to be satisfied. Each report will cover the period since the most recent report and each subsequent report will cover the period since the prior report;

(x) on or prior to the date which is 45 days after the end of each fiscal quarter of Georgia-Pacific (or, if earlier with respect to any such fiscal quarter, upon the public release of Georgia-Pacific’s financial statements for such fiscal quarter), a certificate signed by a Responsible Officer of the Seller stating that no Event of Termination under Section 7.01(r) has occurred and is continuing and providing the related calculations necessary to measure compliance with Section 7.01(r) with respect to such fiscal quarter; provided, that such certificate shall not be required if a statement required by clause (iii) above has been furnished with respect to such fiscal quarter and such statement indicates that an Event of Termination under Section 7.01(r) has occurred;

(xi) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, balance sheets of the Seller as of the end of such fiscal year and statements of income and cash flows of the Seller for such fiscal year, certified by the chief financial officer of the Seller;

(xii) on or prior to the date which is 45 days after the end of each fiscal quarter of Georgia-Pacific (or, if earlier with respect to any such fiscal quarter, upon the public release of Georgia-Pacific’s financial statements for such fiscal quarter), a certificate signed by a Responsible Officer of the Seller showing the calculation of the Pricing Leverage Ratio for the most recently completed fiscal quarter of Georgia-Pacific;

(xiii) at least 60 days prior to end of each fiscal year of the Originators, a new Schedule IX, setting forth the Fiscal Months for the upcoming fiscal year (each schedule so delivered shall supersede any prior schedules so delivered); and

(xiv) ~~(xiii)~~ such other information documents, records or reports in respect of the Receivables or the condition or operations, financial or otherwise, of the Seller, Georgia-Pacific or any of its subsidiaries as the Purchasers or the Administrative Agent may from time to time reasonably request with reasonable advance notice.

(k) Purchase of Receivables from an Originator. With respect to any Receivable sold by an Originator to the Seller and included in the Receivables Pool, the Seller has paid or will have promised to pay such Originator an amount equal to the ~~Outstanding Balance~~“Purchase Price” of such Receivable under, and as defined in, the applicable Transfer Agreement.

(l) Collections Received by an Originator. Upon notification from the Administrative Agent, acting at the instruction of the Required Purchasers, the Seller will cause each Originator to hold in trust and promptly turn over to the Collection Agent any Collections received by such Originator on the Seller’s behalf.

(m) Change in Transfer Agreements. The Seller shall not, and shall not permit any Originator to, amend, modify or waive any term or condition of this Agreement or any Transfer Agreement or replace the “Servicer” under any Transfer Agreement without the consent of all of the Purchasers.

(n) UCC Filings. The Seller shall, and shall cause each Originator to, file and maintain in effect all filings, and take all such other actions, as may be necessary to protect the validity and perfection of the Receivable Interest and the Seller’s interest in the Receivables purchased from such Originator pursuant to a Transfer Agreement.

(o) Reserved.

(p) Deposit of Collections. The Seller shall not, and shall not permit any Originator to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Accounts or Depositary Accounts cash or cash proceeds other than Collections.

(q) No Modification. The Seller shall not amend or modify Articles Third, Sixth, Seventh, Eighth, Eleventh or Twelfth of the Seller’s certificate of incorporation or Sections 1 and 2 of Article III or Article VIII of the Seller’s by-laws.

(r) Debt. The Seller shall not create, incur, assume or suffer to exist any Debt or other liability whatsoever, except (i) obligations incurred under or expressly contemplated by this Agreement, the Secondary Purchase Agreement or the Transfer Agreements, (ii) liabilities incident to the maintenance of its existence in good standing or (iii) operating expenses arising in the ordinary course of business.

(s) Loans. The Seller shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of Debt, acquisition of the business or assets, or otherwise) in, any Person.

(t) Dissolution. The Seller shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, or cause or consent to an involuntary petition of bankruptcy to be filed against it, except as provided for in this Agreement and the Secondary Purchase Agreement.

(u) Indentures, Mortgages, Etc. The Seller shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the Secondary Purchase Agreement and the other agreements executed and delivered by the Seller in connection herewith and therewith.

(v) Restriction of Contract. The Seller shall not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement, the Secondary Purchase Agreement and the Transfer Agreement, and (ii) other transactions (including, without limitation, the lease of office space or computer equipment or software by the Seller to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Seller’s business, and (C) upon fair and reasonable terms that are no less favorable to the Seller than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Seller.

(w) Agreed Procedures. On or before the day which is 30 days prior to any date after December 18, 2002 on which an extension of the Facility Termination Date shall become effective (any such date, an “Extension Effective Date”), a firm of nationally recognized independent certified public accountants (who may render other services to the Collection Agent or the Seller) or other representatives of the Agent (the “field examiners”) shall furnish a report (which report shall cover, initially, the period from November 1, 2002 to a date specified by the Seller which is no more than 60 days prior to the related Extension Effective Date (any such date so specified, a “Cut-Off Date”), and thereafter the period from the prior Cut-Off Date to the immediately succeeding Cut-Off Date) to each Purchaser to the effect that they have applied such procedures as the Purchasers may reasonably request and examined certain documents and records relating to the servicing of the Pool Receivables under this Agreement and that, based upon such procedures, nothing has come to the attention of such accountants or field examiners, as the case may be, that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement, and in addition, each report shall set forth the procedures performed. Any reasonable costs incurred by such accountants or field examiners, as the case may be, in connection with the preparation and furnishing of one such report in each calendar year, including any follow-up resulting from a report indicating an audit deficiency, shall be paid by the Seller promptly upon receipt by the Seller of an invoice therefor; provided, however, that after the occurrence and during the continuance of an Event of Termination or a Collection Agent Default, the expense of any supplemental or interim audits and visits as the Administrative Agent shall request shall be borne by the Seller.

(x) Separate Entity. The Seller hereby acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a separate legal entity from Georgia-Pacific or any affiliate of Georgia-Pacific (a “GP Entity”). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Purchasers may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity with assets and liabilities distinct from those of any other GP Entity and not just a division of any GP Entity. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth above, the Seller shall:

(i) require that all full-time employees of the Seller identify themselves as such and not as employees of any GP Entity (including, without limitation, by means of providing appropriate employees with business identification cards identifying such employees as the Seller’s employees);

(ii) compensate all employees, consultants and agents directly, from the Seller’s bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any GP Entity, allocate the compensation of such employee, consultant or agent between the Seller and such GP Entity on a basis which reflects the services rendered to the Seller and such GP Entity;

(iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any GP Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(iv) at all times have at least one member of its Board of Directors who is not (A) a director, officer, employee or affiliate of any GP Entity, (B) a direct or indirect legal or beneficial owner of more than one percent (1%) of the capital stock of any GP Entity, (C) a creditor, supplier, employee, officer, director, member of the immediate family, manager or contractor of any GP Entity, or (D) a person who controls (whether directly, indirectly or otherwise) any GP Entity or any creditor, supplier, employee, officer, director, manager or contractor of any GP Entity (such member, an “Independent Director”); provided, however, that a member of the Board of Directors who otherwise meets the description of an Independent Director shall not be disqualified from serving as an Independent Director if he or she is also an independent director of another corporation that is a GP Entity with a certificate or articles of incorporation substantially similar to the certificate of incorporation of the Seller;

(v) ensure that the following corporate actions are duly authorized by unanimous vote of its Board of Directors: (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against ~~the Corporation~~it, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) consent to the appointment of a receiver, trustee, liquidator, sequestrator or assignee or other similar official for it or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing to the inability to pay its debts generally as they become due, (vii) merge or consolidate with any other entity, or otherwise acquire substantially all of the assets of any other entity, (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vii) of this paragraph, (ix) any amendment to Article THIRD, Article SIXTH, Article EIGHTH or Article TWELFTH of the Seller’s certificate of incorporation, or (x) any amendment to the its certificate of incorporation which would add corporate purposes in addition to or in conflict with article THIRD of its certificate of incorporation;

(vi) maintain the Seller’s books and records separate from those of any GP Entity;

(vii) prepare its financial statements separately from those of other GP Entities and insure that any consolidated financial statements of any GP Entity that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

(viii) not commingle funds or other assets of the Seller with those of any other GP Entity and not maintain bank accounts or other depository accounts to which any GP Entity is an account party, into which any GP Entity makes deposits or from which any GP Entity has the power to make withdrawals;

(ix) not permit any GP Entity to pay any of the Seller’s operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraph (iii) of this Section 5.01(x)); and

(x) not permit the Seller to be named as an insured on the insurance policy covering the property of any GP Entity, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller.

(y) Coverage Ratio. The Seller shall not permit at any time the Receivables Interests of any Purchaser to exceed such Purchaser’s Pro Rata Share or the Aggregate Receivable Interest to exceed ~~100%~~98% (96%, if a Downgrade Event exists and is continuing).

(z) Name Change. The Seller shall not change its name, except upon 45 Business Days’ prior written notice to the Administrative Agent and the ~~Purchaser~~Purchasers and the taking of all action required by Section 6.05(a).

(aa) Modification of Terms. The Seller agrees that if, following the correct reporting of Contractual Dilutions and Non-Contractual Dilutions in the Investor Reports, the Required Purchasers determine, in their sole discretion, that the Event of Termination in Section 7.01(j) with respect to Dilution Ratios are no longer reasonable or protective and so notify the Seller in writing, the Purchasers may modify the provisions of such Section 7.01(j) with respect to Dilution Ratios with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

ARTICLE VI.

ADMINISTRATION AND COLLECTION

SECTION 6.01 Designation of Collection Agent. The administration and collection of the Pool Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.01. Georgia-Pacific is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement. ~~So long as no Downgrade Event~~At any time when a Collection Agent Default has occurred and is continuing, the Administrative Agent may, in its sole discretion or at the request of the Required Purchasers ~~may~~, designate as Collection Agent any Person (including a Purchaser or a Secondary Purchaser) to succeed Georgia-Pacific or any successor Collection Agent, if such Person shall consent and agree to the terms hereof~~; provided, that if a Downgrade Event has occurred and is continuing, Georgia-Pacific may be removed as Collection Agent by the Administrative Agent at the request of the Required Purchasers~~. Unless the Required Purchasers determine in their sole discretion that it would be impractical or inadvisable to do so, the Purchasers shall give the Seller and the Collection Agent at least five Business Days’ notice of any such designation. The Collection Agent may, with the prior consent of the Purchasers, subcontract with any other Person for the administration and collection of all or a significant portion of the Pool Receivables; provided, that the Collection Agent may, so long as it is Georgia-Pacific, subcontract with an Originator for the administration and collection of the Pool Receivables without the consent of the Purchasers; provided, further, that Georgia-Pacific may, without the consent of the Purchasers, subcontract with any other Person for the administration and collection of Pool Receivables as authorized by the Credit and Collection Policy. Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof.

SECTION 6.02 Duties of Collection Agent.

(a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, each Purchaser and the Administrative Agent hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01 hereof, as agent for itself and for the owners of Receivable Interests to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts.

(b) The Collection Agent shall administer the Collections in accordance with the procedures described herein and in Section 2.04. ~~The Collection Agent shall set aside and hold in trust for the account of the Seller and each Purchaser, their respective shares of the Collections of Pool Receivables in accordance with Section 2.04 but shall not be required, except either upon the request of the Administrative Agent acting at the direction of the Required Purchasers or upon the occurrence and during the continuance of an Event of Termination or a Potential Termination Event or on each day on which the Seller is required to deliver a Daily Activity Report pursuant to Section 5.01(j)(ix), to segregate the funds constituting each Purchaser’s share of such Collections from the general funds of the Collection Agent or the Seller prior to the remittance thereof in accordance with Section 2.04. If the Collection Agent shall be required to segregate Collections pursuant to the proceeding sentence, the Collection Agent shall segregate and deposit to the Agent’s Account such allocable share of Collections of Pool Receivables set aside for the Purchasers on the first Business Day following receipt by the Collection Agent of such Collections. Any Collections deposited to the Agent’s Account shall be applied in accordance with Section 2.04(e).~~

(c) If no Event of Termination or Potential Termination Event shall have occurred, the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Collection Agent deems appropriate to maximize Collections in respect thereof; provided, that the extension or adjustment by the Collection Agent of a Receivable which is a Defaulted Receivable or a Delinquent Receivable shall not change the status of such Receivable for purposes of this Agreement.

(d) The Collection Agent shall hold in trust for the Seller and the Purchasers, in accordance with their respective interests, all Records that evidence or relate to Pool Receivables and shall, as soon as practicable upon demand of the Administrative Agent acting at the direction of the Required Purchasers, deliver or make available to the Administrative Agent all Records in its possession which evidence or relate to Pool Receivables.

(e) The Collection Agent, shall as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Pool Receivables representing the Seller’s undivided fractional ownership interest therein, less all reasonable out-of-pocket costs and expenses of the Collection Agent of servicing, administering and collecting the Pool Receivables to the extent not covered by the Collection Agent Fee received by it, and (ii) any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f) The Collection Agent shall, from time to time at the request of a Purchaser, furnish to such Purchaser (promptly after any such request) a calculation of the amounts set aside for such Purchaser pursuant to Section 2.04 hereof.

(g) On or prior to each Investor Report Date, the Collection Agent shall prepare and forward to each Purchaser and the Administrative Agent (i) an Investor Report relating to each Receivable Interest outstanding on the immediately preceding Settlement Date, and (ii) if requested by a Purchaser, a listing by Obligor of all Pool Receivables outstanding on such Settlement Date, together with an analysis of the aging of such Pool Receivables by Obligor and such additional information as may be reasonably requested by such Purchaser. So long as no Event of Termination then exists, the Collection Agent will use its best efforts to provide the Purchasers and the Administrative Agent with the information in clauses (i) and (ii) above on a more frequent basis if requested by any of the Purchasers. Following an Event of Termination and during the continuation thereof, the Collection Agent will provide the Purchasers and the Administrative Agent with the information in clauses (i) and (ii) above on a more frequent basis if required by the Required Purchasers.

(h) The Collection Agent will, to the extent permitted by applicable law and with respect to any amount not paid by the Collection Agent when required to be paid hereunder, pay on demand interest to each Purchaser at a rate per annum equal to 2% above the Base Rate, provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

(i) The Collection Agent’s authorization under this Agreement will terminate after the Facility Termination Date, upon payment in full of all amounts payable to the Purchasers and the Collection Agent under this Agreement.

SECTION 6.03 Rights of the Administrative Agent.

(a) Upon five days notice to the Seller, unless the Required Purchasers determine in their sole discretion that it would be impracticable or inadvisable to give such notice, the Administrative Agent at the direction of the Required Purchasers is authorized at any time to date and to deliver to the Lock-Box Banks and to the Depositary Bank, the Lock-Box Notices; provided, that if a Downgrade Event or an Event of Termination has occurred and is continuing, such action by the Administrative Agent may be taken at any time in the sole discretion of the Administrative Agent or at the direction of any Purchaser. The Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent delivers such Lock-Box Notices, the exclusive ownership and control of such Lock-Box Accounts or such Depositary Accounts. The Seller shall, and shall cause each Originator to, take any actions reasonably requested by the Administrative Agent to effect such transfer. The Administrative Agent at the direction of the Required Purchasers may notify the Obligors of Pool Receivables, at any time and at the Seller’s expense, of the ownership of Receivable Interests under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. In furtherance of the foregoing, the Administrative Agent shall, upon the direction of the Required Purchasers, be entitled to take all such actions as it deems necessary or advisable to exercise dominion and control over the collection and servicing of the Pool Receivables including such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Administrative Agent rather than the Seller. Unless the Required Purchasers determine in their sole discretion that it would be impractical or inadvisable to do so or if a Downgrade Event or Event of Termination has occurred and is continuing, the Purchasers must give the Seller five days prior notice of any such action.

(b) At any time following the designation of a Collection Agent other than Georgia-Pacific pursuant to Section 6.01:

(i) The Administrative Agent may, and at the direction of the Required Purchasers shall, direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Administrative Agent or its designee.

(ii) The Seller shall, and shall cause each Originator to, at the Administrative Agent’s request and at the expense of the Seller and the Originators, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Administrative Agent or a designee of the Administrative Agent approved by the Required Purchasers.

(iii) The Seller shall, and shall cause each Originator to, at the Administrative Agent’s request (which shall be at the direction of the Required Purchasers) and at the expense of the Seller and the Originators, (A) assemble all of the Records that evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Administrative Agent or its designee, at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and the Required Purchasers and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(iv) The Seller hereby authorizes the Administrative Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Administrative Agent and the Required Purchasers, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

SECTION 6.04 Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

(a) The Seller shall, and shall cause each Originator to, perform its obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests and Receivables had not been sold and the exercise by the Administrative Agent and by the Purchasers of their rights hereunder shall not release the Collection Agent, the Seller or any Originator from any of their duties or obligations with respect to any Pool Receivables or under the related Contracts; and

(b) Neither the Administrative Agent nor the Purchasers shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or any Originator thereunder.

SECTION 6.05 Further Actions Evidencing Purchases.

(a) The Seller shall, and shall cause each Originator to, from time to time, at their expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Administrative Agent or any Purchaser may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable any Purchaser or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Seller and each Originator will upon the request of any Purchaser or the Administrative Agent (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that any Purchaser or the Administrative Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Purchasers, evidencing that Receivable Interests therein have been sold; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Purchasers, evidencing that Receivable Interests therein have been sold; provided that the actions specified in clauses (ii) and (iii) may be directed by the Required Purchasers or the Administrative Agent only upon the occurrence of an Event of Termination or a Potential Termination Event.

(b) The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto, relating to the Pool Receivables and the

Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c) If the Collection Agent fails to perform any of its obligations hereunder, any Purchaser or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and such Purchaser’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller (if the Collection Agent that fails to so perform is Georgia-Pacific or an Affiliate thereof) as provided in Section 8.01 or Section 9.04, as applicable.

SECTION 6.06 Collection Agent Fee. The Collection Agent shall be paid a collection fee (the “Collection Agent Fee”) of 1% per annum on the average daily amount of the Outstanding Balance of all Pool Receivables payable monthly in arrears on each Settlement Date. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.

ARTICLE VII.

EVENTS OF TERMINATION

SECTION 7.01 Events of Termination. If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) The Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) shall fail (i) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) and (iii) of this subsection (a) or in Sections 5.01(c), 5.01(j) or 5.01(m)) and such failure shall remain unremedied for three Business Days or (ii) to make any payment or deposit required hereunder on the first Business Day after the due date thereof or (iii) to perform or observe any term, covenant or agreement contained in Section 5.01(y) hereof and such failure shall remain unremedied for two Business Days; or

(b) The Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) shall fail to transfer to the Purchasers when requested any rights pursuant hereto which the Seller or such Collection Agent then has; or

(c) Any representation or warranty made or deemed made by the Seller, the Parent or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) (or any of its Responsible Officers) in this Agreement or by any Originator (or any of its Responsible Officers) in the ~~Transfer Agreement or the Consent and Acknowledgement~~Sale Documents to which it is a party or in any information or report delivered by a Responsible Officer of the Seller, the Parent or any Originator or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) pursuant hereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(d) The Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(c), 5.01(j) or 5.01(m) hereof or any term, covenant or agreement contained in any ~~Transfer Agreement~~Sale Document; or

(e) An Originator or the Parent shall fail to perform or observe any term, covenant or agreement contained in ~~the Consent and Acknowledgment or the Transfer Agreement~~any Sale Document to which such Originator or the Parent is a party (other than a term, covenant or agreement the breach of which would give rise to an Event of Termination described in subsection (a) or (d) above or (h) below), on its part to be performed or observed and any such failure shall remain unremedied for 15 days after the earlier of (i) the time the Seller, the Parent or such Originator becomes aware or should have become aware of such failure and (ii) the date written notice thereof shall have been given to the Seller, the Parent or such Originator, as the case may be, by any Purchaser or the Administrative Agent; or

(f) The Seller, the Parent or any Originator shall fail to pay when due any amount in respect of any Debt and such failure shall continue after any applicable grace period, or any other event shall occur or condition shall exist in respect of such Debt and shall continue after any applicable grace period, the effect of which is to cause (or permit any holder thereof to cause) such Debt to become due and payable prior to the stated maturity thereof; provided, however, that with respect to any Originator or the Parent the amount of such Debt is at least $100,000,000; or

(g) Any purchase or any reinvestment pursuant hereto shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest in Receivables to the extent of any Purchaser’s Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto, or this Agreement shall for any reason cease to evidence the transfer to a Purchaser (or its assignees or transferees) of legal and equitable right, title and interest to, and ownership of, an undivided percentage ownership interest in any Pool Receivable to the extent of such Purchaser’s Receivable Interest or cease to evidence in any Purchaser legal and equitable title to, and ownership of, an undivided percentage ownership interest in such Receivable and the Related Security and ~~Collection~~Collections to the extent of the Receivable Interest of such Purchaser, except as may be limited by applicable law with respect to the Related Security and with respect to Pool Receivables of Government Obligors; or

(h) Any purchase pursuant to any Transfer Agreement shall for any reason (other than pursuant to the term thereof) cease to create, or an interest in any Receivable shall cease to be, a valid and perfected first priority undivided percentage ownership interest in such Receivable and the Related Security and Collections with respect thereto or the Transfer Agreement shall for any reason cease to evidence the transfer to the Seller of all legal and equitable right, title and interest of the relevant Originator to, and ownership of, an undivided percentage ownership in any Receivable, except ~~as~~to the extent that the rights of the Seller, as the assignee thereof, may be limited by applicable law with respect to the Related Security and with respect to Receivables of Government Obligors; or

(i) The Seller, the Parent, any Originator or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Parent, any Originator or the Collection Agent (if Georgia-Pacific or an Affiliate thereof)

seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Parent or any Originator or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) shall take any corporate action to authorize any of the actions set forth above in this subsection (i); or

(j) As of any Settlement Date, the Default Ratio shall exceed 7.0%, or the Delinquency Ratio shall exceed 10.0%, or the Loss-to-Liquidation Ratio shall exceed .50%, or the average of the Dilution Ratios for the immediately preceding three ~~calendar months~~Fiscal Months shall exceed 10.0%, or the Portfolio Turnover Rate (Days) for the related Settlement Period shall exceed 45 days; or

(k) (i) One of more final judgments shall be entered against the Seller or (ii) there is entered against the Parent or any Originator (A) a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (B) any one or more non monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect upon any Purchaser’s interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, the Related Security or the Collections with respect thereto, the collectibility of the Pool Receivables generally or of any significant portion of the Pool Receivables, the ability of the Seller, any Originator or the Collection Agent to perform its duty to collect Pool Receivables generally or otherwise perform its respective obligations hereunder or under any Transfer Agreements or under any Consent and Acknowledgment or the perfection of or exercise by the Administrative Agent or any Purchaser of its rights and remedies under this Agreement or any other Sale Document, and, in either case, (I) enforcement proceedings are commenced by any creditor upon such judgment or order, or (II) there is a period of 30 consecutive days during which such judgment or order remains unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(l) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of Georgia-Pacific or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) Georgia -Pacific or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; provided, however, that with respect to Georgia-Pacific or any ERISA Affiliate such liability or installment payment, as the case may be, shall be greater than $100,000,000; or

(m) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Seller under

Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Seller fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; provided, however, that it shall not be an Event of Termination under this paragraph (m) if such liability or installment payment arises because the Seller is an ERISA Affiliate (in which case, paragraph (l) of this Section 7.01 shall control); or

(n) There shall have occurred a change of control of the Parent, the Collection Agent (if Georgia-Pacific or an Affiliate thereof), the Seller or any Originator; provided, however, that a change of control of an Originator shall not be an Event of Termination if after such change of control Georgia-Pacific indirectly controls such Originator. A “change of control” shall mean (i) with respect to the Parent or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), the acquisition by any Person (other than Koch or any of its Subsidiaries) of 33 1/3% of either (A) the then outstanding common shares of the Parent or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) or (B) the combined voting rights of the then outstanding voting securities of the Parent or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), (ii) with respect to the Seller, the failure of ~~Georgia-Pacific~~the Parent to own directly or indirectly, 100% of either (A) the then outstanding common shares of the Seller or (B) the combined voting rights of the then outstanding voting securities of the Seller or (iii) with respect to any Originator, the failure of ~~Georgia-Pacific~~the Parent to own directly or indirectly at least 50% of either (A) the then outstanding common shares of any Originator or (B) the combined voting rights of the then outstanding voting securities of any Originator; or

(o) The failure of the Seller and the Purchasers to agree on the amendment of subsection (j) of this Section 7.01, the definition of Eligible Receivable or the Reserve as contemplated by Section 2.01(e) upon the Seller’s decision to cease purchasing Receivables from any Originator, by Section 2.01(f) upon the Seller’s decision to cease purchasing Receivables from any Originator Division, by Section 2.01(g) upon the Seller’s decision to commence purchasing Receivables from any Originator Division, by Section 2.01(h) upon the sale by Georgia-Pacific of the stock of any Originator, by Section 2.01(i) upon the sale or other disposition by any Originator of all or a substantial portion of its assets and by Section 5.01(aa) upon the notification to the Seller as set forth therein, in each case after the expiration of a period of 30 days after such cessation, such sale or such notice, as the case may be; or

(p) The occurrence or declaration of an “Event of Termination” under the Secondary Purchase Agreement, unless the same shall be cured or waived; or

(q) The occurrence or declaration of an “Event of Termination” under any Transfer Agreement, unless the same shall be cured or waived with the consent of all of the Purchasers; or

(r) The occurrence of an event of default under the Georgia-Pacific Credit Agreement arising as a result of the breach of any financial covenant contained therein;

then, and in any such event, at the direction of the Required Purchasers, the Administrative Agent shall, by notice to the Seller, designate another Person to succeed Georgia-Pacific as the Collection Agent, subject to the approval of the Purchasers; provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (i) of this Section 7.01, the Termination Date shall occur. Upon the occurrence of any Event of Termination, the Purchasers and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.01 Indemnities by the Seller. Without limiting any other rights that the Administrative Agent, the Purchasers, their respective members (if any), or any Affiliate of any of the foregoing or any other Affected Party and their respective officers, directors, employees, advisors and agents (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for uncollectible Receivables (except to the extent the Seller has recourse against the Originator with respect to such Receivable on grounds other than the noncollectability of the Receivable) or (c) except as set forth below, any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limitation of the generality of the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the ~~creation of a~~characterization in any Investor Report or other written statement made by or on behalf of the Seller of any Receivable ~~Interest in any Pool Receivable~~(1) as an Eligible Receivable which ~~is not at~~, as of the date of ~~the creation of~~ such ~~Receivable Interest an Eligible Receivable~~Investor Report or other statement, is not an Eligible Receivable or (2) as included in the Net Receivables Pool Balance which, as of the date of such Investor Report or other statement, should not be included in the Net Receivables Pool Balance;

(ii) reliance on any representation or warranty made or deemed made by the Seller or any Originator (or any of their respective Responsible Officers) or any statement made by any Responsible Officer of the Seller or any Originator under or in connection with this Agreement which shall have been incorrect when made;

(iii) the failure by the Seller or any Originator to comply with any applicable law, rule or regulation;

(iv) the failure to vest in a Purchaser an undivided percentage ownership interest, to the extent of such Purchaser’s Receivable Interest, in the Receivables

(including, without limitation, Receivables of Government Obligors) in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim other than as authorized hereunder;

(v) the failure to vest in the Seller all right, title and interest in the Receivables purchased by the Seller from any Originator pursuant to a Transfer Agreement, free and clear of any Adverse Claim other than as authorized hereunder;

(vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction, under applicable law with respect to the assignment of Receivables of Government Obligors or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(vii) any dispute, claim, offset (including on account of any Dilution) or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods, merchandise or service related to such Receivable or the furnishing or failure to furnish such goods, merchandise or services;

(viii) any failure of the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), to perform their respective duties or obligations in accordance with the provisions of this Agreement;

(ix) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(x) any loss incurred by any Purchaser as a result of the Outstanding Balance of all Pool Receivables from the same Obligor, expressed as a percentage of the aggregate Outstanding Balance of Eligible Receivables, being in excess of the Concentration Limit or, if applicable, Special Concentration Limit for such Obligor;

(xi) the commingling of Collections of Pool Receivables at any time with other funds;

(xii) any action or omission by the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) reducing or impairing the rights of a Purchaser with respect to any Pool Receivable or the value of any Pool Receivable, except in accordance with the Credit and Collection Policy;

(xiii) any failure of the Seller to give reasonably equivalent value to any Originator in consideration of the transfer by such Originator to the Seller of any Receivables, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xiv) any reductions in the amount of a Pool Receivable the Obligor of which is a Government Obligor, and the Related Security and Collections with respect thereto, as the result of appropriation by the government or the inability to collect any amount from a Government Obligor;

(xv) any inability to collect the full Outstanding Balance of a Pool Receivable which was entitled to an Administrative Priority as a result of the Obligor’s bankruptcy and which was included as an Eligible Receivable as a result of such Administrative Priority;

(xvi) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivable Interests or any Pool Receivable, Related Security or Contract or any other investigation, litigation or proceeding relating to the Seller or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(xvii) all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Purchaser in connection with such Purchaser’s funding or maintenance of the Receivable Interests) which such Purchaser may sustain as the result of the termination or reduction of any Receivable Interest or the failure by the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) to make any payment of Capital when due;

(xviii) any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(xix) any Event of Termination described in clause (i) of Section 7.01;

(xx) any loss incurred by any Purchaser on any Pool Receivable of a Government Obligor; or

(xxi) any Taxes (other than Excluded Taxes) (A) which may be asserted or imposed in respect of a Pool Receivable and sales thereof or the receipt of Collections or other proceeds with respect to a Pool Receivable or any Related Security, (B) which may arise by reason of the investment or ownership or the sale or other disposition of any Receivable Interest, or any other interest in a Pool Receivable or any Related Security or (C) which may arise otherwise by reason of the execution, delivery, performance or enforcement of the Sale Documents; except that, notwithstanding the foregoing exclusion related to Excluded Taxes, in the event that the conveyance of the Receivable Interests and the Related Security and the other obligations of the Seller hereunder are for any reason determined not to be treated as indebtedness of the Seller for income or franchise tax purposes, the Seller shall indemnify each Indemnified Party in respect of such additional amounts in respect of such Taxes as may be described in clauses (A), (B) or (C), with such amounts being calculated on an after-tax basis, as are imposed on or incurred by an Indemnified Party to the extent that such Taxes would not have been imposed or incurred (or would have been imposed or incurred at different times) had the obligations of the Seller hereunder been treated as indebtedness for such income or franchise tax purposes, as applicable.

SECTION 8.02 Contribution. If for any reason the indemnification provided above in Section 8.01 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

SECTION 9.01 Authorization and Action. Each Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of any Purchaser, the Required Purchasers or all of the Purchasers (and all references in this Agreement to the “Purchasers” shall be deemed to mean “all of the Purchasers”) as provided by this Agreement and such instructions shall be binding upon all parties hereto and all assignees of the Purchasers; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Purchaser prompt notice of each notice given to it by the Seller, or by it to the Seller, pursuant to the terms of this Agreement. The appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Purchaser of its Aggregate Capital, accrued and unpaid Yield and all other amounts due to such Purchaser hereunder and (B) the Administrative Agent of all amounts due hereunder and (ii) the Facility Termination Date.

SECTION 9.02 UCC Filings. The Purchasers and the Seller expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Receivable Interests from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the beneficial owners of the Receivable Interests. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with the provisions of this Article IX. In furtherance of the foregoing, each Purchaser shall be entitled to enforce its rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

SECTION 9.03 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Person and shall not be responsible to any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, or of any Transfer Agreement on the part of the Seller or the Originator a party thereto, or to inspect the property (including the books and records) of the Seller or any Originator; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Transfer Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.04 Citicorp and Affiliates. With respect to any Pool Receivable owned by Citicorp, Citicorp shall have the same rights and powers under this Agreement and any document delivered pursuant hereto as would any Purchaser and may exercise the same as though it were not the Administrative Agent. Citicorp and its Affiliates may generally engage in any kind of business with the Seller, any Originator or any Obligor and any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator or any Obligor or any of their respective Affiliates, all as if Citicorp were not the Administrative Agent and without any duty to account therefor to any Purchaser.

SECTION 9.05 Purchasers’ Purchase Decisions. Each Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase undivided ownership interests in Pool Receivables hereunder. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 9.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ written notice thereof to the Purchasers, the Seller, the Collection Agent and the Secondary Purchasers and may be removed at any time with or without cause by the Required Purchasers. Upon any such resignation or removal, the Purchasers shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Purchasers, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Purchasers’ removal of the Administrative Agent, then Georgia-Pacific shall appoint a Secondary Purchaser or such other Person approved by the Purchasers (which approval will not be unreasonably withheld or delayed) as a successor Administrative Agent. If such successor Administrative Agent is not a Secondary Purchaser, such successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000 or (ii) an Affiliate of such bank and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE X.

ASSIGNMENT OF RECEIVABLE INTERESTS

SECTION 10.01 Assignment. Each Purchaser (with respect to any Receivable Interest) may (i) without the consent of the Seller, grant a security interest therein to its program collateral agent, (ii) without the consent of the Seller, assign to a Majority Affiliate of such Purchaser, another Purchaser or any Majority Affiliate thereof, any Secondary Purchaser or any Majority Affiliate thereof, any of its liquidity providers or to any vehicle administered by a Secondary Purchaser or ~~an affiliate~~a Majority Affiliate of a Secondary Purchaser, which vehicle is rated at least P-1 by Moody’s and either (A) A-1 by S&P or (B) F1 by Fitch and (iii) with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), assign to any other Person (such Person, and the Persons described in clause (ii) above, referred to herein as “Assignees”), and any such Assignee, may, without the written consent of the Seller, assign to any Person described in clause (ii) hereof and may, with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), assign to any other Person, any Receivable Interest. Upon any assignment of a Receivable Interest, (i) the Assignee shall become the owner of such Receivable Interest for all purposes of this Agreement and (ii) the assignor thereof (the “Assignor”) shall relinquish its rights with respect to such Receivable Interest for all purposes of this Agreement. Any assignments hereunder shall be upon such terms and conditions as the Assignor and the Assignee may mutually agree. The parties thereto shall deliver to the Administrative Agent an assignment agreement, in substantially the form of Exhibit D hereto (an “Assignment”), duly executed by such parties, and such Assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee’s right, title and interest in and to any Receivable Interest assigned hereunder, and to enable the Assignee to exercise or enforce any rights hereunder. Upon any assignment pursuant to this Section 10.01, the Assignee thereof shall have all of the rights and obligations (and only such rights and obligations) of the owner of a Receivable Interest hereunder and shall be subject to the same terms and conditions hereunder with respect to its ownership of a Receivable Interest; provided that, an Assignee (other than an assignee described in clause (i) of the first sentence of this Section 10.01) shall not assume any other rights or obligations of a Purchaser hereunder without the consent of the Purchasers (which consent shall not be unreasonably withheld or delayed). The Administrative Agent shall provide notice to the Seller of any assignment hereunder. Any Secondary Purchaser may at any time pledge or ~~assign~~grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to secure obligations of such Secondary Purchaser to a Federal Reserve Bank, and this Section 10.01 shall not apply to any such pledge or ~~assignment~~grant of a security interest; provided that no such pledge or ~~assignment~~grant of a security interest shall release a Secondary Purchaser from any of its obligations hereunder or substitute any such pledgee or ~~assignee~~grantee for such Secondary Purchaser as a party hereto.

SECTION 10.02 Effects of Assignment. By executing and delivering an Assignment, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or any other agreement, instrument or document furnished pursuant hereto; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or the performance or observance by the Seller or any Originator of any of its obligations under this Agreement (in the case of the Seller) or the Transfer Agreements (in the case of the Seller and the Originators) or other agreement, instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchaser the pertinent Receivable Interests; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, any Purchaser, any Secondary Purchaser or any of their Affiliates or such Assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the pertinent Receivable Interests and the Related Security and related Contracts; and (vii) such Assignee agrees that it will not institute against any Purchaser any proceeding of the type referred to in Section 7.01(i).

SECTION 10.03 Additional Purchasers. Unless an Event of Termination or event which, with the giving of notice or the passage of time or both would constitute an Event of Termination shall have occurred and be continuing, the Purchasers may, upon at least three (3) Business Days’ prior written notice to the Seller and the Administrative Agent, cause an Additional Purchaser to become a party to this Agreement by complying with the provisions of this Section 10.03. Each such notice shall set forth the name of the Additional Purchaser, the Pro Rata Share to be acquired by such Additional Purchaser and the desired effective date of such Additional Purchaser becoming a party to this Agreement. Each Additional Purchaser shall, upon the execution of an Addendum by the Purchasers, such Additional Purchaser, the Administrative Agent and the Seller, become a party to this Agreement from and after the date of such execution with the same effect as if such Additional Purchaser had been an original party hereunder.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless in a writing signed by all of the Purchasers or, where permitted under this Agreement, the Required Purchasers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment or waiver of Section 6.03 or of any other provision of this Agreement which affects the rights or obligations of the Administrative Agent shall be effective unless signed by the Administrative Agent. No failure on the part of the Purchasers or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 11.02 Notices, Etc.

(a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by facsimile, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

(b) Any notice to or from, or action or consent by, any Purchaser hereunder shall be sufficient if given to or by, or taken, received or consented to by its respective program administrator (or by any sub-agent thereof) on its behalf.

SECTION 11.03 Assignability; Termination.

(a) This Agreement and each Purchaser’s rights herein (including ownership of each Receivable Interest) shall be assignable by such Purchaser and its respective successors and assigns in accordance with Section 10.01. The term “Purchaser” shall include any owner by assignment or otherwise of a Receivable Interest but shall not include any Person to whom a participation is granted. Neither the Seller nor the Collection Agent may assign its rights hereunder or any interest herein without the prior written consent of the Purchasers, except, in the case of the Collection Agent, as otherwise provided in Article VI hereof.

(b) Any Purchaser may grant participations to any Person without the consent or knowledge of the Seller, any other Purchaser or the Administrative Agent; provided, that such grant will not affect the obligation, if any, of such Purchaser hereunder nor the obligations of the Seller hereunder.

(c) The provisions of Sections 8.01, 11.04, 11.05, 11.06 and 11.07 survive any termination of this Agreement.

SECTION 11.04 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted under Section 8.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration ~~(including periodic auditing of Pool Receivables)~~ of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and expenses of ~~Latham & Watkins~~Kaye Scholer LLP, counsel for the Purchasers, actually incurred with respect to the preparation, execution and delivery of this Agreement, the Secondary Purchase Agreement and the other documents and agreements to be delivered hereunder or thereunder; (ii) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent actually incurred with respect to administration of this Agreement, including without limitation, advising the Administrative Agent as to its rights and remedies hereunder; and (iii) all costs and expenses, if any (including reasonable counsel fees and expenses), actually incurred in connection with the enforcement or amendment of this Agreement and the other documents and agreements to be delivered hereunder.

(b) In addition, the Seller shall pay on demand (i) any and all reasonable costs and expenses actually incurred by any issuing and paying agent or other Person responsible for the administration of each Purchaser’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and (ii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(c) The Seller also shall pay on demand all other reasonable costs and expenses and all taxes (excluding income taxes) actually incurred by a Purchaser or any stockholder of a Purchaser (“Other Costs”), including (i) the costs of auditing such Purchaser’s books by certified public accountants and of rating such Purchaser’s commercial paper by independent financial rating agencies, (ii) the taxes (excluding income taxes) resulting from such Purchaser’s operations and (iii) the reasonable fees and out-of-pocket expenses of counsel for such Purchaser or any counsel for any shareholder of such Purchaser with respect to advising such Purchaser or shareholder as to rights and remedies under this Agreement, the enforcement of this Agreement or advising such Purchaser or shareholder as to matters relating to such Purchaser’s operations; provided, that the Seller and any other persons who from time to time sell receivables or interests therein to such Purchaser (“Other Sellers”) each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; provided, further, that (i) if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs and (ii) if such Other Costs are attributable to any Other Seller and not attributable to the Seller in any way, the Seller shall not be liable for any of such Other Costs.

SECTION 11.05 No Proceedings. The Seller, the Collection Agent and the Administrative Agent each hereby agrees that it will not institute or join against any Purchaser any proceeding of the type referred to in Section 7.01(i).

SECTION 11.06 Confidentiality. Unless otherwise required by applicable law, rule or regulation or by court order or process, the Seller and the Collection Agent agree to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to the Seller’s and the Collection Agent’s legal counsel and auditors if they agree to hold it confidential. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that (i) the foregoing shall not apply with respect to any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws and (ii) the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to such transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 11.07 No Recourse. The obligations of each Purchaser under this Agreement or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof in connection herewith are solely the corporate obligations of such Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Purchaser or any officer in connection herewith, against any stockholder, employee, officer, director or incorporator of such Purchaser. The provisions of this Section 11.07 shall survive the termination of this Agreement.

Notwithstanding the generality of the foregoing, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, Gotham arising out of or based upon this Agreement or any other related agreement against J .H. Management Corporation or against any stockholder, employee, officer, director or incorporator of Gotham or J .H. Management Corporation; provided, however, that the foregoing shall not relieve any such person or entity from any liability that may otherwise arise as a result of the willful misconduct or intentional misrepresentation of such person or entity.

SECTION 11.08 Governing Law; Execution in Counterparts.

(a) THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK ~~(INCLUDING ITS APPLICABLE~~WITHOUT REGARD TO ANY CONFLICT OF LAWS ~~RULES)~~PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE PURCHASERS IN THE RECEIVABLES AND THE RELATED SECURITY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 11.09 Construction of Agreement. It is the intention of each Transfer Agreement that the conveyance by the applicable Originator to the Seller of Receivables shall constitute a purchase and sale and not a secured loan. It is the intention of this Agreement that the Purchases and reinvestments shall convey to the Purchasers, to the extent of their Receivable Interests, undivided ownership interests in the Pool Receivables and that each such transaction shall constitute a purchase and sale and not a secured loan. If, notwithstanding such intention, the conveyance of Receivables from any Originator to the Seller pursuant to a Transfer Agreement shall ever be characterized as a secured loan and not a sale, then the Seller shall be deemed to have transferred to the Purchasers, in addition to the Receivable Interests, all of the Seller’s right, title and interest in, to and under the obligations of such Originator deemed to be secured by a pledge of such Receivables, and, in such event, this Agreement and the filings of the UCC statements referred to in Section 3.01(b) shall be deemed to have granted (subject to the exceptions set forth in Section 4.01 hereof), to the Purchasers a duly perfected security interest prior to all other liens on and security interests in all of the Seller’s right, title, and interest in, to and under the obligations of such Originator to the Seller deemed to be secured by such pledge. If the conveyance of the Receivable Interests from the Seller to the Purchasers shall ever be characterized as a secured loan and not a sale, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Purchasers a duly perfected security interest in all of the Seller’s right, title and interest in, to and under the Pool Receivables, all payments on or with respect to such Pool Receivables, all other rights relating to and payments made in respect of the Pool Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. Although such ownership or security interests may be perfected in the name of the Purchasers, the Administrative Agent shall be deemed to be an independent custodian for purposes of perfection of the ownership or security interest granted to the Seller and such ownership or security interest may also be perfected in the name of the Administrative Agent, for the benefit of the Purchasers.

SECTION 11.10 Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or the

Secondary Purchase Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Administrative Agent for its benefit and the ratable benefit of the Purchasers and the Secondary Purchasers, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Purchasers and the Secondary Purchasers, a security interest in, all of the Seller’s right, title and interest in and to all assets of the Seller, including but not limited to (A) each Transfer Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to such agreements, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to such agreements, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreements, (iv) all claims of the Seller for damages arising out of or for breach of or default under such agreements, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (C) the Lock-Box Accounts and the Depositary Accounts and (D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	G-P RECEIVABLES, INC.

By:
Name:
Title:

133 Peachtree Street, N.E. Atlanta, Georgia 30348-5605 Attention: Treasurer Facsimile No.: (404) 827-7076

COLLECTION AGENT:	GEORGIA-PACIFIC CORPORATION

By:
Name:
Title:

133 Peachtree Street, N.E. Atlanta, Georgia 30348-5605 Attention: Treasurer Facsimile No.: (404) 827-7076

PURCHASERS:	~~BLUE RIDGE ASSET FUNDING CORPORATION~~ VARIABLE FUNDING CAPITAL COMPANY LLC

By:
	~~Name:~~	~~W. Adrian Jordon~~
Wachovia Capital Markets, LLC, as attorney-in-fact

By
	Title:	~~Senior Vice President~~

Variable Funding Capital Company LLC c/o Wachovia Capital Markets, LLC One Wachovia Center, TW-16 Charlotte, North Carolina 28288
Attention: Conduit Administration
Facsimile No.: (704) 383-6036

~~191 Peachtree Street, N.E. Atlanta, GA 30303 Attention: Elizabeth Wagner Facsimile No.: (404) 332-5152~~

CRC FUNDING, LLC

	By:	CITICORP NORTH AMERICA, INC., AS ATTORNEY-IN-FACT

By:
Name:
Title:

Sears Tower 233 South Wacker Drive 86th Floor Chicago, IL 60606
Attention: 4 Facsimile No.:

GOTHAM FUNDING CORPORATION

By:
Name:
Title:

J.H. Management Corporation C/O Ropes & Gray One International Place Room 569 Boston, MA 02110
Attention: Doug Donaldson
Facsimile No.: (617) 951 7050

STARBIRD FUNDING CORPORATION

By:
Name:
Title:

[ADDRESS]

THREE PILLARS FUNDING LLC

By:
Name:
Title:

[ADDRESS]

ADMINISTRATIVE AGENT:	CITICORP NORTH AMERICA, INC., as Administrative Agent

By:
Name:
Title:

~~Sears Tower 233 South Wacker Drive 86th Floor Chicago, IL~~450 Mamaroneck Avenue Harrison, NY ~~60606~~10528
Attention: Global Securitization
Facsimile No.: (914) 899-7890

Annex B to Twelfth

Amendment and Waiver to Second Amended and Restated

Receivables Purchase Agreements

[See attached]

CONFORMED COPY INCORPORATING AMENDMENTS NO. 1-~~11,~~12,

TO THE EXTENT EFFECTIVE AS OF ~~JULY~~DECEMBER ~~1,~~9, 2005

$800,000,000

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of December 19, 2001

Among

G-P RECEIVABLES, INC.

as the Seller

GEORGIA- PACIFIC CORPORATION

as the Collection Agent

CITIBANK, N.A.

THE BANK OF TOKYO-MITSUBISHI, LTD (NEW YORK BRANCH)

WACHOVIA BANK, ~~N.A.~~NATIONAL ASSOCIATION

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH

and

SUNTRUST BANK

as the Secondary Purchasers

and

CITICORP NORTH AMERICA, INC.

as the Administrative Agent

ii

EXHIBITS

EXHIBIT A	Form of Assignment Agreement

EXHIBIT B	Addendum to Agreement

iii

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2001 among G-P ~~Receivables~~RECEIVABLES, ~~Inc~~INC., a Delaware corporation (the “Seller”), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (~~the~~ “~~Collection Agent~~Georgia-Pacific”), CITIBANK, N.A. (“Citibank”), THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH (“BTM”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), BNP PARIBAS, acting through its New York Branch (“BNP Paribas”), SUNTRUST BANK (“SunTrust”) (each of Citibank, BTM, Wachovia, BNP Paribas and SunTrust, individually, a “Secondary Purchaser” and, collectively, the “Secondary Purchasers”) and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent (the “Administrative Agent”) for the Secondary Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Addendum” means an addendum to this Agreement, in substantially the form of Exhibit B hereto, pursuant to which an Additional Secondary Purchaser becomes a party to this Agreement.

“Additional Secondary Purchaser” means each Secondary Purchaser as shall become a party to this Agreement by execution of an Addendum pursuant to Section 10.03 hereof.

“Adjusted LIBOR Rate” means, with respect to a Secondary Purchaser for any Fixed Period, the rate per annum obtained by dividing (a) the arithmetic average (rounded upwards, if necessary, to the nearest multiple of one-sixteenth of one percent per annum) of (i) the offered rates for deposits in United States dollars which appear on the display designated as page “LIBO” (or any successor page quoting the offered rates for United States dollars in the London interbank market) on the Reuter Monitor Money Rates Service, or (ii) if such rates are not obtainable from the Reuter Monitor Money Rates Service, the respective rates notified to the Secondary Purchaser by each of the Reference Banks as the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market, in either case for a period equal to such Fixed Period as such Secondary Purchaser shall select and in an amount comparable to the aggregate amount of Capital of the Receivable Interest to be funded or maintained at or about 11:00 a.m. (London time) on the second Business Day before (and for value on) the first day of such period by (b) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Fixed Period.

“Aggregate Capital” means, at the time of any determination thereof with respect to a Secondary Purchaser, the sum of the Capital for all Receivable Interests of such Secondary Purchaser.

“Assignee” has the meaning specified in Section 10.01.

“Assignment” has the meaning specified in Section 10.01.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Capital” of any Receivable Interest owned by a Secondary Purchaser means the original amount paid by such Secondary Purchaser to the Seller or to a Purchaser (in connection with an assignment as contemplated by Section 2.02(c)), as the case may be, for such Receivable Interest at the time of its purchase by such Secondary Purchaser pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made; provided, further, that such Capital shall not be reduced for the purposes of this Agreement to the extent and so long as Collections to be used to effect an Optional Reduction or a Mandatory Reduction are retained by the Collection Agent (if the Seller or an Affiliate thereof).

“Collection Agent” means at any time the Person (which may include the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

“Collection Agent Fee” has the meaning specified in Section 6.06.

“Commitment” means (i) for all Secondary Purchasers in the aggregate an amount equal to $800,000,000 initially, or such lesser amount as shall reflect any reduction pursuant to Section 2.01(b) and (ii) for each Secondary Purchaser, its Pro Rata Share of such aggregate amount. References to the unused portion of the Commitment shall mean, at any time, the Commitment in effect at such time, less the sum of the Total Aggregate Capital under this Agreement and the “Total Aggregate Capital” under the Primary Purchase Agreement.

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Secondary Purchaser, (ii) a Subsidiary of a Person of which a Secondary Purchaser is a Subsidiary, or (iii) a Person of which a Secondary Purchaser is a Subsidiary; (d) any other Person

2

approved in writing by the Administrative Agent; and (e) an Approved Fund; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Georgia-Pacific or any of Georgia-Pacific’s Affiliates or Subsidiaries.

As used in clause (e) of this definition of “Eligible Assignee” the following terms have the following meanings:

“Approved Fund” means any Fund that is administered or managed by (a) a Secondary Purchaser, (b) an Affiliate of a Secondary Purchaser or (c) an entity or an Affiliate of an entity that administers or manages a Secondary Purchaser.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Eurodollar Reserve Percentage” for any Secondary Purchaser and for any Fixed Period means the reserve percentage applicable to such Secondary Purchaser under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or, if more than one such percentage shall be so applicable, the weighted daily averages of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement of such Secondary Purchaser (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities consisting of or including Eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Fixed Period.

“Event of Termination” has the meaning specified in Article VII.

“Expiration Date” has the meaning specified in Section 2.01(j).

“Facility Termination Date” means the earliest to occur of (i) the Expiration Date, as determined pursuant to Section 2.01(j), (ii) the date of the occurrence of an Event of Termination under Section 7.01(i) of the Primary Purchase Agreement (as incorporated herein by reference), (iii) the date the Facility Termination Date is declared pursuant to Section 7.01 or (iv) the date the Commitment is reduced or falls to zero.

“Investor Rate” for any Settlement Period for any Receivable Interest means:

(a) a rate equal to the weighted average of the Adjusted LIBOR Rate for the Fixed Period occurring within such Settlement Period or portion thereof, plus the per annum rate set forth below opposite the Pricing Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter of Georgia-Pacific, or such other rate as ~~such~~the applicable Secondary ~~Purchase~~Purchaser and the Seller shall agree in writing:

Pricing Level	Pricing Leverage Ratio Greater than	Less than or equal to	Applicable Margin
Level 1	—	~~2.25~~3.50:1.00	~~1.00~~	~~%~~1.75%
Level 2	~~2.25~~3.50:1.00	~~3.25~~4.25:1.00	~~1.25~~	~~%~~2.00%
Level 3	~~3.25~~4.25:1.00	~~4.00~~5.25:1.00	~~1.50~~	~~%~~2.25%
Level 4	~~4.00~~5.25:1.00	—	~~2.00~~	~~%~~2.50%

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(b) if such Receivable Interest is acquired by ~~the~~a Secondary Purchaser pursuant to Section 2.01(d) hereof, with respect to each day during such Settlement Period which is either the first, second or third day immediately following the day notice is given by the Related Purchaser of the assignment of such Receivable Interest, the Base Rate in effect for such day.

(c) if during any Settlement Period more than one of the above-mentioned rates shall be applicable, then the “Investor Rate” for such Settlement Period shall be the daily weighted average of such applicable rates.

(d) for any Settlement Period for any Receivable Interest following an Event of Termination, the “Investor Rate” shall be the Base Rate in effect for such period plus 2.00%.

“Liquidation Fee” means, for any Secondary Purchaser and for any Settlement Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of a Fixed Period pursuant to clause (ii) of the definition thereof) which would have accrued during the remainder of such Settlement Period on all reductions of Capital of the Receivable Interest during such Settlement Period exceeds (ii) the income received by such Secondary Purchaser’s investing the proceeds of such reductions of Capital.

~~“Liquidation Yield~~

~~“Majority Affiliate”~~ means, ~~for~~ as to any ~~Receivable Interest on~~Person, any ~~date, an amount equal to the product~~Subsidiary of ~~(1) the Capital of~~ such ~~Receivable Interest on~~Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such ~~date, (2) the Adjusted LIBOR Rate for such Receivable Interest for~~ Person. For purposes of this definition, a ~~30-day Fixed Period~~Person shall be deemed to ~~commence on~~control another Person if such Person possesses, directly or indirectly, the power to (i) vote 100% of the securities or other equity interests having ordinary voting power for the election of directors (or similar governing body) of such ~~date multiplied by 1.5 and~~ other Person or (~~3) a fraction having~~ii) direct or cause the ~~sum of~~ direction of the ~~Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator.~~management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Originator” means Georgia-Pacific and any direct or indirect Subsidiary of Georgia-Pacific party to a Transfer Agreement and approved by the Purchasers (as of the date hereof being those Subsidiaries specified on Schedule ~~V~~IV of the Primary Purchase Agreement).

“Potential Termination Event” means an event which, with the passage of time or notice or both, would constitute an Event of Termination.

4

“Primary Purchase Agreement” means that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001 among the Seller, the Purchasers and the Administrative Agent, as the same may, from time to time, be amended, modified or supplemented.

“Pro Rata Share” means, for each Secondary Purchaser, the “Pro Rata Share” of the Related Purchaser under the Primary Purchase Agreement.

“Purchase” has the meaning specified in Section 2.01(a).

“Reference Banks” means Citibank, BTM, BNP Paribas, SunTrust and Wachovia, or such other banks as the Secondary Purchasers shall designate with the consent of the Seller.

“Related Purchaser” means, with respect to each Purchaser set forth below, the Person set forth opposite its name, or, in the case of any Additional Purchaser under the Primary Purchase Agreement, the Person specified as such Additional Purchaser’s Related Purchaser.

BNP Paribas	Starbird
BTM	Gotham
Citibank	CRC
SunTrust	Three Pillars
Wachovia Bank	~~Blue Ridge~~VFCC

“Required Secondary Purchasers” means, at a particular time, the Secondary Purchasers, the aggregate Commitment of which is more than 50% of the overall Commitment; provided, that the Commitment for any Purchaser that has breached a material provision of this Agreement shall be zero for so long as such breach has not been cured.

“Subsidiary” means, with respect to any Person, any partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or others performing a comparable function) of such entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Total Aggregate Capital” means, at any time of determination, the sum of the Aggregate Capital for the Secondary Purchasers.

“Unused Commitment” means, with respect to any Secondary Purchaser, the Commitment of such Secondary Purchaser less the Aggregate Capital of such Secondary Purchaser and the “Aggregate Capital” of the Related Purchaser under the Primary Purchase Agreement.

“Yield” means for each Receivable Interest for any Settlement Period

IR x C x	ED	+ LF
360

5

where:

C	=	the daily average (calculated at the close of business each day) Capital of such Receivable Interest during such Settlement Period

IR	=	Investor Rate for such Receivable Interest for such Settlement Period

ED	=	the actual number of days elapsed during such Settlement Period

LF	=	the Liquidation Fee, if any, for such Receivable Interest for such Settlement Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

SECTION 1.02 Defined Terms Incorporated by Reference. Unless otherwise defined in this Agreement and subject to the modifications herein set forth, capitalized terms used in this Agreement or in any provisions of the Primary Purchase Agreement incorporated in this Agreement by reference shall have the meanings given to them in the Primary Purchase Agreement. Without limiting the foregoing, the defined terms “Collection Agent Default”, “Consent and Acknowledgement”, “Credit and Collection Policy”, “Default Ratio”, “Depositary Bank”, “~~Depositary Notice~~Dilution”, “Downgrade Event”, “Investor Report”, “Liquidation Day”, “Lock-Box Agreement”, “Lock-Box Bank”, “~~Originator~~Reserve”, “Significant Potential Termination Event” and “Transfer Agreement” are hereby incorporated by reference together with the related Exhibit E, Schedule III, Schedule VI, Schedule II, Exhibit A, Exhibit B, Schedule I, Schedule IV and Exhibit C, respectively, of the Primary Purchase Agreement, ~~as well as Schedule V thereto~~. All references to “the Administrative Agent” in provisions of the Primary Purchase Agreement incorporated in this Agreement by reference shall, without further reference, mean Citicorp (including its successors and assigns) as Administrative Agent under this Agreement. Each use of the word “hereunder”, “herein” or “hereof” in the provisions of the Primary Purchase Agreement incorporated in this Agreement by reference shall, without further reference, be deemed to be a reference to this Agreement. Unless the context otherwise requires, any reference to a “Purchaser”, the “Required Purchasers” or the “Purchasers” under the Primary Purchase Agreement or in any defined term incorporated in this Agreement by reference shall be deemed to be a reference to a “Secondary Purchaser”, the “Required Secondary Purchasers” or the “Secondary Purchasers” hereunder, and any reference to any Purchaser individually by name shall be deemed to be a reference to the “Related Purchaser” hereunder. Furthermore, all references in such incorporated provisions to “Collections”, “Contract”, “Net Receivables Pool Balance”, “Pool Receivable”, “Receivables Pool” and “Related Security” shall mean the Collections, a Contract, the Net Receivables Pool Balance, a Pool Receivable, the Receivables Pool and the Related Security under this Agreement, respectively. To the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Primary Purchase Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement from the Primary Purchase Agreement is for convenience only, and this Agreement and the Primary Purchase

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Agreement shall at all times be, and be treated as, separate and distinct agreements. Incorporations by reference in this Agreement from the Primary Purchase Agreement shall not be affected or impaired by any subsequent expiration or termination of the Primary Purchase Agreement, nor by any amendment thereof or waiver thereunder unless the parties hereto shall have consented to such amendment or waiver in writing.

SECTION 1.03 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

ARTICLE II.

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01 Purchase Facility.

(a) Each Secondary Purchaser, in the event that its Related Purchaser shall have failed to make a “Purchase” of like amount, term and tenor which was requested by the Seller, or shall have ceased to make reinvestments, in either case under the Primary Purchase Agreement, subject to the other terms and conditions hereinafter set forth, hereby purchases Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall a Secondary Purchaser make any Purchase if after giving effect to such Purchase, such Secondary Purchaser’s Aggregate Capital, together with the Related Purchaser’s “Aggregate Capital” under the Primary Purchase Agreement, would exceed such Secondary Purchaser’s Commitment. Notwithstanding anything to the contrary contained herein, until such time as the parties expressly agree, all Purchases of Receivable Interests hereunder and under the Primary Purchase Agreement shall be made with respect to a single Receivables Pool.

(b) The Seller may, upon at least five Business Days’ notice to the Administrative Agent and the Secondary Purchasers, terminate in whole or reduce in part the unused portion of the Commitment; provided, that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple thereof and shall be applied pro rata among the Secondary Purchasers according to their Pro Rata Shares; provided, further, that any partial reduction of the Commitment for any Secondary Purchaser must not result in a remaining Commitment of less than $25,000,000 or the Commitment for such Secondary Purchaser shall be reduced to zero. Any reductions in the Commitment pursuant to this subsection (b) shall be permanent.

(c) The Seller may, upon at least two Business Days’ written notice to the Administrative Agent and the Secondary Purchasers specifying an Optional Reduction Amount and an Optional Reduction Effective Date, effect an Optional Reduction. Commencing on the Optional Reduction Effective Date, the Collection Agent shall cease the reinvestment of Collections for a period of time such that after giving effect to the amount of Collections which are not reinvested in accordance with the provisions of Section 2.04(b)(ii), the amount of Total Aggregate Capital on the day immediately preceding the Optional Reduction Effective Date is reduced by an amount equal to the Optional Reduction Amount. Any Optional Reduction under this subsection (c) shall be applied pro rata among the Secondary Purchasers according to their

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Pro Rata Shares. The Seller shall indemnify any Secondary Purchaser for all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by any Secondary Purchaser in connection with such Secondary Purchaser’s funding or maintenance of the Receivable Interests), which such Secondary Purchaser may sustain as a result of any Optional Reduction pursuant to this subsection (c).

(d) The Secondary Purchasers recognize and agree that their respective Pro Rata Shares shall be reallocated in accordance with any reallocation of the “Pro Rata Shares” of the Purchasers under the Primary Purchase Agreement. If, as a result of any reallocation, a Secondary Purchaser’s Aggregate Capital exceeds its Pro Rata Share (as reallocated) of the Commitment, such Secondary Purchaser shall transfer a Receivable Interest or Receivables Interest computed on the basis of such excess Capital to the Secondary Purchaser or Secondary Purchasers whose Pro Rata Share has increased as a result of such reallocation in exchange for a cash payment in an amount equal to the aggregate Capital of the Receivable Interests so transferred.

(e) The Seller may, upon thirty days’ prior written notice to the Administrative Agent and the Secondary Purchasers and the written signed consent of the Administrative Agent and the Secondary Purchasers, cease purchasing Receivables from any Originator, and after the Seller ceases purchasing Receivables from such Originator, such Originator shall no longer have the obligations of an Originator for all purposes of this Agreement other than with respect to those obligations which are expressly intended to survive the termination of this Agreement, including, without limitation, the indemnities contained in Section 8.01 as incorporated by reference in the Consent and Acknowledgement to which such Originator is a party. If, as a result of the Seller’s decision to cease purchasing Receivables from any Originator, the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) or the Reserve are no longer reasonable or protective, the Secondary Purchasers may modify the provisions of such Section 7.01(j) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(f) The Seller may, upon thirty days’ prior written notice to the Administrative Agent and the Secondary Purchasers and the written signed consent of the Administrative Agent and the Secondary Purchasers (which consent shall not be unreasonably withheld or delayed), cease purchasing from any Originator all Receivables generated by any division of such Originator (an “Originator Division”), and after the Seller ceases purchasing from such Originator Division, all Receivables generated by such Originator Division, any agreement arising thereafter between such Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services provided by such Originator Division, shall not be a “Contract” for purposes of this Agreement; provided, that any Contract generated by such Originator Division prior to the date the Seller ceases purchasing such Originator Division’s Receivables shall remain a “Contract” under this Agreement. If, as a result of the Seller’s decision to cease purchasing from any Originator all Receivables generated by an Originator Division pursuant to this Section 2.01(f), the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve are no longer reasonable or protective, the Secondary Purchasers may modify the provisions of such

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Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(g) The Seller may, upon ninety days’ prior written notice to the Administrative Agent and the Secondary Purchasers and the written signed consent of the Administrative Agent and the Secondary Purchasers, commence purchasing from any Originator all Receivables generated by any Originator Division, and after the Seller commences purchasing from such Originator all Receivables generated by such Originator Division, all related agreements between the Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or service provided by such Originator Division shall be “Contracts” for purposes of this Agreement. If, as a result of the Seller’s decision to commence purchasing from any Originator all Receivables generated by an Originator Division pursuant to this Section 2.01(g), the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve are no longer reasonable or protective, the Secondary Purchasers may modify the provisions of such Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(h) If Georgia-Pacific sells or otherwise conveys or disposes of the stock of any Originator, upon the effective date of such sale, such Originator shall no longer be an Originator under the Primary Purchase Agreement; provided, that if the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve are no longer reasonable or protective as a result of such sale, the Secondary Purchasers may modify the provisions of such Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(i) If Georgia-Pacific ~~Corporation~~, Fort James Operating Company or any Restricted Transferee is an Originator and such Originator sells or otherwise disposes of all or a substantial portion of its assets to any Person other than another Originator, the Seller shall deliver to the Secondary Purchasers at the time of such sale a pro forma Investor Report eliminating therefrom the Receivables of Georgia-Pacific ~~Corporation~~, Fort James Operating Company or such Restricted Transferee, as applicable. If, based upon such report, the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve are no longer reasonable or protective as a result of such sale, the Secondary Purchasers may modify the provisions of such Section 7.01(j) of the Primary Purchase Agreement (as incorporated herein by reference) or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(j) The Expiration Date shall be 364 days from the date hereof; provided, that the Expiration Date may be extended for an additional 364-day period at the end of each 364-day period from the date hereof if the Seller gives each Secondary Purchaser written notice not later than 45 days prior to each such period (beginning with the first such period) and each Secondary

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Purchaser provides the Seller with its written consent to such extension not later than 30 days after receipt of the Seller’s notice; provided, however, that the Expiration Date shall not be later than the “Facility Termination Date” of the Primary Purchase Agreement. As of December 9, 2005, the Expiration Date is December 8, 2006.

SECTION 2.02 Making Purchases.

(a) Each Purchase shall be made on at least two Business Days’ notice from the Seller to each Secondary Purchaser. Each such notice shall specify (i) the amount requested to be paid to the Seller (which shall not be less than $5,000,000), and (ii) the date of such Purchase (which shall be a Business Day). Any notice from the Seller to a Related Purchaser to make a “Purchase” under the Primary Purchase Agreement shall be deemed to satisfy the notice provisions hereof. No Secondary Purchaser shall be responsible for any failure by any other Secondary Purchaser to perform its obligations to make a Purchase hereunder nor shall the Commitment of any Secondary Purchaser be increased or decreased as a result of such failure.

(b) On the date of each Purchase, each Secondary Purchaser shall (but only to the extent its respective Related Purchaser shall not have funded a Purchase under the Primary Purchase Agreement), upon satisfaction of the applicable conditions set forth in Section 3.01 and Section 3.02, make available to the Seller in same day funds, at the Seller’s account with JPMorgan Chase Bank, ~~One~~N.A., account number 10-31343, an amount equal to the initial Capital of such Receivable Interest purchased by such Secondary Purchaser. Each notice given by the Seller pursuant to subsection (a) above (other than a notice given under the Primary Purchase Agreement which is deemed to be notice hereunder) shall be irrevocable and binding on the Seller and the Seller shall indemnify each Secondary Purchaser against any loss or expense incurred by such Secondary Purchaser as a result of any failure by the Seller to accept the amount requested to be paid by such Secondary Purchaser, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by such Secondary Purchaser by reason of the liquidation or reemployment of funds acquired or requested by such Secondary Purchaser to fund such requested amount.

(c) Each Secondary Purchaser hereby agrees that it may, in its sole discretion, subject to the satisfaction of the applicable conditions set forth in Section 3.01 and Section 3.02 hereof and upon the request of such Secondary Purchaser’s Related Purchaser, acquire by assignment from such Related Purchaser any “Receivable Interest” owned and maintained by such Related Purchaser under the Primary Purchase Agreement. The Seller hereby agrees that each such acquisition, if any, shall be considered to be a Purchase requested by the Seller for all purposes hereunder other than with respect to the obligation of the Secondary Purchasers to deliver funds to the Seller in respect of such acquisition and with respect to the requirement of three Business Days’ notice of a Purchase being given by the Seller. The Seller hereby acknowledges that the Secondary Purchasers may provide Liquidity Facilities to such Secondary Purchaser’s Related Purchaser and nothing in this Section 2.02(c) shall preclude the assignment by a Purchaser to such Secondary Purchaser under a Liquidity Facility of any such “Receivable Interest” or any borrowing under any Liquidity Facility in respect of any such “Receivable Interest” in accordance with the terms and conditions thereof.

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SECTION 2.03 Incorporation by Reference. Section 2.03 of the Primary Purchase Agreement is hereby incorporated herein by reference, except that each reference therein to the “Reinvestment Termination Date” shall be deemed to be a reference to the “Facility Termination Date”.

SECTION 2.04 Incorporation by Reference. Section 2.04 of the Primary Purchase Agreement is hereby incorporated herein by reference.

SECTION 2.05 Fees. The Seller shall pay to the Secondary Purchasers fees in the amounts and at the times specified in the Fee Letter.

(a) The Collection Agent (if other than the Seller) shall be paid a Collection Agent Fee as set forth in Section 6.06 hereof.

(b) The Seller shall pay to the Administrative Agent a fee as separately agreed between the Seller and the Administrative Agent.

SECTION 2.06 Incorporation by Reference. Section 2.06 of the Primary Purchase Agreement is hereby incorporated herein by reference.

SECTION 2.07 Incorporation by Reference. Section 2.07 of the Primary Purchase Agreement is hereby incorporated herein by reference.

SECTION 2.08 Yield Protection.

(a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, including Regulation D of the Board of Governors of the Federal Reserve System, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Secondary Purchaser or any Person controlling any Secondary Purchaser, or any permitted assignee under this Agreement (each of which being an “Affected Party”) with any request or directive of any such authority, central bank or comparable agency or any change in the application of GAAP (in any case, whether or not having the force of law,

(A) shall subject an Affected Party to any tax (except for taxes on the overall net income of such Affected Party), duty or other charge with respect to the Receivable Interests or any right to make purchases, or shall change the basis of taxation of payments to an Affected Party of its Capital or Yield or any other amounts due under this Agreement in respect of its Capital or its rights, if any, to make purchases; or

(B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

(C) shall impose any other condition affecting the Receivable Interests or the Secondary Purchaser’s rights, if any, to make purchases;

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and the result of any of the foregoing is (i) to increase the cost to, or, in the case of Regulation D referred to above, to impose a cost on an Affected Party funding or making or maintaining any Receivable Interest, or (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement with respect thereto, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If an Affected Party shall reasonably determine that the adoption of any applicable law, rule, regulation, directive or guideline regarding capital adequacy, or any change in or phase-in of any applicable law, rule, regulation, directive or guideline or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by an Affected Party with any request or directive regarding capital adequacy of any such authority, central bank or comparable agency or any change in the application of GAAP (in any case, whether or not having the force of law, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) Each Affected Party will promptly notify the Seller of any event of which it has knowledge occurring after the date hereof which will entitle such Affected Party to compensation pursuant to this Section 2.08. If an Affected Party fails to give such notice within 90 days after it obtains actual knowledge of such event and such result, such Affected Party shall be entitled to compensation pursuant to this Section 2.08 only to the extent such additional amount or reduction accrues on or after the date 90 days prior to the date on which such Affected Party gives such notice.

(d) In determining any amount provided for in this Section 2.08, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.08 shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error; provided, that the failure to deliver any such certificate shall not affect the Affected Party’s right to payment hereunder unless notice as required by Section 2.08(c) has not been given.

(e) If the Seller shall become obligated to pay amounts under this Section 2.08 to any Affected Party, and the Seller shall not then be obligated to pay amounts under this Section 2.08 to Affected Parties with respect to all of the Secondary Purchasers, the Seller shall have the right to require such Affected Party (or the Purchaser through whom such Affected Party has made such claim) to sell and assign, and within 60 days of the Seller’s request to such effect, such Affected Party or Secondary Purchaser, as the case may be, shall sell and assign, all of its interests, rights and obligations under this

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Agreement to an Assignee (but no Assignee shall have any obligation to make any such purchase) or to an assignee identified by the Seller and approved by the Administrative Agent and the Related Purchaser, which approval shall not be unreasonably withheld; provided, however, that (i) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any governmental authority, (ii) the assigning Affected Party shall have received from such Assignee or such assignee full payment in immediately available funds of all amounts payable to it in respect of Capital, accrued Yield and fees and other amounts owing to it under or in connection with this Agreement and the other Sale Documents, (iii) the assigning Affected Party shall have been released of any and all liabilities and obligations under this Agreement, (iv) such assignment shall be without representation or warranty (except to the extent set forth in the related Assignment) by the assigning Affected Party and shall be at the sole expense of the Seller and (v) the assigning Affected Party shall continue to have the benefit of all indemnities and other agreements under this Agreement which survive the termination of this Agreement.

SECTION 2.09 Incorporation by Reference. Section 2.09 of the Primary Purchase Agreement is hereby incorporated herein by reference.

SECTION 2.10 Incorporation by Reference. Section 2.10 of the Primary Purchase Agreement is hereby incorporated herein by reference.

ARTICLE III.

CONDITIONS OF PURCHASES

SECTION 3.01 Conditions Precedent to Initial Purchase. The initial Purchase of Receivable Interests under this Agreement is subject to the conditions precedent that the Secondary Purchasers shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Secondary Purchasers and the Administrative Agent:

(a) Certificates of the Secretary or Assistant Secretary of the Seller and each Originator certifying the names and true signatures of their respective officers authorized to sign this Agreement, the Certificates and the other documents to be delivered by them hereunder or in connection herewith, evidence of authorization of the transactions contemplated hereby, the articles of incorporation or formation (attached and appropriately certified by the Secretary of State of the Seller’s and each Originator’s jurisdiction of incorporation or formation) and the by-laws and all amendments thereto of the Seller and each Originator.

(b) Executed financing statements (including any assignments of and amendments to financing statements previously filed), to be filed on or before the date of such initial Purchase under the UCC of all jurisdictions that the Secondary Purchasers or the Administrative Agent may deem necessary or desirable in order (i) to perfect the ownership interests contemplated by this Agreement and (ii) to perfect the ownership interests of the Seller in the receivables purchased by the Seller from the Originators pursuant to the Transfer Agreements.

(c) Executed UCC termination statements, if any, necessary to release all security interests and other rights of any Person (other than the Purchasers and the Secondary Purchasers) in the Receivables, Contracts or Related Security previously granted by the Seller or any Originator.

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(d) Evidence (including Uniform Commercial Code search reports) that all Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances other than those held by the Purchasers and the Secondary Purchasers.

(e) An executed Transfer Agreement and Consent and Acknowledgment from each Originator.

(f) A favorable opinion of counsel for the Seller and for each Originator as to such matters as the Purchasers or the Administrative Agent may reasonably request, including, without limitation, bankruptcy opinions with respect to “true sale” and nonconsolidation.

SECTION 3.02 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase and each acceptance of an assignment pursuant to Section 2.02(c) hereof) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each Purchase, the Collection Agent shall have delivered to the Secondary Purchasers and the Administrative Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Secondary Purchasers, all Investor Reports as and when due under Section 6.02(g) and, on or prior to the date of the initial Purchase, an Investor Report containing then current information acceptable to the Secondary Purchasers, and (b) on the date of each Purchase or reinvestment, all conditions specified in respect thereof under Article II hereof shall have been complied with and the following statements shall be true (and acceptance of the proceeds of such Purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Article IV are correct on and as of the date of such Purchase or reinvestment as though made on and as of such date,

(ii) no event has occurred and is continuing, or would result from such Purchase or reinvestment, that constitutes (x) in the case of a Purchase, an Event ~~of~~ of Termination or ~~a~~a Potential Termination Event and (y) in the case of reinvestment, an Event of Termination or a Significant Potential Termination Event,

(iii) the Facility Termination Date shall not have occurred,

(iv) the Internal Revenue Service shall not have filed a notice of lien pursuant to Section 6323 of the Code with regard to any assets of the Seller or any Originator, and the Pension Benefit Guaranty Corporation shall not have filed a notice of lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller or any Originator, unless such liens (1) have been suspended or (2) are being contested in good faith by the Seller or such Originator and have been bonded in the full amount thereof; provided, however, that with respect to any Originator, the amount of such lien shall be greater than $50,000,000, and

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(v) in the case of any particular Secondary Purchaser, its respective Related Purchaser shall have failed to make a “Purchase” of like amount, term and tenor which was requested by the Seller, or shall have ceased to make reinvestments, in either case under the Primary Purchase Agreement, and (c) the Secondary Purchasers shall have received such other approvals, opinions or documents as they may reasonably request.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Incorporation by Reference. Article IV of the Primary Purchase Agreement is hereby incorporated herein by reference, except that each reference to the “Secondary Purchase Agreement” shall be deemed to be a reference to the “Primary Purchase Agreement.”

ARTICLE V.

COVENANTS

SECTION 5.01 Incorporation by Reference. Article V of the Primary Purchase Agreement is hereby incorporated herein by reference, except that (a) each reference therein to the “Secondary Purchase Agreement” shall be deemed to be a reference to the “Primary Purchase Agreement,” (b) each reference therein to a “Purchaser” or the “Purchasers” shall be deemed to be a reference to a “Secondary Purchaser” or the “Secondary Purchasers” and (c) each reference therein to the “Required Purchasers” shall be deemed to be a reference to the “Required Secondary Purchasers.”

ARTICLE VI.

ADMINISTRATION AND COLLECTION

SECTION 6.01 Designation of Collection Agent. The administration and collection of the Pool Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.01. Georgia-Pacific is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement. ~~So long as no Downgrade Event~~At any time when a Collection Agent Default has occurred and is continuing, the Administrative Agent may, in its sole discretion or at the request of the Required Secondary Purchasers ~~may~~, designate as Collection Agent any Person (including a Purchaser or a Secondary Purchaser) to succeed Georgia-Pacific or any successor Collection Agent, if such Person shall consent and agree to the terms hereof; ~~provided~~, ~~that if a Downgrade Event has occurred and is continuing, Georgia-Pacific may be removed as Collection Agent by the Administrative Agent at the request of the Required Secondary Purchasers~~. Unless the Required Secondary Purchasers determine in their sole discretion that it would be impractical or inadvisable to do so, the Secondary Purchasers shall give the Seller and the Collection Agent at least five Business Days’ notice of any such designation. The Collection Agent may, with the prior consent of the Secondary Purchasers, subcontract with any other Person for the administration and collection of all or a significant portion of the Pool Receivables; provided, that the Collection Agent may, so long as it is ~~the~~

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SellerGeorgia-Pacific, subcontract with an Originator for the administration and collection of the Pool Receivables without the consent of the Secondary Purchasers; provided, further, that Georgia-Pacific may, without the consent of the Secondary Purchasers, subcontract with any other Person for the administration and collection of Pool Receivables as authorized by the Credit and Collection Policy. Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof.

SECTION 6.02 Duties of Collection Agent.

(a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, each Secondary Purchaser and the Administrative Agent hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01 hereof, as agent for itself and for the owners of Receivable Interests to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts.

(b) The Collection Agent shall administer the Collections in accordance with the procedures described herein and in Section 2.04. ~~The Collection Agent shall set aside and hold in trust for the account of the Seller and each Secondary Purchaser, their respective shares of the Collections of Pool Receivables in accordance with Section 2.04 but shall not be required, except either upon the request of the Administrative Agent acting at the direction of the Required Secondary Purchasers or upon the occurrence and during the continuance of an Event of Termination or a Potential Termination Event or on each day on which the Seller is required to deliver a Daily Activity Report pursuant to Section 5.01(j)(ix), to segregate the funds constituting each Secondary Purchaser’s share of such Collections from the general funds of the Collection Agent or the Seller prior to the remittance thereof in accordance with Section 2.04. If the Collection Agent shall be required to segregate Collections pursuant to the proceeding sentence, the Collection Agent shall segregate and deposit to the Agent’s Account such allocable share of Collections of Pool Receivables set aside for the Secondary Purchasers on the first Business Day following receipt by the Collection Agent of such Collections. Any Collections deposited to the Agent’s Account shall be applied in accordance with Section 2.04(e).~~

(c) If no Event of Termination or Potential Termination Event shall have occurred, the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Collection Agent deems appropriate to maximize Collections in respect thereof; provided, that the extension or adjustment by the Collection Agent of a Receivable which is a Defaulted Receivable or a Delinquent Receivable shall not change the status of such Receivable for purposes of this Agreement.

(d) The Collection Agent shall hold in trust for the Seller and the Secondary Purchasers, in accordance with their respective interests, all Records that evidence or relate to Pool Receivables and shall, as soon as practicable upon demand of the Administrative Agent acting at the direction of the Required Secondary Purchasers, deliver or make available to the Administrative Agent all Records in its possession which evidence or relate to Pool Receivables.

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(e) The Collection Agent, shall as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Pool Receivables representing the Seller’s undivided fractional ownership interest therein, less all reasonable out-of-pocket costs and expenses of the Collection Agent of servicing, administering and collecting the Pool Receivables to the extent not covered by the Collection Agent Fee received by it, and (ii) any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f) The Collection Agent shall, from time to time at the request of a Secondary Purchaser, furnish to such Secondary Purchaser (promptly after any such request) a calculation of the amounts set aside for such Secondary Purchaser pursuant to Section 2.04 hereof.

(g) On or prior to each Investor Report Date, the Collection Agent shall prepare and forward to each Secondary Purchaser and the Administrative Agent (i) an Investor Report relating to each Receivable Interest outstanding on the immediately preceding Settlement Date, and (ii) if requested by a Secondary Purchaser, a listing by Obligor of all Pool Receivables outstanding on such Settlement Date, together with an analysis of the aging of such Pool Receivables by Obligor and such additional information as may be reasonably requested by such Secondary Purchaser. So long as no Event of Termination then exists, the Collection Agent will use its best efforts to provide the Secondary Purchasers and the Administrative Agent with the information in clauses (i) and (ii) above on a more frequent basis if requested by any of the Secondary Purchasers. Following an Event of Termination and during the continuation thereof, the Collection Agent will provide the Secondary Purchasers and the Administrative Agent with the information in clauses (i) and (ii) above on a more frequent basis if required by the Required Secondary Purchasers.

(h) The Collection Agent will, to the extent permitted by applicable law and with respect to any amount not paid by the Collection Agent when required to be paid hereunder, pay on demand interest to each Secondary Purchaser at a rate per annum equal to 2% above the Base Rate, provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

(i) The Collection Agent’s authorization under this Agreement will terminate after the Facility Termination Date, upon payment in full of all amounts payable to the Secondary Purchasers and the Collection Agent under this Agreement.

SECTION 6.03 Rights of the Administrative Agent.

(a) Upon five days notice to the Seller, unless the Required Secondary Purchasers determine in their sole discretion that it would be impracticable or inadvisable to give such notice, the Administrative Agent at the direction of the Required Secondary Purchasers is authorized at any time to date and to deliver to the Lock-Box Banks and to the Depositary Bank, the Lock-Box Notices; provided, that if a Downgrade Event or an Event of Termination has occurred and is continuing, such action by the Administrative Agent may be taken at any time in the sole discretion of the Administrative Agent or at the direction of any Secondary Purchaser. The Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent delivers such Lock-Box Notices, the exclusive ownership and control of such Lock-Box Accounts or such Depositary Accounts. The Seller shall, and shall cause each Originator to, take

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any actions reasonably requested by the Administrative Agent to effect such transfer. The Administrative Agent at the direction of the Required Secondary Purchasers may notify the Obligors of Pool Receivables, at any time and at the Seller’s expense, of the ownership of Receivable Interests under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. In furtherance of the foregoing, the Administrative Agent shall, upon the direction of the Required Secondary Purchasers, be entitled to take all such actions as it deems necessary or advisable to exercise dominion and control over the collection and servicing of the Pool Receivables including such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Administrative Agent rather than the Seller. Unless the Required Secondary Purchasers determine in their sole discretion that it would be impractical or inadvisable to do so or if a Downgrade Event or Event of Termination has occurred and is continuing, the Secondary Purchasers must give the Seller five days prior notice of any such action.

(b) At any time following the designation of a Collection Agent other than Georgia-Pacific pursuant to Section 6.01:

(i) The Administrative Agent may, and at the direction of the Required Secondary Purchasers shall, direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Administrative Agent or its designee.

(ii) The Seller shall, and shall cause each Originator to, at the Administrative Agent’s request and at the expense of the Seller and the Originators, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Administrative Agent or a designee of the Administrative Agent approved by the Required Secondary Purchasers.

(iii) The Seller shall, and shall cause each Originator to, at the Administrative Agent’s request (which shall be at the direction of the Required Secondary Purchasers) and at the expense of the Seller and the Originators, (A) assemble all of the Records that evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Administrative Agent or its designee, at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and the Required Secondary Purchasers and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(iv) The Seller hereby authorizes the Administrative Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Administrative Agent and the Required Secondary Purchasers, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

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SECTION 6.04 Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

(a) The Seller shall, and shall cause each Originator to, perform its obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests and Receivables had not been sold and the exercise by the Administrative Agent and by the Secondary Purchasers of their rights hereunder shall not release the Collection Agent, the Seller or any Originator from any of their duties or obligations with respect to any Pool Receivables or under the related Contracts; and

(b) Neither the Administrative Agent nor the Secondary Purchasers shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or any Originator thereunder.

SECTION 6.05 Further Actions Evidencing Purchases.

(a) The Seller shall, and shall cause each Originator to, from time to time, at their expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Administrative Agent or any Secondary Purchaser may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable any Secondary Purchaser or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Seller and each Originator will upon the request of any Secondary Purchaser or the Administrative Agent (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that any Secondary Purchaser or the Administrative Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Secondary Purchasers, evidencing that Receivable Interests therein have been sold; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Secondary Purchasers, evidencing that Receivable Interests therein have been sold; provided that the actions specified in clauses (ii) and (iii) may be directed by the Required Secondary Purchasers or the Administrative Agent only upon the occurrence of an Event of Termination or a Potential Termination Event.

(b) The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c) If the Collection Agent fails to perform any of its obligations hereunder, any Secondary Purchaser or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and such Secondary Purchaser’s or the Administrative

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Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller (if the Collection Agent that fails to so perform is Georgia-Pacific or an Affiliate thereof) as provided in Section 8.01 or Section 9.04, as applicable.

SECTION 6.06 Collection Agent Fee. The Collection Agent shall be paid a collection fee (the “Collection Agent Fee”) of 1% per annum on the average daily amount of the Outstanding Balance of all Pool Receivables payable monthly in arrears on each Settlement Date. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.

ARTICLE VII.

EVENTS OF TERMINATION

SECTION 7.01 Incorporation by Reference; Additional Events of Termination. If any of the events specified in subsection (a) or subsection (b) below (“Events of Termination”) shall occur and be continuing:

(a) The text set forth in Sections 7.01(a) through (r) of the Primary Purchase Agreement is incorporated herein by reference as if set forth herein in its entirety, except that each reference to the “Secondary Purchase Agreement” shall be deemed to be a reference to the “Primary Purchase Agreement”, each use of the word “hereunder”, “hereof” or “herein” shall be deemed to be a reference to this Agreement and any reference to a “Purchaser”, the “Required Purchasers” or the “Purchasers” shall be deemed to be a reference to a “Secondary Purchaser”, the “Required Secondary Purchasers” or the “Secondary Purchasers”); or

(b) the occurrence or declaration of an “Event of Termination” under the Primary Purchase Agreement, unless cured or waived;

then, and in any such event, at the direction of the Required Secondary Purchasers, the Administrative Agent shall, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and (y) designate another Person to succeed Georgia-Pacific as the Collection Agent, subject to the approval of the Secondary Purchasers; provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (i) of this Section 7.01, the Facility Termination Date shall occur. Upon any such declaration or designation or upon any such automatic termination, (i) each Receivables Pool shall be fixed as of the Business Day immediately preceding the Facility Termination Date and the Collection Agent shall prepare and forward to each Secondary Purchaser and the Administrative Agent, within one Business Day after the Facility Termination Date, an Investor Report relating to each Receivable Interest outstanding on the Business Day immediately preceding the Facility Termination Date, and (ii) the Secondary Purchasers and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

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ARTICLE VIII.

INDEMNIFICATION

SECTION 8.01 Indemnities by the Seller. Without limiting any other rights that the Administrative Agent or the Secondary Purchasers or any Affiliate thereof and their respective officers, directors, employees, advisors and agents (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for uncollectible Receivables (except to the extent the Seller has recourse against the Originator with respect to such Receivable on grounds other than the noncollectability of the Receivable) or (c) except as set forth below, any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limitation of the generality of the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the ~~creation of a~~characterization in any Investor Report or other written statement made by or on behalf of the Seller of any Receivable ~~Interest in any Pool Receivable~~(1) as an Eligible Receivable which ~~is not at~~, as of the date of ~~the creation of~~ such ~~Receivable Interest an Eligible Receivable~~Investor Report or other statement, is not an Eligible Receivable or (2) as included in the Net Receivables Pool Balance which, as of the date of such Investor Report or other statements, should not be included in the Net Receivables Pool Balance;

(ii) reliance on any representation or warranty made or deemed made by the Seller or any Originator (or any of their respective Responsible Officers) or any statement made by any Responsible Officer of the Seller or any Originator under or in connection with this Agreement which shall have been incorrect when made;

(iii) the failure by the Seller or any Originator to comply with any applicable law, rule or regulation;

(iv) the failure to vest in a Secondary Purchaser an undivided percentage ownership interest, to the extent of such Secondary Purchaser’s Receivable Interest, in the Receivables (including, without limitation, Receivables of Government Obligors) in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim other than as authorized hereunder;

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(v) the failure to vest in the Seller all right, title and interest in the Receivables purchased by the Seller from any Originator pursuant to a Transfer Agreement, free and clear of any Adverse Claim other than as authorized hereunder;

(vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction, or under applicable law with respect to the assignment of Receivables of Government Obligors or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(vii) any dispute, claim, offset (including on account of any Dilution) or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods, merchandise or service related to such Receivable or the furnishing or failure to furnish such goods, merchandise or services;

(viii) any failure of the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), to perform their respective duties or obligations in accordance with the provisions of this Agreement;

(ix) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(x) any loss incurred by any Secondary Purchaser as a result of the Outstanding Balance of all Pool Receivables from the same Obligor, expressed as a percentage of the aggregate Outstanding Balance of Eligible Receivables, being in excess of the Concentration Limit or, if applicable, Special Concentration Limit for such Obligor;

(xi) the commingling of Collections of Pool Receivables at any time with other funds;

(xii) any action or omission by the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), reducing or impairing the rights of a Secondary Purchaser with respect to any Pool Receivable or the value of any Pool Receivable, except in accordance with the Credit and Collection Policy;

(xiii) any failure of the Seller to give reasonably equivalent value to any Originator in consideration of the transfer by such Originator to the Seller of any Receivables, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

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(xiv) any reductions in the amount of a Pool Receivable the Obligor of which is a Government Obligor, and the Related Security and Collections with respect thereto, as the result of appropriation by the government or the inability to collect any amount from a Government Obligor;

(xv) any inability to collect the full Outstanding Balance of a Pool Receivable which was entitled to an Administrative Priority as a result of the Obligor’s bankruptcy and which was included as an Eligible Receivable as a result of such Administrative Priority;

(xvi) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivable Interests or any Pool Receivable, Related Security or Contract or any other investigation, litigation or proceeding relating to the Seller or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(xvii) all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Secondary Purchaser in connection with such Secondary Purchaser’s funding or maintenance of the Receivable Interests) which such Secondary Purchaser may sustain as the result of the termination or reduction of any Receivable Interest or the failure by the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) to make any payment of Capital when due;

(xviii) any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(xix) any Event of Termination described in clause (i) of Section 7.01 of the Primary Purchase Agreement (as incorporated herein by reference);

(xx) any loss incurred by any Secondary Purchaser on any Pool Receivable of a Government Obligor; or

(xxi) any Taxes (other than Excluded Taxes) (A) which may be asserted or imposed in respect of a Pool Receivable and sales thereof or the receipt of Collections or other proceeds with respect to a Pool Receivable or any Related Security, (B) which may arise by reason of the investment or ownership or the sale or other disposition of any Receivable Interest, or any other interest in a Pool Receivable or any Related Security or (C) which may arise otherwise by reason of the execution, delivery, performance or enforcement of the Sale Documents; except that, notwithstanding the foregoing exclusion related to Excluded Taxes, in the event that the conveyance of the Receivable Interests and the Related Security and the other obligations of the Seller hereunder are for any reason determined not to be treated as indebtedness of the Seller for income or franchise tax purposes, the Seller shall indemnify each Indemnified Party in respect of such

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additional amounts in respect of such Taxes as may be described in clauses (A), (B) or (C), with such amounts being calculated on an after-tax basis, as are imposed on or incurred by an Indemnified Party to the extent that such Taxes would not have been imposed or incurred (or would have been imposed or incurred at different times) had the obligations of the Seller hereunder been treated as indebtedness for such income or franchise tax purposes, as applicable.

SECTION 8.02 Contribution. If for any reason the indemnification provided above in Section 8.01 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

SECTION 9.01 Authorization and Action. Each Secondary Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of any Secondary Purchaser, the Required Secondary Purchasers or all of the Secondary Purchasers (and all references in this Agreement to the “Secondary Purchasers” shall be deemed to mean “all of the Secondary Purchasers”) as provided by this Agreement and such instructions shall be binding upon all parties hereto and all assignees of the Secondary Purchasers; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Secondary Purchaser prompt notice of each notice given to it by the Seller, or by it to the Seller, pursuant to the terms of this Agreement. The appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Secondary Purchaser of its Aggregate Capital, accrued and unpaid Yield and all other amounts due to such Secondary Purchaser hereunder and (B) the Administrative Agent of all amounts due hereunder and (ii) the Facility Termination Date.

SECTION 9.02 UCC Filings. The Secondary Purchasers and the Seller expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Receivable Interests from the Seller to the Secondary Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Secondary Purchasers and that such listing will not affect in any way the status of the Secondary Purchasers as the beneficial owners of the Receivable Interests. In addition, such listing shall impose no duties on the Administrative

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Agent other than those expressly and specifically undertaken in accordance with the provisions of this Article IX. In furtherance of the foregoing, each Secondary Purchaser shall be entitled to enforce its rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

SECTION 9.03 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Person and shall not be responsible to any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, or of any Transfer Agreement on the part of the Seller or the Originator a party thereto, or to inspect the property (including the books and records) of the Seller or any Originator; (iv) shall not be responsible to any Secondary Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Transfer Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.04 Citicorp and Affiliates. With respect to any Pool Receivable owned by Citicorp, Citicorp shall have the same rights and powers under this Agreement and any document delivered pursuant hereto as would any Secondary Purchaser and may exercise the same as though it were not the Administrative Agent. Citicorp and its Affiliates may generally engage in any kind of business with the Seller, any Originator or any Obligor and any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator or any Obligor or any of their respective Affiliates, all as if Citicorp were not the Administrative Agent and without any duty to account therefore to any Secondary Purchaser.

SECTION 9.05 Secondary Purchasers’ Purchase Decisions. Each Secondary Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Secondary Purchaser and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase undivided ownership interests in Pool Receivables hereunder. Each Secondary Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Secondary Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 9.06 Indemnification. Each Secondary Purchaser agrees to indemnify the Administrative Agent and the “Administrative Agent” under the Primary Purchase Agreement (in each case, to the extent not reimbursed by the Seller hereunder or thereunder),

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ratably according to the ratio its Commitment bears to the aggregate Commitment of the Secondary Purchasers, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or the “Administrative Agent” under the Primary Purchase Agreement, as the case may be, in any way relating to or arising out of this Agreement or the Primary Purchase Agreement, as the case may be, or any action taken or omitted by the Administrative Agent under this Agreement or the “Administrative Agent” under the Primary Purchase Agreement, as the case may be, provided that a Secondary Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or the “Administrative Agent” under the Primary Purchase Agreement, as the case may be. Without limitation of the generality of the foregoing, each Secondary Purchaser agrees to reimburse the Administrative Agent or the “Administrative Agent” under the Primary Purchase Agreement, as the case may be, ratably according to the ratio its Commitment bears to the aggregate Commitment of the Secondary Purchasers, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or the “Administrative Agent” under the Primary Purchase Agreement, as the case may be, in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Primary Purchase Agreement, as the case may be, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Secondary Purchasers hereunder and are approved by the Secondary Purchasers or the Purchasers under the Primary Purchase Agreement and are approved by the Purchasers, as the case may be, and to the extent that the Administrative Agent or the “Administrative Agent” under the Primary Purchase Agreement, as the case may be, is not reimbursed for such expenses by the Seller.

SECTION 9.07 Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ written notice thereof to the Secondary Purchasers, the Seller, the Collection Agent and the Purchasers and may be removed at any time with or without cause by the Required Secondary Purchasers. Upon any such resignation or removal, the Secondary Purchasers shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Secondary Purchasers, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Secondary Purchasers’ removal of the Administrative Agent, then Georgia-Pacific shall appoint a Secondary Purchaser or such other Person approved by the Purchasers (which approval will not be unreasonably withheld or delayed) as a successor Administrative Agent. If such successor Administrative Agent is not a Secondary Purchaser, such successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000 or (ii) an Affiliate of such bank and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.

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After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE X.

ASSIGNMENT OF RECEIVABLE INTERESTS

SECTION 10.01 Assignment. Each Secondary Purchaser (with respect to any Receivable Interest) may (i) without the consent of the Seller, assign to a Majority Affiliate of such Secondary Purchaser, another Secondary Purchaser or any Majority Affiliate thereof, any Purchaser or any Majority Affiliate thereof, or to any vehicle administered by a Secondary Purchaser or ~~an affiliate~~a Majority Affiliate of a Secondary Purchaser which vehicle is rated at least P-1 by Moody’s and either (A) A-1 by S&P or (B) F1 by Fitch and (ii) with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), to any other Person (such Person, and the Persons described in clause (i) above, referred to herein as “Assignees”), and any such Assignee, may, without the written consent of the Seller, assign to any Person described in clause (i) hereof and may, with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), assign to any other Person, its Commitment or any Receivable Interest, in either case, in whole or in part; provided, however, that any assignment of a Secondary Purchaser’s Commitment to a Purchaser or to any vehicle organized by a Secondary Purchaser pursuant to clause (i) above at a time when such Purchaser or such vehicle cannot issue a commitment to make Purchases shall be made only with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed). Upon any assignment of a Receivable Interest, (i) the Assignee shall become the owner of such Receivable Interest for all purposes of this Agreement and (ii) the assignor thereof (the “Assignor”) shall relinquish its rights with respect to such Receivable Interest for all purposes of this Agreement. Any assignments hereunder shall be upon such terms and conditions as the Assignor and the Assignee may mutually agree. The parties thereto shall deliver to the Administrative Agent an assignment agreement, in substantially the form of Exhibit BA hereto (an “Assignment”), duly executed by such parties, and such Assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee’s right, title and interest in and to any Receivable Interest assigned hereunder, and to enable the Assignee to exercise or enforce any rights hereunder . Upon any assignment pursuant to this Section 10.01, the Assignee thereof shall have all of the rights and obligations (and only such rights and obligations) of the owner of a Receivable Interest hereunder and shall be subject to the same terms and conditions hereunder with respect to its ownership of a Receivable Interest; provided that, an Assignee (other than an assignee described in clause (i) of the first sentence of this Section 10.01) shall not assume any other rights or obligations of a Secondary Purchaser hereunder without the consent of the Secondary Purchasers (which consent shall not be unreasonably withheld or delayed). The Administrative Agent shall provide notice to the Seller of any assignment hereunder. Any Secondary Purchaser may at any time pledge or ~~assign~~grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to secure obligations of such Secondary Purchaser to a Federal Reserve Bank, and this Section 10.01 shall not apply to any such pledge or ~~assignment~~grant of a security interest; provided that no such pledge or ~~assignment~~grant of a security interest shall release a Secondary Purchaser from any of its obligations hereunder or substitute any such pledgee or ~~assignee~~grantee for such Secondary Purchaser as a party hereto.

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SECTION 10.02 Effects of Assignment. By executing and delivering an Assignment, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other agreement, instrument or document furnished pursuant hereto; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or the performance or observance by the Seller or any Originator of any of its obligations under this Agreement (in the case of the Seller) or the Transfer Agreements (in the case of the Seller and the Originators) or other agreement, instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase the pertinent Receivable Interests; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, any Secondary Purchaser, any Purchaser or any of their Affiliates or such Assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the pertinent Receivable Interests and the Related Security and related Contracts; and (vii) such Assignee agrees that it will not institute against any ~~Secondary~~ Purchaser any proceeding of the type referred to in Section 7.01(i) of the Primary Purchase Agreement.

SECTION 10.03 Additional Secondary Purchasers. Unless an Event of Termination or event which, with the giving of notice or the passage of time or both would constitute an Event of Termination shall have occurred and be continuing, the Secondary Purchasers may, upon at least three (3) Business Days’ prior written notice to the Seller and the Administrative Agent, cause an Additional Secondary Purchaser to become a party to this Agreement as a Secondary Purchaser in respect of its respective Related Purchaser by complying with the provisions of this Section 10.03. Each such notice shall set forth the name of the Additional Secondary Purchaser, the respective Related Purchaser, the Commitment to be acquired by such Additional Secondary Purchaser and the desired effective date of such Additional Secondary Purchaser becoming a party to this Agreement. Each Additional Secondary Purchaser shall, upon the execution of an Addendum by the applicable Secondary Purchasers, such Additional Secondary Purchaser, the Administrative Agent and the Seller, become a party to this Agreement from and after the date of such execution with the same effect as if such Additional Secondary Purchaser had been an original party hereunder.

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ARTICLE XI.

MISCELLANEOUS

SECTION 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless in a writing signed by all of the Secondary Purchasers or, where permitted under this Agreement, the Required Secondary Purchasers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment or waiver of Section 6.03 or of any other provision of this Agreement which affects the rights or obligations of the Administrative Agent shall be effective unless signed by the Administrative Agent. No failure on the part of the Secondary Purchasers or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by facsimile, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 11.03 Assignability; Termination.

(a) This Agreement and each Secondary Purchaser’s rights herein (including ownership of each Receivable Interest) shall be assignable by such Secondary Purchaser and its respective successors and assigns in accordance with Section 10.01. The term “Secondary Purchaser” shall include any owner by assignment or otherwise of a Receivable Interest but shall not include any Person to whom a participation is granted. Neither the Seller nor the Collection Agent may assign its rights hereunder or any interest herein without the prior written consent of the Secondary Purchasers, except, in the case of the Collection Agent, as otherwise provided in Article VI hereof.

(b) Any Secondary Purchaser may grant participations to any Person without the consent or knowledge of the Seller, any other Secondary Purchaser or the Administrative Agent; provided, that such grant will not affect the obligation, if any, of such Secondary Purchaser hereunder nor the obligations of the Seller hereunder.

(c) The provisions of Sections 8.01, 11.04, 11.05, 11.06 and 11.07 survive any termination of this Agreement.

SECTION 11.04 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted under Section 8.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses actually incurred in connection with the preparation, execution, delivery and administration ~~(including periodic auditing of Pool Receivables)~~ of this Agreement and the other documents and agreements to be

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delivered hereunder, including, without limitation, (i) the reasonable fees and expenses of ~~Latham & Watkins~~Kaye Scholer LLP, counsel for the Secondary Purchasers, actually incurred with respect to the preparation, execution and delivery of this Agreement, the Primary Purchase Agreement and the other documents and agreements to be delivered hereunder or thereunder; (ii) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent actually incurred with respect to administration of this Agreement, including without limitation, advising the Administrative Agent as to its rights and remedies hereunder; and (iii) all costs and expenses, if any (including reasonable counsel fees and expenses), actually incurred in connection with the enforcement or amendment of this Agreement and the other documents and agreements to be delivered hereunder.

(b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(c) The Seller also shall pay on demand all other reasonable costs, expenses and all taxes (excluding income taxes) actually incurred by a Secondary Purchaser or any stockholder of a Secondary Purchaser (“Other Costs”), including (i) the costs of auditing such Secondary Purchaser’s books by certified public accountants, (ii) the taxes (excluding income taxes) resulting from such Secondary Purchaser’s operations and (iii) the reasonable fees and out-of-pocket expenses of counsel for such Secondary Purchaser or any counsel for any shareholder of such Secondary Purchaser with respect to advising such Secondary Purchaser or shareholder as to rights and remedies under this Agreement, the enforcement of this Agreement or advising such Secondary Purchaser or shareholder as to matters relating to such Secondary Purchaser’s operations; provided, that the Seller and any other persons who from time to time sell receivables or interests therein to such Secondary Purchaser (“Other Sellers”) each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; provided, further, that (i) if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs and (ii) if such Other Costs are attributable to any Other Seller and not attributable to the Seller in any way, the Seller shall not be liable for any of such Other Costs.

SECTION 11.05 Confidentiality. Unless otherwise required by applicable law, rule or regulation or by court order or process, the Seller and the Collection Agent agree to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to the Seller’s and the Collection Agent’s legal counsel and auditors if they agree to hold it confidential. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that (i) the foregoing shall not apply with respect to any information for which

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nondisclosure is reasonably necessary in order to comply with applicable securities laws and (ii) the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to such transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 11.06 No Recourse. The obligations of each Secondary Purchaser under this Agreement or any other agreement, instrument, document or certificate executed and delivered by or issued by such Secondary Purchaser or any officer thereof in connection herewith are solely the corporate obligations of such Secondary Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Secondary Purchaser or any officer in connection herewith, against any stockholder, employee, officer, director or incorporator of such Secondary Purchaser. The provisions of this Section 11.07 shall survive the termination of this Agreement.

SECTION 11.07 Governing Law; Execution in Counterparts.

(a) THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK ~~(INCLUDING ITS APPLICABLE CONFLICT~~WITHOUT REGARD TO ANY PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS ~~RULES~~)OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE SECONDARY PURCHASERS IN THE RECEIVABLES AND THE RELATED SECURITY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 11.08 Construction of Agreement. It is the intention of each Transfer Agreement that the conveyance by the applicable Originator to the Seller of Receivables shall constitute a purchase and sale and not a secured loan. It is the intention of this Agreement that the Purchases and reinvestments shall convey to the Secondary Purchasers, to the extent of their Receivable Interests, undivided ownership interests in the Pool Receivables and that each such transaction shall constitute a purchase and sale and not a secured loan. If, notwithstanding such intention, the conveyance of Receivables from any Originator to the Seller pursuant to a Transfer Agreement shall ever be characterized as a secured loan and not a sale, then the Seller shall be deemed to have transferred to the Secondary Purchasers, in addition to the Receivable Interests, all of the Seller’s right, title and interest in, to and under the obligations of such Originator deemed to be secured by a pledge of such Receivables, and, in such event, this Agreement and the filings of the UCC statements referred to in Section 3.01(b) shall be deemed to have granted (subject to the exceptions set forth in Section 4.01 of the Primary Purchase Agreement), to the

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Secondary Purchasers a duly perfected security interest prior to all other liens on and security interests in all of the Seller’s right, title, and interest in, to and under the obligations of such Originator to the Seller deemed to be secured by such pledge. If the conveyance of the Receivable Interests from the Seller to the Secondary Purchasers shall ever be characterized as a secured loan and not a sale, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Secondary Purchasers a duly perfected security interest in all of the Seller’s right, title and interest in, to and under the Pool Receivables, all payments on or with respect to such Pool Receivables, all other rights relating to and payments made in respect of the Pool Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. Although such ownership or security interest may be perfected in the name of each Secondary Purchaser, the Administrative Agent shall be deemed to be an independent custodian for purposes of perfection of the ownership or security interest granted to the Seller hereunder, and such ownership or security interest may also be perfected in the name of the Administrative Agent, for the benefit of the Secondary Purchasers.

SECTION 11.09 Actions by Secondary Purchasers. The Secondary Purchasers expressly recognize and agree that in making any determination or taking any action hereunder which is required to be made or taken by the Required Secondary Purchasers or all of the Secondary Purchasers, the Purchasers shall be treated as if they were Secondary Purchasers hereunder and no determination or action hereunder shall be made or taken which would be inconsistent with or contrary to a determination or action made or taken under the Primary Purchase Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:

G-P RECEIVABLES, INC.

By:
Name:
Title:

133 Peachtree Street, N.E.
Atlanta, Georgia 30348-5605
Attention: Treasurer
Facsimile No.: (404) 827-7076

COLLECTION AGENT:

GEORGIA-PACIFIC CORPORATION:

By:
Name:
Title:

133 Peachtree Street, N.E.
Atlanta, Georgia 30348-5605
Attention: Treasurer
Facsimile No.: (404) 827-7076

SECONDARY PURCHASERS:

CITIBANK, N.A.

By:
Name:
Title:

399 Park Avenue
New York, New York 10043
Attention:
Facsimile No.:

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THE BANK OF TOKYO-MITSUBISHI, LTD. (NEW YORK BRANCH)

By:
Name:
Title:

1251 Avenue of the Americas
New York, New York 10020
Attention: Securitization Group
Facsimile No.: (212) 782-6448

WACHOVIA BANK, ~~N.A.~~NATIONAL ASSOCIATION

By:
Name:
Title:

[Address]
Attention:
Facsimile No.:

BNP PARIBAS, NEW YORK BRANCH

By:
Name:
Title:

SUNTRUST BANK

By:
Name:
Title:

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ADMINISTRATIVE AGENT:

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:
Name:
Title:

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